UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No.         )

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THE WENDY’S COMPANY

Name of the Registrant as Specified In Its Charter

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The Wendy’s Company One Dave Thomas Boulevard Dublin, Ohio 43017 (614) 764-3100

April 11, 2016

Dear Fellow Stockholders:

It is our pleasure to invite you to join us at the 2016 Annual Meeting of Stockholders (the “Annual Meeting”) of The Wendy’s Company (the “Company”), which will be held on Thursday, May 26, 2016, at 10:00 a.m. (EDT) at the Thomas Conference Center located at the Company’s corporate offices, One Dave Thomas Boulevard, Dublin, Ohio 43017. The Board of Directors and management hope that you will be able to attend the Annual Meeting.

The attached Notice of Annual Meeting of Stockholders and Proxy Statement describe the business to be conducted at the Annual Meeting. At the Annual Meeting, we will also review the Company’s 2015 performance and discuss our plans to continue delivering value to you, our stockholders.

The Company’s successful performance in 2015 built on a history of strong results and is a testament to the relevance of the Wendy’s® brand with today’s consumers, the customer-focused commitment of our restaurant teams and our exceptional base of growth-oriented franchisees. In 2015, we unlocked the strength of our core brand business and our rich food heritage, achieving an attractive balance between core menu items, premium LTOs and value offerings. Featuring favorites like Baconator®, innovative new items like the Jalapeño Fresco Spicy Chicken Sandwich and Ghost Pepper Fries and the launch of our 4 for $4 Meal, our marketing and operations initiatives drove 3.3% growth in North America system same restaurant sales and profitable customer count growth.

Our Image Activation restaurant reimaging program continues to transform the face of the brand at the restaurant level and is delivering in a highly effective way. In 2015, the Wendy’s North America system reimaged 450 restaurants and built 70 new restaurants. As of the end of 2015, the Wendy’s system was 22% reimaged, putting us well on track to reach our 2020 goals of opening 1,000 new restaurants and having at least 60% of system restaurants on our Image Activation design. We have an incredible partnership with our franchise community on Image Activation, new restaurant development and other brand initiatives. We are grateful for their steadfast commitment to investing in the Wendy’s brand and providing our customers with a Deliciously DifferentTM restaurant experience.

The combination of strong sales momentum and the acceleration of Image Activation has also contributed to significant growth in North America restaurant average unit sales volumes. In 2015, AUVs for system restaurants increased by 3.4% to an all-time high of $1.54 million, and we remain on track to achieve our 2020 goal of $2.0 million AUVs. Through our strong core business performance, we exceeded our financial goals for 2015, as Company restaurant margins improved 190 basis points, adjusted EBITDA increased 10% and adjusted earnings per share grew 14% from the prior year.

We also took substantial positive steps in 2015 to enhance our economic model and capital structure to support long-term income and growth for stockholders. We refinanced our long-term debt by completing a $2.275 billion whole business securitization and used the net proceeds to return $1.2 billion in cash to our stockholders through share repurchases and dividends. At the same time, we continued to invest in the reimaging of our restaurants, new restaurant development and technology initiatives to connect with our customers and drive productivity in our restaurants.

In 2015, we continued to strengthen the Wendy’s franchise system through our System Optimization initiative. We sold 327 Company-operated restaurants in the U.S. and Canada to strong franchise operators who are dedicated to people development, Image Activation and new restaurant growth. We believe System Optimization will continue to drive us towards a more predictable and sustainable earnings growth model as we transition to a 95% franchised system. In addition to the sale of Company-operated restaurants, we also played an active role in facilitating franchisee-to-franchisee restaurant transfers, as some franchisees move into retirement while others seek to grow. This ongoing System Optimization at the franchise level strengthens our brand and gives growth-oriented franchisees an opportunity to expand their presence within the Wendy’s system.

Beyond our strong business performance, the heart of the Wendy’s brand lies in our rich family culture and the core values left to us by our founder, Dave Thomas. We steadfastly support the Dave Thomas Foundation for Adoption® and its tireless efforts to find permanent, loving homes for children waiting in the foster care system. We surpassed a milestone in 2015 by celebrating the adoption of the 5,000th child through the Wendy’s Wonderful Kids® program, but we recognize that so many more children need and deserve our help. We will continue to rely on the strength of the Wendy’s brand and the passionate advocacy of our franchisees, employees and suppliers to raise awareness and funds for children who are waiting to find their forever families. We encourage you to visit www.davethomasfoundation.org or www.aboutwendys.com to learn more about this worthy cause.

Finally, we encourage you to participate in the Annual Meeting by voting your shares – regardless of the size of your holdings. Every vote is important, and your participation enables us to listen and act on what matters to you as a stockholder. Accordingly, whether or not you plan to attend the Annual Meeting, please promptly complete and return your proxy card in the enclosed envelope, or submit your proxy by telephone or via the Internet as described in the instructions included with your proxy card.

We thank you for your support as a stockholder of The Wendy’s Company, and we look forward to a fulfilling and successful 2016.

Sincerely,

EMIL J. BROLICK	TODD A. PENEGOR
Chief Executive Officer	President and Chief Financial Officer

NOTICE OF 2016 ANNUAL MEETING OF STOCKHOLDERS

Thursday, May 26, 2016, 10:00 (EDT)

The 2016 Annual Meeting of Stockholders (the “Annual Meeting”) of The Wendy’s Company (the “Company”) will be held on Thursday, May 26, 2016, at 10:00 a.m. (EDT) at the Thomas Conference Center located at the Company’s corporate offices, One Dave Thomas Boulevard, Dublin, Ohio 43017.

ITEMS OF BUSINESS

At the Annual Meeting, you will be asked to:

(1)	Elect 11 directors to hold office until the Company’s next annual meeting of stockholders;

(2)	Approve amendments to the Company’s Certificate of Incorporation to provide stockholders with a “proxy access” right;

(3)	Ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for 2016;

(4)	Vote on an advisory resolution to approve executive compensation; and

(5)	Transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

RECORD DATE

The record date for the Annual Meeting is March 28, 2016. All holders of record of shares of the Company’s common stock at the close of business on the record date are entitled to vote on all business transacted at the Annual Meeting or any adjournment or postponement thereof.

VOTING YOUR PROXY

Your vote is important! Stockholders are cordially invited to attend the Annual Meeting. Whether or not you plan to attend, please promptly complete and return your proxy card in the enclosed envelope, or submit your proxy by telephone or via the Internet as described in the instructions included with your proxy card. You may vote in person if you attend the Annual Meeting.

ANNUAL MEETING ADMISSION

For your comfort and security, admission to the Annual Meeting will be by ticket only. If you are a registered stockholder (i.e., your shares are held in your name) and plan to attend the Annual Meeting, your admission ticket is either your notice regarding the Internet availability of proxy materials or the top portion of your proxy card, whichever you have received. If you are a beneficial owner (i.e., your shares are held by a broker, bank or other holder of record) and plan to attend the Annual Meeting, your admission ticket is either your notice regarding the Internet availability of proxy materials or the top portion of your voting instruction form, whichever you have received. Stockholders who do not obtain admission tickets in advance may obtain them upon verification of ownership at the registration desk on the day of the Annual Meeting. If you plan to attend the Annual Meeting in person, please read the Proxy Statement for important information about admission requirements for the Annual Meeting.

By Order of the Board of Directors:

DANA KLEIN

Assistant Secretary

April 11, 2016

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders

to be held on May 26, 2016: This Notice of Annual Meeting of Stockholders, the Proxy Statement

and the 2015 Annual Report to Stockholders are available at: www.proxyvote.com.

PROXY STATEMENT – TABLE OF CONTENTS

        The Wendy’s Company 2016 Proxy Statement        i

ii        The Wendy’s Company 2016 Proxy Statement

The Wendy’s Company One Dave Thomas Boulevard Dublin, Ohio 43017 (614) 764-3100

PROXY STATEMENT FOR 2016 ANNUAL MEETING OF STOCKHOLDERS

PROXY STATEMENT SUMMARY

This summary highlights information about The Wendy’s Company (“Wendy’s” or the “Company”) and certain information contained elsewhere in this Proxy Statement for the Company’s 2016 Annual Meeting of Stockholders to be held on Thursday, May 26, 2016, at 10:00 a.m. (EDT), and any adjournment or postponement thereof (the “Annual Meeting”). This summary does not contain all of the information that you should consider in voting your shares, and you should read the entire Proxy Statement carefully before voting. For more complete information regarding the Company’s 2015 performance, please review the Company’s Annual Report on Form 10-K for the fiscal year ended January 3, 2016 (the “2015 Form 10-K”). References in this Proxy Statement to “2015,” “2014,” “2013” and other years mean the Company’s fiscal years for the periods indicated.

HOW TO CAST YOUR VOTE

Even if you plan to attend the Annual Meeting in person, please cast your vote as soon as possible in one of the following ways:

Internet	Telephone	Mail
Visit www.proxyvote.com. You will need the 12-digit number included in your proxy card, voting instruction form or notice regarding the Internet availability of proxy materials.	Call (800) 690-6903. You will need the 12-digit number included in your proxy card, voting instruction form or notice regarding the Internet availability of proxy materials.	Complete, sign and date your proxy card or voting instruction form and return it in the envelope provided or to the address indicated on your proxy card or voting instruction form.

If you plan to attend the Annual Meeting in person, you will need to bring an admission ticket and photo identification. If your shares are held in the name of a broker, bank or other nominee, you will need to bring a “legal proxy” from the record holder to vote those shares at the Annual Meeting.

VOTING MATTERS AND BOARD RECOMMENDATIONS

	MANAGEMENT PROPOSALS	BOARD VOTE RECOMMENDATION	PAGE REFERENCE (FOR MORE DETAIL)
Proposal 1:	Election of 11 directors	FOR each nominee	10
Proposal 2:	Approval of amendments to the Company’s Certificate of Incorporation to provide stockholders with a “proxy access” right	FOR	71
Proposal 3:	Ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for 2016	FOR	75
Proposal 4:	Advisory resolution to approve executive compensation	FOR	77

        The Wendy’s Company 2016 Proxy Statement        1

DIRECTOR NOMINEES

The following table provides summary information about the 11 director nominees. Additional information about each nominee’s experience, qualifications, attributes and skills can be found beginning on page 11.

NAME	AGE	DIRECTOR SINCE	OCCUPATION	INDEPENDENT		CURRENT BOARD COMMITTEES (1)(2)	OTHER PUBLIC BOARDS
Nelson Peltz	73	1993	Chief Executive Officer and founding partner of Trian Fund Management, L.P.			CSR*, Executive*	3
Peter W. May	73	1993	President and founding partner of Trian Fund Management, L.P.			C&I*, CSR, Executive	1
Emil J. Brolick	68	2011	Chief Executive Officer of The Wendy’s Company			C&I, Executive	—
Janet Hill	68	2008	Principal at Hill Family Advisors	✓		Compensation	2
Dennis M. Kass	65	2015	Former Chairman and Chief Executive Officer of Jennison Associates, LLC		✓	—	1
Joseph A. Levato	75	1996	Former Executive Vice President and Chief Financial Officer of Triarc Companies, Inc. (predecessor to The Wendy’s Company)		✓	Audit*, B&I, Compensation, CSR	—
Michelle “Mich” J. Mathews-Spradlin	49	2015	Former Chief Marketing Officer and Senior Vice President of Microsoft Corporation		✓	Compensation	—
Matthew H. Peltz	33	2015	Partner of Trian Fund Management, L.P.			—	—
Todd A. Penegor	50	—	President and Chief Financial Officer of The Wendy’s Company			—	—
Peter H. Rothschild	60	2010	Managing Member of Daroth Capital LLC		✓	Audit, N&CG	—
Arthur B. Winkleblack	58	—	Former Executive Vice President and Chief Financial Officer of H. J. Heinz Company		✓	—	2

(1)	B&I: Benefits and Investment;	C&I: Capital and Investment;	CSR: Corporate Social Responsibility;	N&CG Nominating and Corporate Governance;	* Committee Chair.
(2)	It is anticipated that the Board of Directors will determine committee assignments at the Board’s organizational meeting immediately following the Annual Meeting.

CORPORATE GOVERNANCE HIGHLIGHTS

The Company is committed to maintaining strong corporate governance practices as a critical component of driving sustained stockholder value. Our Board of Directors (the “Board of Directors” or the “Board”) continually monitors emerging best practices in corporate governance to serve the interests of our stockholders. Highlights of our current governance practices are set forth below.

BOARD OF DIRECTORS	STOCKHOLDER INTERESTS	EXECUTIVE COMPENSATION

•  Annual election of directors

•  Majority voting for directors in uncontested elections with director resignation policy

•  Separation of our Board Chairman and Chief Executive Officer

•  Majority independent Board

•  Fully independent key Board committees

•  Regular executive sessions of non-employee and independent directors

•  Over 98% average Board and committee meeting attendance in 2015

•  Active Board and committee oversight of risk management

•  Comprehensive Corporate Governance Guidelines and Code of Ethics

•  Annual limit on cash and equity awards granted to non-employee directors

•  No stockholder rights plan or “poison pill”

•  Stockholders have the ability to act by written consent

•  Stockholders have the ability to call special meetings

•  No supermajority voting requirements

•  No exclusive forum selection clause

•  No fee-shifting bylaw provisions

•  Management proposal to provide stockholders with a “proxy access” right

•  Annual “say-on-pay” advisory vote

•  Strong pay-for-performance philosophy with emphasis on at-risk compensation

•  Multiple performance metrics in annual and long-term incentive plans

•  Engage independent outside compensation consultants

•  Limited perquisites and benefits

•  No pension or SERP benefits

•  Clawback provisions in our 2010 Omnibus Award Plan

•  No speculative trading or hedging transactions

•  “Double trigger” required for change in control equity vesting

•  Significant stock ownership and retention guidelines

2        The Wendy’s Company 2016 Proxy Statement

2015 BUSINESS PERFORMANCE AND EXECUTIVE COMPENSATION PROGRAM HIGHLIGHTS

During 2015, the Company achieved strong operating and financial results and continued to execute our brand vision to Delight Every Customer™ by providing a Deliciously Different™ restaurant experience. Led by Chief Executive Officer Emil J. Brolick, Chief Financial Officer Todd A. Penegor and the rest of our senior leadership team, the Company drove significant improvements in the corporate and restaurant-level economic model, accelerated the transformation of the Wendy’s® brand and continued to strengthen the Wendy’s franchise system. We achieved significant year-over-year improvements in our key operating and financial metrics, sustained our strong momentum with new restaurant development and our Image Activation restaurant reimaging program, continued our transition to a predominantly franchised business model and returned $1.2 billion in cash to stockholders through dividends and share repurchases. Through our strong operating results and execution of our strategic initiatives, we delivered total stockholder return of 21% in 2015 and 144% on a three-year basis.

2015 was also highlighted by the implementation of thoughtful succession planning, as the Company announced that Mr. Brolick planned to retire from management duties with the Company in May 2016. As part of the succession plan, Mr. Penegor was appointed President of the Company effective January 4, 2016, and Mr. Penegor is expected to succeed Mr. Brolick in the Chief Executive Officer role after a transition period that began in the first quarter of 2016. Mr. Brolick is expected to continue to serve on the Board of Directors upon his retirement to ensure continuity of leadership and strategic focus for the Company.

Our executive compensation program is designed to support the Company’s business objectives by linking executive pay to individual performance, the Company’s attainment of annual and multi-year operating and financial goals and the creation of long-term stockholder value. In accordance with our pay-for-performance philosophy, variable (i.e., at-risk) incentives constituted the most significant portion of total direct compensation for 2015 for our Chief Executive Officer (82%) and other named executive officers as a group (69%).

The primary components of our 2015 executive compensation program are summarized in the table below and are further described in the “Compensation Discussion and Analysis” beginning on page 30.

ELEMENT	AT-RISK	FORM	METRICS	PURPOSE
Base Salary	No	Cash	—	Attract and retain highly qualified executives by providing an appropriate level of fixed cash compensation that reflects the experience, responsibilities and performance of each executive
Annual Incentive	Yes	Cash	Adjusted EBITDA (70%) Same Restaurant Sales (30%)	Align executive pay with individual and Company performance by motivating and rewarding executives over a one-year time frame based on the achievement of strategic business and financial objectives
Long-Term Incentives	Yes	Equity • Stock Options (60%) • Performance Units (40%)	Share Price Adjusted EPS (50%) Relative TSR (50%)

Align the interests of executives with the interests of stockholders and retain highly qualified executives by motivating and rewarding executives over a multi-year time frame based on the performance of our Common Stock and the achievement of strategic business and financial objectives

Consistent with our executive compensation philosophy, the base salaries, target total cash compensation and target total direct compensation of our senior executives for 2015, on average, fell within the competitive range of market median. The Company’s strong sales and financial performance in 2015 supported an annual cash incentive payout at 152.6% of target, prior to adjustment for individual performance.

        The Wendy’s Company 2016 Proxy Statement        3

Summary compensation information for our named executive officers for 2015 is summarized in the following table (excluding Darrell G. van Ligten and Craig S. Bahner, who left the Company prior to the end of 2015). These amounts are presented in accordance with accounting assumptions and Securities and Exchange Commission (“SEC”) rules, and the amounts that executives actually receive may vary substantially from what is reported in the equity awards columns of the table.

NAME AND PRINCIPAL POSITION	SALARY (S)	BONUS ($)	STOCK AWARDS ($)	OPTION AWARDS ($)	NON-EQUITY INCENTIVE PLAN COMPENSATION ($)	ALL OTHER COMPENSATION ($)	TOTAL ($)
Emil J. Brolick Chief Executive Officer	1,168,904	—	1,499,991	2,249,998	3,290,438	68,915	8,278,246
Todd A. Penegor President and Chief Financial Officer	679,863	—	399,993	599,998	965,672	30,200	2,675,726
Robert D. Wright Executive Vice President, Chief Operations Officer	490,479	—	359,992	539,999	638,345	30,200	2,059,015
R. Scott Toop Former Senior Vice President, General Counsel and Secretary	491,822	—	263,986	395,998	560,805	30,200	1,742,811
Scott A. Weisberg Chief People Officer	419,329	—	219,992	330,000	546,213	30,200	1,545,734

We encourage you to read the “Compensation Discussion and Analysis” beginning on page 30 for a detailed discussion of how our executive compensation program was designed and implemented in 2015 to achieve our overall compensation objectives. Stockholders should also review the “2015 Summary Compensation Table” on page 42, as well as the related compensation tables, notes and narrative, which provide detailed information regarding the compensation of our named executive officers for 2015.

4        The Wendy’s Company 2016 Proxy Statement

THE ANNUAL MEETING

Annual Meeting Details

The accompanying proxy is being solicited by the Board of Directors of The Wendy’s Company in connection with the Company’s 2016 Annual Meeting of Stockholders to be held on Thursday, May 26, 2016, at 10:00 a.m. (EDT) at the Thomas Conference Center located at the Company’s corporate offices, One Dave Thomas Boulevard, Dublin, Ohio 43017, and any adjournment or postponement thereof. Directions to the Annual Meeting are available on the Company’s website at www.aboutwendys.com. This Proxy Statement and an accompanying proxy card will first be mailed to stockholders, or made available to stockholders electronically via the Internet, on or about April 13, 2016.

Voting Your Proxy

When a stockholder returns a proxy card that is properly signed and dated, the shares represented by the proxy card will be voted by the persons named as proxies in the proxy card in accordance with the stockholder’s instructions. Stockholders may specify their choices by marking the appropriate boxes on their proxy card. If a proxy card is signed, dated and returned by a stockholder without specifying choices, the shares represented by the proxy card will be voted as recommended by the Board of Directors. The Company does not have cumulative voting.

Pursuant to the Company’s Restated Certificate of Incorporation (as amended, the “Certificate of Incorporation”) and By-Laws (as amended and restated, the “By-Laws”), business transacted at the Annual Meeting is limited to the purposes stated in the Notice of Annual Meeting of Stockholders and any other matters that may properly come before the Annual Meeting. Except for the proposals described in this Proxy Statement, no other matters currently are intended to be brought before the Annual Meeting by the Company or, to the Company’s knowledge, any other person. The proxy being solicited by the Board does, however, convey discretionary authority to the persons named as proxies in the accompanying proxy card to vote on any other matters that may properly come before the Annual Meeting. A proxy may be revoked by a stockholder at any time prior to the time it is voted by giving notice of revocation either personally or in writing to the Corporate Secretary of the Company at the Company’s principal executive offices.

Annual Meeting Admission

Only holders of shares of the Company’s common stock, par value $0.10 per share (the “Common Stock”), at the close of business on March 28, 2016, their authorized representatives and invited guests of the Company will be able to attend the Annual Meeting. For your comfort and security, admission to the Annual Meeting will be by ticket only, and packages and bags may be inspected and required to be checked in at the registration desk. You also will be required to present a valid government-issued photo identification.

If you are a registered stockholder (i.e., your shares are held in your name) and plan to attend the Annual Meeting, your admission ticket is either your notice regarding the Internet availability of proxy materials or the top portion of your proxy card, whichever you have received. If you are a beneficial owner (i.e., your shares are held in the name of a broker, bank or other holder of record) and plan to attend the Annual Meeting, your admission ticket is either your notice regarding the Internet availability of proxy materials or the top portion of your voting instruction form, whichever you have received. In addition, you can obtain an admission ticket in advance of the Annual Meeting by sending a written request to the Corporate Secretary of the Company at the Company’s principal executive offices. Please be sure to enclose proof of ownership, such as a bank or brokerage account statement or a letter from the bank or broker verifying that you were the beneficial owner of the shares on March 28, 2016. Stockholders who do not obtain admission tickets in advance of the Annual Meeting may obtain them upon verification of ownership at the registration desk on the day of the Annual Meeting. The Company may issue admission tickets to persons other than stockholders in its sole discretion.

If you are the representative of a corporation, limited liability company, partnership or other legal entity that holds shares of our Common Stock, you must bring acceptable evidence of your authority to represent that legal entity at the Annual Meeting. Please note that only one representative may attend the Annual Meeting on behalf of each legal entity that holds shares of our Common Stock.

        The Wendy’s Company 2016 Proxy Statement        5

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING

Q:	Who is soliciting my proxy?

A:

Wendy’s Board of Directors is soliciting your proxy in connection with the Board’s solicitation of proxies for use at the Annual Meeting. Certain of our directors, officers and employees also may solicit proxies on the Board’s behalf by personal contact, telephone, mail, e-mail or other means. The Company has hired Innisfree M&A Incorporated, 501 Madison Avenue, 20th Floor, New York, New York 10022, to assist in soliciting proxies from brokers, banks and other stockholders.

Q:	What should I do with these materials?

A:

Please carefully read and consider the information contained in this Proxy Statement, and then vote your shares as soon as possible to ensure that your shares will be represented at the Annual Meeting. You may vote your shares prior to the Annual Meeting even if you plan to attend the Annual Meeting in person.

Q:	What am I being asked to vote on?

A:	You are being asked to vote on the following four proposals:

(1)	To elect 11 directors to hold office until the Company’s next annual meeting of stockholders;

(2)	To approve amendments to the Certificate of Incorporation to provide stockholders with a “proxy access” right;

(3)	To ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2016; and

(4)	To approve an advisory resolution to approve executive compensation.

Q:	How do I vote?

A:	You may vote your shares prior to the Annual Meeting in any of the following ways:

•	Visit the website shown on your notice regarding the Internet availability of proxy materials, proxy card or voting instruction form to vote via the Internet;

•	Use the toll-free number shown on your notice regarding the Internet availability of proxy materials, proxy card or voting instruction form to vote by telephone; or

•	Complete, sign, date and return the enclosed proxy card or voting instruction form in the enclosed postage-paid envelope if you have requested and received our proxy materials by mail.

If you are a registered stockholder, you may also vote your shares in person at the Annual Meeting. If you hold your shares in street name, then you must obtain a “legal proxy” from the broker, bank or other nominee who holds the shares on your behalf in order to vote those shares in person at the Annual Meeting.

Q:	Who is entitled to vote?

A:	All holders of record of our Common Stock at the close of business on March 28, 2016, the record date for the Annual Meeting, are entitled to vote on all business transacted at the Annual Meeting.

Q:	What is the deadline for submitting a proxy?

A:

In order to be counted, proxies submitted by telephone or via the Internet must be received by 11:59 p.m. (EDT) on Wednesday, May 25, 2016. Proxies submitted by mail must be received prior to the start of the Annual Meeting.

Q:	What is the difference between a registered stockholder and a “street name” holder?

A:

If your shares are registered directly in your name with American Stock Transfer & Trust Company, LLC, our stock transfer agent, you are considered a stockholder of record, or a registered stockholder, of those shares.

If your shares are held by a broker, bank or other nominee, you are considered the beneficial owner of those shares, and your shares are said to be held in “street name.” Your broker, bank or other nominee should have enclosed, or should provide you with, a notice regarding the Internet availability of proxy materials or a voting instruction form for you to use in directing it on how to vote your shares.

6        The Wendy’s Company 2016 Proxy Statement

Q:	What constitutes a quorum?

A:

At the close of business on March 28, 2016, the Company had 268,700,765 shares of Common Stock outstanding and entitled to vote at the Annual Meeting. Each share of Common Stock entitles the holder to one vote on each matter properly brought before the Annual Meeting. The presence, in person or by proxy, of stockholders entitled to cast at least a majority of the votes that all stockholders are entitled to cast at the Annual Meeting will constitute a quorum. Abstentions and “broker non-votes” (described below) will be included for purposes of determining whether a quorum is present at the Annual Meeting.

Q:	What are abstentions and broker non-votes and how do they affect voting?

A:

Abstentions.  If you specify on your proxy card that you “abstain” from voting on an item, your shares will be counted as present and entitled to vote for the purpose of establishing a quorum. Abstentions will be the equivalent of an “against” vote on proposals that require the affirmative vote of a majority of the shares of Common Stock outstanding and entitled to vote at the Annual Meeting (Proposal 2) or the affirmative vote of a majority of the shares of Common Stock present (in person or by proxy) and entitled to vote at the Annual Meeting (Proposals 3 and 4). Abstentions will not be included in the tabulation of voting results for proposals that require the affirmative vote of a majority of the votes cast (Proposal 1).

Broker Non-Votes.  Under the rules of The NASDAQ Stock Market (“NASDAQ”), if your shares are held in street name, then your broker has discretion to vote your shares without instructions from you on certain “routine” proposals, such as the ratification of the appointment of the Company’s independent registered public accounting firm (Proposal 3). Your broker does not, however, have such discretion on the election of directors (Proposal 1), the approval of amendments to the Certificate of Incorporation (Proposal 2) or the advisory resolution to approve executive compensation (Proposal 4). If you do not provide your broker with voting instructions for these proposals, then your broker will be unable to vote on these proposals and will report your shares as “broker non-votes” on these proposals. Like abstentions, broker non-votes are counted as present for the purpose of establishing a quorum, but, unlike abstentions, they are not counted for the purpose of determining the number of shares present (in person or by proxy) and entitled to vote on particular proposals. As a result, broker non-votes will not be included in the tabulation of voting results for proposals that require the affirmative vote of a majority of the votes cast (Proposal 1) or the affirmative vote of a majority of the shares of Common Stock present (in person or by proxy) and entitled to vote at the Annual Meeting (Proposal 4), and broker non-votes will be the equivalent of votes “against” proposals that require the affirmative vote of a majority of the shares of Common Stock outstanding and entitled to vote at the Annual Meeting (Proposal 2). Because brokers are entitled to vote on Proposal 3, we do not anticipate any broker non-votes with regard to that proposal.

Q:	What vote is needed to elect the 11 director nominees (Proposal 1)?

A:

Pursuant to our By-Laws, each of the 11 director nominees must receive the affirmative vote of a majority of the votes cast with respect to that nominee’s election in order to be elected as a director at the Annual Meeting.

Q:	What vote is needed to approve the amendments to the Certificate of Incorporation (Proposal 2)?

A:

The affirmative vote of a majority of the shares of Common Stock outstanding and entitled to vote at the Annual Meeting is required to approve the amendments to the Certificate of Incorporation to provide stockholders with a “proxy access” right. If you hold shares of Common Stock through a broker, bank or other nominee, your broker, bank or other nominee will vote your shares for you if you provide instructions on how to vote the shares. In the absence of your instructions, however, brokers, banks and other nominees do not have the authority to vote your shares for the approval of the amendments to the Certificate of Incorporation. Therefore, it is important that you provide voting instructions to your broker, bank or other nominee, so that your shares may be voted on this proposal.

Q:	What vote is needed to ratify the appointment of the Company’s independent registered public accounting firm (Proposal 3)?

A:

The affirmative vote of a majority of the shares of Common Stock present (in person or by proxy) and entitled to vote at the Annual Meeting is required to ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for 2016.

        The Wendy’s Company 2016 Proxy Statement        7

Q:	What vote is needed to approve the advisory resolution to approve executive compensation (Proposal 4)?

A:

The affirmative vote of a majority of the shares of Common Stock present (in person or by proxy) and entitled to vote at the Annual Meeting is required to approve the advisory resolution to approve executive compensation (Proposal 4). This vote is advisory, and therefore not binding on the Company, the Board of Directors or the Compensation Committee of the Board. However, the Compensation Committee will review the voting results of this proposal and take those results into consideration when making future decisions regarding executive compensation as it deems appropriate.

Q:	How do Nelson Peltz and Peter W. May intend to vote?

A:

The Company has been informed that the shares of Common Stock beneficially owned as of the record date by Nelson Peltz and Peter W. May representing, in the aggregate, approximately 21.0% of the votes entitled to be cast at the Annual Meeting, will be voted in accordance with the recommendations of the Board of Directors FOR the election of each of the 11 director nominees named in Proposal 1 and FOR Proposals 2, 3 and 4.

Q:	If I deliver my signed proxy card or voting instruction form but do not indicate how I want to vote on the proposals, how will my shares be voted?

A:

If you submit your proxy card or voting instruction form but do not indicate how you want to vote on the proposals, your proxy will be counted as a vote in accordance with the recommendations of the Board of Directors FOR the election of each of the 11 director nominees named in Proposal 1 and FOR Proposals 2, 3 and 4.

Q:	Can I change my vote after I have delivered my proxy card or voting instruction form?

A:	Yes. You can change your vote at any time before your proxy is voted at the Annual Meeting.

You can revoke your proxy by giving notice of revocation either personally or in writing to the Corporate Secretary of the Company at the Company’s principal executive offices. You also can revoke your proxy by submitting a later-dated proxy by mail, by telephone, via the Internet or by attending and voting in person at the Annual Meeting. Your attendance at the Annual Meeting by itself will not revoke a previously submitted proxy.

If your shares are held in an account with a broker, bank or other nominee, you should contact your broker, bank or other nominee if you wish to change your vote or revoke your proxy.

Q:	Why did I receive a notice regarding the Internet availability of proxy materials rather than the printed Proxy Statement and 2015 annual report to stockholders?

A:

As permitted by SEC rules, we are making our proxy materials available to stockholders electronically via the Internet at www.proxyvote.com. On or about April 13, 2016, we will begin mailing a notice to our stockholders containing information on how to access our proxy materials and vote online. If you received that notice, then you will not receive a printed copy of our proxy materials unless you request a printed copy by following the instructions contained in the notice. Adopting this “notice and access” process allows us to reduce the overall costs, as well as the environmental impact, of printing and mailing our proxy materials.

Q:	What does it mean if I receive more than one notice regarding the Internet availability of proxy materials, proxy card or voting instruction form?

A:

If you receive more than one notice regarding the Internet availability of proxy materials, proxy card or voting instruction form, this means that you have multiple accounts with our stock transfer agent or with brokers, banks or other nominees. Please follow the instructions set forth on each notice regarding the Internet availability of proxy materials, proxy card or voting instruction form you receive to ensure that all your shares are voted.

Q:	Who will bear the expenses of this solicitation?

A:

The Company will pay the costs and expenses of this solicitation. In addition to soliciting proxies by mailing our proxy materials to stockholders and by making our proxy materials available to stockholders electronically via the Internet, proxies may be solicited by our directors, officers and employees by personal contact, telephone, mail, e-mail or other means without additional compensation. Solicitation of proxies will also be made by employees of Innisfree M&A Incorporated, our proxy solicitation firm, who will be paid a fee of $20,000, plus reasonable out-of-pocket expenses. As is customary, we will also reimburse banks, brokers, custodians, nominees and fiduciaries for their reasonable costs and expenses incurred in forwarding our proxy materials to beneficial owners of our Common Stock.

8        The Wendy’s Company 2016 Proxy Statement

Q:	Where can I find the voting results of the Annual Meeting?

A:

We intend to announce preliminary voting results at the Annual Meeting and publish final voting results in a Current Report on Form 8-K filed with the SEC within four business days of the Annual Meeting. After the Form 8-K has been filed, you may obtain a copy by visiting the SEC’s website at www.sec.gov or by visiting our website at www.aboutwendys.com.

Q:	Whom should I call with questions?

A:

Please call Innisfree M&A Incorporated, the Company’s proxy solicitor, toll-free at (888) 750-5834 with any questions about the Annual Meeting. Banks, brokers and other nominees may call collect at (212) 750-5833.

        The Wendy’s Company 2016 Proxy Statement        9

PROPOSAL 1

ELECTION OF DIRECTORS

(Item 1 on the Company’s Proxy Card)

As of the date of this Proxy Statement, there are 11 members of our Board of Directors.

Two of the Company’s current directors – J. Randolph Lewis and David E. Schwab II – will not seek re-election and will conclude their service on the Board when their terms expire at the Annual Meeting. Mr. Lewis is retiring from the Board after having served as a director of the Company for eight years and as a director of Wendy’s International, Inc. (“Wendy’s International”) for four years prior to its merger with the Company in 2008, and Mr. Schwab is retiring from the Board after having served as a director of the Company for 22 years. The Company has benefitted greatly from the distinguished service and outstanding contributions of Messrs. Lewis and Schwab during their Board tenure.

The Board of Directors, upon the recommendation of the Nominating and Corporate Governance Committee, has nominated Todd A. Penegor and Arthur B. Winkleblack for election as directors of the Company at the Annual Meeting to fill the vacancies resulting from the retirement of Messrs. Lewis and Schwab.

In October 2015, the Company announced that Emil J. Brolick, our Chief Executive Officer, planned to retire from management duties with the Company in May 2016, and that Mr. Penegor, our Chief Financial Officer, was expected to succeed Mr. Brolick in the President and Chief Executive Officer roles after a transition period beginning in the first quarter of 2016. As part of the succession plan, Mr. Penegor was appointed President of the Company effective January 4, 2016, and the Board of Directors, upon the recommendation of the Nominating and Corporate Governance Committee, has nominated Mr. Penegor for election as a director of the Company at the Annual Meeting. Mr. Brolick is expected to continue to serve on the Board of Directors upon his retirement to ensure continuity of leadership and strategic focus for the Company.

Mr. Winkleblack was recommended to the Nominating and Corporate Governance Committee by one of our non-management directors, in consultation with our Chief Executive Officer, Chief Financial Officer and other members of senior management. The Nominating and Corporate Governance Committee, after reviewing Mr. Winkleblack’s qualifications, making a determination as to his independence and considering the needs of the Board of Directors, recommended to the Board that Mr. Winkleblack be nominated for election as a director of the Company at the Annual Meeting.

The Board of Directors, upon the recommendation of the Nominating and Corporate Governance Committee, has nominated the 11 persons named below for election as directors of the Company at the Annual Meeting. Other than Messrs. Penegor and Winkleblack, each of the other nominees is presently serving as a director of the Company, and each of the other nominees was elected as a director at the Company’s 2015 annual meeting of stockholders, except for Dennis M. Kass and Matthew H. Peltz.

Mr. Kass joined the Board of Directors in December 2015 when the Board, upon the recommendation of the Nominating and Corporate Governance Committee, increased the size of the Board from 10 to 11 members and elected Mr. Kass to serve as a director of the Company for a term expiring at the Annual Meeting.

Mr. Peltz also joined the Board of Directors in December 2015 when the Board, upon the recommendation of the Nominating and Corporate Governance Committee, filled the vacancy resulting from Edward P. Garden’s resignation from the Board by electing Mr. Peltz to serve as a director of the Company for a term expiring at the Annual Meeting.

Each of Messrs. Kass and Peltz was recommended to the Nominating and Corporate Governance Committee by one of our non-management directors, in consultation with our Chief Executive Officer, Chief Financial Officer and other members of senior management. The Nominating and Corporate Governance Committee, after reviewing Messrs. Kass’s and Peltz’s qualifications, making a determination as to their independence and considering the needs of the Board of Directors, recommended to the Board that Messrs. Kass and Peltz be elected to serve as directors of the Company.

The Board of Directors recommends that the 11 nominees named below be elected as directors of the Company at the Annual Meeting. If elected, each of the nominees will hold office until the Company’s next annual meeting of stockholders and until his or her successor is elected and qualified, or until his or her earlier death, resignation, retirement, disqualification or removal. The persons named as proxies in the accompanying proxy card will vote FOR the election of each of the 11 nominees unless a stockholder directs otherwise.

10        The Wendy’s Company 2016 Proxy Statement

Each nominee has consented to be named and to serve as a director if elected at the Annual Meeting. The Company is unaware of any reason why any nominee would be unwilling or unable to serve as a director if elected. Should, however, any nominee be unwilling or unable to serve as a director at the time of the Annual Meeting, the persons named as proxies in the accompanying proxy card will vote for the election of such substitute person for such directorship as the Board of Directors may recommend.

Director Nominee Qualifications and Biographical Information

NELSON PELTZ (CHAIRMAN)

Mr. Peltz has been a director of the Company since April 1993 and has served as our non-executive Chairman since June 2007. He served as our Chairman and Chief Executive Officer and as a director or manager and an officer of certain of our subsidiaries from April 1993 through June 2007. Additionally, Mr. Peltz has been Chief Executive Officer and a founding partner of Trian Fund Management, L.P. (“Trian Partners”), a management company for various investment funds and accounts, since November 2005. From January 1989 to April 1993, Mr. Peltz was Chairman and Chief Executive Officer of Trian Group, Limited Partnership, which provided investment banking and management services for entities controlled by Mr. Peltz and Peter W. May. From 1983 to December 1988, Mr. Peltz was Chairman and Chief Executive Officer and a director of Triangle Industries, Inc., a metals and packaging company.

Mr. Peltz has served as a director of Mondeléz International, Inc. since January 2014, Sysco Corporation since August 2015 and The Madison Square Garden Company since September 2015. Mr. Peltz previously served as a director of H. J. Heinz Company from September 2006 to June 2013, Ingersoll Rand plc from August 2012 to June 2014, Legg Mason, Inc. from October 2009 to December 2014 and MSG Networks Inc. from December 2014 to September 2015.

Mr. Peltz is actively involved with various civic organizations and serves as Honorary Co-Chairman of the board of directors of the Simon Wiesenthal Center, Chairman of the New York Tolerance Center and a board member of the Weill Cornell Medical College and Graduate School of Medical Sciences, The Milken Institute and the Intrepid Museum Foundation.

Mr. Peltz is the father of Matthew H. Peltz, a director of the Company.

Qualifications: Mr. Peltz has more than 40 years of business and investment experience, has served as the chairman and chief executive officer of public companies for over 20 years and, since 2005, has served as Chief Executive Officer of Trian Partners. Throughout his professional career, he has developed extensive experience working with management teams and boards of directors, as well as in acquiring, investing in and building companies and implementing operational improvements at the companies with which he has been involved. As a result, Mr. Peltz has strong operating experience and strategic planning skills, valuable leadership and corporate governance experience and strong relationships with institutional investors, investment banking/capital markets advisors and others that can be drawn upon for the Company’s benefit. We believe that Mr. Peltz’s overall experience and knowledge benefit and contribute to the collective qualifications, skills and experience of our Board of Directors.

Age: 73

Director Since: 1993

Current Board Committees:

Corporate Social Responsibility (Chair)

Executive (Chair)

        The Wendy’s Company 2016 Proxy Statement        11

PETER W. MAY (VICE CHAIRMAN)

Mr. May has been a director of the Company since April 1993 and has served as our non-executive Vice Chairman since June 2007. He served as our President and Chief Operating Officer and as a director or manager and an officer of certain of our subsidiaries from April 1993 through June 2007. Additionally, Mr. May has been President and a founding partner of Trian Partners since November 2005. From January 1989 to April 1993, Mr. May was President and Chief Operating Officer of Trian Group, Limited Partnership. From 1983 to December 1988, he was President and Chief Operating Officer and a director of Triangle Industries, Inc.

Mr. May has served as a director of Tiffany & Co. since May 2008.

Mr. May is actively involved with various civic organizations and serves as Chairman of the board of trustees of the Mount Sinai Medical Center in New York, Vice Chairman of the New York Philharmonic and a board member of the University of Chicago, the Advisory Council on the Graduate School of Business of the University of Chicago, Carnegie Hall and the Lincoln Center of the Performing Arts.

Qualifications: Mr. May has more than 40 years of business and investment experience, has served as the president and chief operating officer of public companies for over 20 years and, since 2005, has served as President of Trian Partners. Throughout his professional career, he has developed extensive experience working with management teams and boards of directors, as well as in acquiring, investing in and building companies and implementing operational improvements at the companies with which he has been involved. As a result, Mr. May has strong operating experience and strategic planning skills, valuable leadership and corporate governance experience and has strong relationships with institutional investors, investment banking/capital markets advisors and others that can be drawn upon for the Company’s benefit. We believe that Mr. May’s overall experience and knowledge benefit and contribute to the collective qualifications, skills and experience of our Board of Directors.

Age: 73

Director Since: 1993

Current Board Committees:

Capital and Investment (Chair)

Corporate Social Responsibility

Executive

EMIL J. BROLICK

Mr. Brolick has been a director and the Chief Executive Officer of the Company since September 2011. He served as our President and Chief Executive Officer from September 2011 to January 2016. Prior to joining the Company, Mr. Brolick was Chief Operating Officer of Yum! Brands, Inc. and President of two of Yum! Brands’ U.S. operating segments, Long John Silver’s and A&W All American Food Restaurants, from June 2008 to September 2011. From December 2006 to June 2008, he was President of U.S. Brand Building for Yum! Brands. Prior to that, Mr. Brolick served as President and Chief Concept Officer of Taco Bell Corp., a position he held from July 2000 to November 2006. Before joining Taco Bell, Mr. Brolick worked at Wendy’s International for 12 years, last serving as Senior Vice President of New Product Marketing, Research and Strategic Planning.

Qualifications: In addition to serving as our Chief Executive Officer since September 2011, Mr. Brolick has extensive experience as an executive in the quick-service restaurant industry, including several years of senior management and leadership experience with Yum! Brands, Taco Bell and Wendy’s International. His depth of industry knowledge and insight is a valuable resource to our Board. Much of Mr. Brolick’s business expertise relates to brand building, strategic planning, marketing and operations, all of which are important to the Company’s business. We believe that Mr. Brolick’s overall experience and knowledge benefit and contribute to the collective qualifications, skills and experience of our Board of Directors.

Age: 68

Director Since: 2011

Current Board Committees:

Capital and Investment

Executive

12        The Wendy’s Company 2016 Proxy Statement

JANET HILL

Ms. Hill has been a director of the Company since September 2008. She served as a director of Wendy’s International from 1994 until its merger with the Company in September 2008. Ms. Hill is Principal at Hill Family Advisors, where she oversees her family’s assets and investments. She also serves as an officer of Hill Ventures, Inc., which manages the assets, investments, public engagements and marketing relationships of her son, Grant Hill. From 1981 until her retirement in 2010, Ms. Hill was Vice President of Alexander & Associates, Inc., a corporate consulting firm in Washington, D.C. that she owned and managed, where she provided corporate planning, advice and analysis to directors, executives and managers in the areas of human resource planning, corporate responsibility, corporate communications and government consultation.

Ms. Hill has served as a director of Dean Foods Company since December 2001 and Carlyle Group Management L.L.C., the general partner of The Carlyle Group L.P., since May 2012. Ms. Hill previously served as a director of Sprint Nextel Corporation from 2005 to July 2013.

Ms. Hill is actively involved with various civic organizations and serves as a board member of Duke University, the John F. Kennedy Center for the Performing Arts, the Knight Commission on Intercollegiate Athletics and the Wolf Trap Foundation for the Performing Arts. She is also a member of the board of directors of two private companies, Echo360, Inc. and Esquire Bank.

Qualifications: Ms. Hill has been a member of nine corporate boards during the past 25 years, which includes valuable service on compensation, corporate governance and audit committees. She brings to our Board strong business administration and financial expertise, as well as extensive knowledge and experience in all areas of contemporary corporate governance. Ms. Hill assisted in the development of the Directors’ Education Institute at Duke University and has served as a presenter in numerous university-sponsored programs for corporate directors. Through her corporate consulting firm, Ms. Hill advised hundreds of companies and senior executives in the areas of human resources and workforce inclusiveness, both of which are important to the Company’s business. We believe that Ms. Hill’s overall experience and knowledge benefit and contribute to the collective qualifications, skills and experience of our Board of Directors.

Age: 68

Director Since: 2008

Current Board Committees:

Compensation

DENNIS M. KASS

Mr. Kass was elected as a director of the Company in December 2015. From February 2013 to June 2014, Mr. Kass served as Vice Chairman and a Senior Advisor at Ridgeway Partners, an executive search firm. From 2003 to 2012, Mr. Kass served as Chairman and Chief Executive Officer of Jennison Associates, LLC, an institutional asset manager. Prior to joining Jennison Associates, Mr. Kass spent 13 years with JPMorgan’s investment management unit, last serving as Vice Chairman and Chief Fiduciary Officer of JPMorgan Fleming Asset Management. Prior to that, he was Vice President of the investment banking division at Goldman Sachs & Co. Mr. Kass served in the Reagan Administration as the Assistant Secretary of Labor for Pension and Welfare Benefits under the Employee Benefits Security Administration from 1985 to 1987 and was a Special Assistant to the President for Policy Development from 1981 to 1982.

Mr. Kass has served as a director of Legg Mason, Inc. since April 2013 and was non-executive Chairman of Legg Mason from July 2013 to October 2014.

Mr. Kass also serves as an Advisory Partner of Trian Partners and as a member of the Lockheed Martin investment management company advisory board, the investment advisory board of Cleveland Clinic Innovations and the advisory board for finance and the global executive board for the MIT Sloan School of Management. He previously served as a trustee and Vice Chairman of the Financial Accounting Foundation.

Qualifications: Mr. Kass has significant knowledge and expertise in financial and asset management, accounting processes, corporate governance and public policy that is derived from his diverse professional and public service experiences. He also has notable experience with the implementation and oversight of investment product lines, retail and institutional distribution capabilities and overall business operations. Mr. Kass brings to our Board valuable leadership experience in working with management teams and boards of directors, as well as extensive knowledge and insight in finance, mergers and acquisitions, capital management and regulatory matters relevant to public company audit, compensation and benefits committees. We believe that Mr. Kass’ overall experience and knowledge benefit and contribute to the collective qualifications, skills and experience of our Board of Directors.

Age: 65

Director Since: 2015

Current Board Committees:

None

        The Wendy’s Company 2016 Proxy Statement        13

JOSEPH A. LEVATO

Mr. Levato has been a director of the Company since June 1996. Mr. Levato served as Executive Vice President and Chief Financial Officer of the Company and certain of our subsidiaries from April 1993 to August 1996, when he retired from the Company. Prior to that, he was Senior Vice President and Chief Financial Officer of Trian Group, Limited Partnership from January 1992 to April 1993. From 1984 to December 1988, Mr. Levato served as Senior Vice President and Chief Financial Officer of Triangle Industries, Inc.

Qualifications: Mr. Levato has significant knowledge of industrial, financial and consumer-related businesses that is derived from his professional experiences, including several years of senior management and leadership experience with the Company. Mr. Levato brings to our Board an intimate knowledge of governance and regulatory matters relevant to public company audit and compensation committees. Mr. Levato has acquired financial sophistication by virtue of his business experience and background, including his past service as Chief Financial Officer of three different companies, and the Board of Directors has determined that Mr. Levato qualifies as an “audit committee financial expert” within the meaning of SEC regulations. We believe that Mr. Levato’s overall experience and knowledge benefit and contribute to the collective qualifications, skills and experience of our Board of Directors.

Age: 75

Director Since: 1996

Current Board Committees:

Audit (Chair)

Benefits and Investment

Compensation

Corporate Social Responsibility

MICHELLE “MICH” J. MATHEWS-SPRADLIN

Ms. Mathews-Spradlin has been a director of the Company since February 2015. From 1993 until her retirement in 2011, Ms. Mathews-Spradlin worked at Microsoft Corporation, where she served as Chief Marketing Officer and Senior Vice President, Central Marketing Group from 2005 to 2011, Corporate Vice President, Marketing from 2001 to 2005, Vice President, Corporate Public Relations from 1999 to 2001 and head of the Corporate Public Relations function from 1993 to 1999. Prior to her employment with Microsoft, Ms. Mathews-Spradlin worked in the United Kingdom as a communications consultant for Microsoft from 1989 to 1993. Prior to that, she held various roles at General Motors Co. from 1986 to 1989.

Ms. Mathews-Spradlin also serves as a board member of several private companies, including Bitium, Inc., OANDA Global Corporation, The Bouqs Company and You & Mr Jones, and is a member of the executive board of the UCLA School of Theater, Film and Television. Ms. Mathews-Spradlin also guest teaches at the University of Southern California Annenberg School for Communication and Journalism, where she served as an M{2e} Executive-in-Residence in February 2015.

Qualifications: Ms. Mathews-Spradlin possesses extensive experience in global brand management and a deep understanding of the technology industry attributable to her background as a senior executive at Microsoft Corporation, one of the world’s largest technology companies. In her role as Chief Marketing Officer, she oversaw the company’s global marketing function, managed a multi-billion dollar marketing budget and an organization of several thousand people, and built demand for the company’s technology brands, including Windows, Office, Xbox, Bing and Internet Explorer. Ms. Mathews-Spradlin provides the Board with substantial and unique insights into digital media and marketing strategies, as well as an in-depth understanding of consumer-facing technology, all of which are important to the Company’s business. We believe that Ms. Mathews-Spradlin’s overall experience and knowledge benefit and contribute to the collective qualifications, skills and experience of our Board of Directors.

Age: 49

Director Since: 2015

Current Board Committees:

Compensation

14        The Wendy’s Company 2016 Proxy Statement

MATTHEW H. PELTZ

Mr. Peltz was elected as a director of the Company in December 2015. He is a Partner and has been a member of the Investment Team of Trian Partners since January 2008. As a senior member of the Investment Team, he sources new investment ideas, leads due diligence on potential investments and focuses on portfolio construction, risk management and corporate governance matters. Prior to joining Trian Partners, Mr. Peltz was with Goldman Sachs & Co. from May 2006 to January 2008, where he worked as an investment banking analyst and subsequently joined Liberty Harbor, an affiliated multi-strategy hedge fund.

Since September 2015, Mr. Peltz has attended meetings of the board of directors and the compensation committee of Pentair plc in a non-voting, non-participating observer capacity. Mr. Peltz previously served as a director of ARG Holding Corporation, the parent company of the Arby’s® restaurant brand, from September 2012 to December 2015.

Mr. Peltz is the son of Nelson Peltz, the non-executive Chairman and a director of the Company.

Qualifications: Mr. Peltz’s qualifications to serve on our Board include his breadth of knowledge and experience in corporate finance, mergers and acquisitions, capital allocation and operational improvements attributable to his professional background, including his service as a senior member of Trian Partners’ Investment Team. Mr. Peltz also provides our Board with valuable experience and unique insight into the quick-service restaurant industry from his recent service as a director of ARG Holding Corporation. We believe that Mr. Peltz’s overall experience and knowledge benefit and contribute to the collective qualifications, skills and experience of our Board of Directors.

Age: 33

Director Since: 2015

Current Board Committees:

None

TODD A. PENEGOR

Mr. Penegor joined the Company in June 2013 and has served as our President and Chief Financial Officer since January 2016. He served as our Executive Vice President, Chief Financial Officer and International from December 2014 to January 2016 and as our Senior Vice President and Chief Financial Officer from September 2013 to December 2014. Prior to joining the Company, Mr. Penegor worked at Kellogg Company, a global leader in food products, from 2000 to 2013 where he held several key leadership positions, including Vice President of Kellogg Company and President of U.S. Snacks from 2009 to June 2013, Vice President and Chief Financial Officer of Kellogg Europe from 2007 to 2009 and Vice President and Chief Financial Officer of Kellogg USA and Kellogg Snacks from 2002 to 2007. Prior to joining Kellogg, Mr. Penegor worked for 12 years at Ford Motor Company in various positions, including strategy, mergers and acquisitions, the controller’s office and treasury.

Mr. Penegor also serves as a trustee of the Dave Thomas Foundation for Adoption.

Qualifications: In addition to serving as our President and Chief Financial Officer, Mr. Penegor has extensive experience as an executive in the food products and consumer goods industries, including several years of senior management and leadership experience with Kellogg Company and Ford Motor Company. Mr. Penegor provides the Board with significant expertise in matters of corporate finance, business administration, investor relations, financial reporting, strategic planning, brand building and domestic and international operations, all of which are important to the Company’s business. We believe that Mr. Penegor’s overall experience and knowledge will benefit and contribute to the collective qualifications, skills and experience of our Board of Directors.

Age: 50

Director Since: N/A

Current Board Committees: N/A

        The Wendy’s Company 2016 Proxy Statement        15

PETER H. ROTHSCHILD

Mr. Rothschild has been a director of the Company since May 2010. He served as a director of Wendy’s International from March 2006 until its merger with the Company in September 2008. Mr. Rothschild has been the Managing Member of Daroth Capital LLC, a financial services company, since its founding in 2001 and the President and CEO of its wholly-owned subsidiary, Daroth Capital Advisors LLC, a securities broker-dealer, since 2002. Prior to founding Daroth Capital, Mr. Rothschild was a Managing Director and Co-Head of the Leveraged Finance and Industrial Finance groups at Wasserstein Perella, an investment bank, where he worked from 1996 to 2001. From 1990 to 1996, Mr. Rothschild was a Senior Managing Director and Head of the Natural Resources Group at Bear, Stearns & Co. Inc. and one of the founders of the firm’s Leveraged Finance and Financial Buyer Coverage groups. From 1984 to 1990, he was a Managing Director and Head of the Industrial Group at Drexel Burnham Lambert.

Mr. Rothschild previously served as a director of Deerfield Capital Corp., predecessor to CIFC Corp., from December 2004 to April 2011 and as Interim Chairman of Deerfield Capital’s board of directors from April 2007 to April 2011.

Mr. Rothschild is also actively involved with various civic organizations and serves a member of The Mount Sinai Medical Center Samuel Bronfman Department of Medicine advisory board, the Tufts University School of Engineering board of advisors and the Tufts University Gordon Institute Entrepreneurial Leadership Program advisory board.

Qualifications: Mr. Rothschild has been employed as an investment banker since 1981. He has served on the board of directors of numerous companies, including Wendy’s International and Deerfield Capital, where he served as Interim Chairman. As a result of his professional background, Mr. Rothschild brings to our Board a deep understanding of corporate governance principles and extensive knowledge and experience in finance, mergers and acquisitions, capital management, corporate restructurings and the quick-service restaurant industry, all of which are important to the Company’s business. We believe that Mr. Rothschild’s overall experience and knowledge benefit and contribute to the collective qualifications, skills and experience of our Board of Directors.

Age: 60

Director Since: 2010

Current Board Committees:

Audit

Nominating and Corporate Governance

ARTHUR B. WINKLEBLACK

Mr. Winkleblack provides financial and capital markets consulting services for Ritchie Bros. Auctioneers, a global leader in asset management and disposition and the world’s largest industrial auctioneer, where he has served as Senior Advisor to the CEO since June 2014. He retired in June 2013 as Executive Vice President and Chief Financial Officer of H. J. Heinz Company, a global packaged food manufacturer, where he had been employed since 2002. From 1999 to 2001, Mr. Winkleblack worked at Indigo Capital as Acting Chief Operating Officer, Perform.com and Chief Executive Officer, Freeride.com. Prior to that, he served as Executive Vice President and Chief Financial Officer of C. Dean Metropoulos Group from 1998 to 1999, as Vice President and Chief Financial Officer of Six Flags Entertainment Corporation from 1996 to 1998 and as Vice President and Chief Financial Officer AlliedSignal, Inc. from 1994 to 1996. Previously, he held various finance and business planning roles at PepsiCo, Inc. from 1982 to 1994.

Mr. Winkleblack has served as a director of Church & Dwight Co., Inc. since January 2008 and Performance Food Group Company since March 2015. He previously served as a director of RTI International Metals, Inc. from December 2013 to July 2015.

Qualifications: Mr. Winkleblack has substantial experience as a senior executive and director across a broad range of industries, giving him knowledgeable perspectives on both strategic planning and domestic and international operations. Mr. Winkleblack’s 12 years of experience as Chief Financial Officer of a large, multinational consumer goods company enables him to bring valuable insight to the Board on a number of topics, including performance management, executive compensation, business analytics, risk management, IT, investor relations and financial reporting. His executive experience with Heinz and PepsiCo, as well as his board experience with Performance Food Group, provides a unique perspective on product supply dynamics for the quick-service restaurant industry. We believe that Mr. Winkleblack’s overall experience and knowledge will benefit and contribute to the collective qualifications, skills and experience of our Board of Directors.

Age: 58

Director Since: N/A

Current Board Committees: N/A

16        The Wendy’s Company 2016 Proxy Statement

Required Vote

The affirmative vote of a majority of the votes cast with respect to the election of a director nominee is required to elect such nominee as a director at the Annual Meeting. Abstentions and broker non-votes will not be included in the tabulation of voting results for this proposal.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR

THE ELECTION OF EACH OF THE 11 DIRECTOR NOMINEES.

        The Wendy’s Company 2016 Proxy Statement        17

CORPORATE GOVERNANCE

Board Leadership Structure

The Board of Directors is currently led by Nelson Peltz, the Company’s non-executive Chairman, and Mr. May, the Company’s non-executive Vice Chairman. Mr. Brolick, the Company’s Chief Executive Officer, also serves as a member of the Board. Meetings of the Board of Directors are called to order and led by the Chairman or, in his absence, the Vice Chairman, or in the absence of both, the Chief Executive Officer. In the absence of the Chairman, Vice Chairman and Chief Executive Officer, a majority of the directors present may elect any director present as chairman of the meeting. Non-management directors generally meet in executive session without management present after each regular Board meeting.

The Board of Directors separated the positions of Chairman and Chief Executive Officer in June 2007 when Mr. Peltz, after serving as Chairman and Chief Executive Officer of the Company from 1993 to June 2007, became our non-executive Chairman. The positions of Chairman and Chief Executive Officer have remained separate since that time, with Mr. Peltz currently serving as our non-executive Chairman and Mr. Brolick currently serving as our Chief Executive Officer.

The Board believes that separating these two positions allows our Chief Executive Officer to focus on developing and implementing the Company’s business strategies and objectives and supervising the Company’s day-to-day business operations, and allows our Chairman to lead the Board of Directors in its oversight and advisory roles. Because of the many responsibilities of the Board of Directors and the significant time and effort required by each of the Chairman and the Chief Executive Officer to perform their respective duties, the Board believes that having separate persons in these roles enhances the ability of each to discharge those duties effectively and, as a result, enhances the Company’s prospects for success. The Board also believes that having the positions of Chairman and Chief Executive Officer separated provides a clear delineation of responsibilities for each position and fosters greater accountability of management.

The Board of Directors has carefully considered and approved its current leadership structure and believes that this structure is appropriate and in the best interests of the Company and our stockholders, who benefit from the combined leadership, judgment, knowledge and experience of our Chairman, Mr. Peltz, and our Chief Executive Officer, Mr. Brolick.

Board Membership Criteria

The Board of Directors has adopted general Board membership criteria, which are set forth in the Company’s Corporate Governance Guidelines (the “Corporate Governance Guidelines”). The Board seeks members from diverse professional and personal backgrounds who combine a broad spectrum of experience and expertise with a reputation for integrity. The Board’s assessment of potential director candidates includes an individual’s qualification as independent, as well as consideration of diversity, age, educational background, other board experience and commitments, business and professional achievements, skills and experience in the context of the needs of the Board. The Company does not have a stated policy regarding the diversity of nominees or Board members; rather, the Nominating and Corporate Governance Committee and the Board view diversity (whether based on concepts such as gender, race and national origin, or broader principles such as differences in backgrounds, skills, experiences and viewpoints) as one of many elements to be considered when evaluating a particular candidate for Board membership.

The Nominating and Corporate Governance Committee considers recommendations regarding possible director candidates from any source, including stockholders. Stockholders may recommend director candidates for consideration by the Nominating and Corporate Governance Committee by giving written notice of the recommendation to the Chair of the Nominating and Corporate Governance Committee, in care of the Corporate Secretary of the Company at the Company’s principal executive offices. The notice must: (i) include the candidate’s name, age, business address, residence address and principal occupation; (ii) describe the qualifications, attributes, skills or other qualities possessed by the candidate; and (iii) be accompanied by a written statement from the candidate consenting to serve as a director, if elected. Candidates who have been recommended by stockholders will be evaluated by the Nominating and Corporate Governance Committee in the same manner as other potential candidates. Stockholders who wish to formally nominate a candidate for election to the Board may do so provided they comply with the notice and other procedures set forth in our Certificate of Incorporation and By-Laws, which are described below under the caption “Other Matters—Stockholder Proposals for 2017 Annual Meeting of Stockholders.”

18        The Wendy’s Company 2016 Proxy Statement

Director Independence

Under the rules and listing standards of NASDAQ, the Board of Directors must have a majority of directors who meet the criteria for independence required by NASDAQ. Pursuant to the Corporate Governance Guidelines, the Board is required to determine whether each director satisfies the criteria for independence based on all relevant facts and circumstances. No director qualifies as independent unless the Board of Directors affirmatively determines that such director has no relationship which, in the opinion of the Board, would interfere with his or her exercise of independent judgment in carrying out the responsibilities of a director.

In accordance with the Corporate Governance Guidelines, the Board has adopted director independence categorical standards (the “Independence Standards”) to assist the Board in determining the independence of the Company’s directors. Copies of the Corporate Governance Guidelines and the Independence Standards are available on the Company’s website at www.aboutwendys.com. Pursuant to the Independence Standards, the following relationships will preclude a director from qualifying as independent:

•

The director is, or at any time during the past three years was, an employee of the Company, or an immediate family member of the director is, or at any time during the past three years was, an executive officer of the Company;

•

The director or an immediate family member of the director accepted, during any 12-month period within the past three years, more than $120,000 in direct or indirect compensation from the Company, other than: (i) compensation for Board or Board committee service; (ii) compensation paid to an immediate family member who is a non-executive employee of the Company; or (iii) benefits under a tax-qualified retirement plan, or non-discretionary compensation;

•

The director or an immediate family member of the director (i) is a current partner of the Company’s outside auditor or (ii) was a partner or employee of the Company’s outside auditor who worked on the Company’s audit at any time during the past three years;

•

The director or an immediate family member of the director is employed as an executive officer of another entity where at any time during the past three years any of the Company’s executive officers served on the compensation committee of such other entity; or

•

The director or an immediate family member of the director is a partner in, or a controlling stockholder or an executive officer of, any organization (including a non-profit organization, foundation or university) to which the Company made, or from which the Company received, payments for property or services in the current fiscal year or any of the past three fiscal years that exceed the greater of $200,000 or 5% of the recipient’s consolidated gross revenues for that year, other than (i) payments arising solely from investments in the Company’s securities and (ii) payments under non-discretionary charitable contribution matching programs.

In applying these objective disqualifiers, the Board of Directors will take into account any commentary, interpretations or other guidance provided by NASDAQ with respect to NASDAQ Listing Rule 5605. Under the Independence Standards, any relationships or transactions not described above will preclude a director from qualifying as independent only if:

•

The director has a “direct or indirect material interest” in such relationship or transaction within the meaning of Item 404(a) of SEC Regulation S-K and the material terms of the relationship or transaction are materially more favorable to the director than those that would be offered at the time and in comparable circumstances to unaffiliated persons; or

•

The Board of Directors, in exercising its judgment in light of all relevant facts and circumstances, determines that the relationship or transaction interferes with the director’s exercise of independent judgment in carrying out the responsibilities of a director.

The Independence Standards provide that a relationship between the Company and an entity for which a director serves solely as a non-management director is not by itself material.

In February 2016, the Nominating and Corporate Governance Committee and the Board of Directors considered and reviewed certain transactions and relationships identified through responses to annual questionnaires completed by the Company’s directors, as well as other information presented by management related to transactions and relationships during the past three years between the Company, on the one hand, and the directors (including their immediate family members and business, charitable and other affiliates), on the other hand. As a result of this review, in February 2016, the Board of Directors, upon the recommendation of the Nominating and Corporate Governance Committee, affirmatively determined that Mses. Hill and Mathews-Spradlin and Messrs. Kass, Levato, Lewis, Rothschild and Schwab qualified as independent directors under applicable NASDAQ rules and the Independence Standards.

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In March 2016, the Nominating and Corporate Governance Committee and the Board of Directors considered the independence of Mr. Winkleblack in connection with his nomination for election as a director of the Company at the Annual Meeting. After reviewing all relevant information, the Board, upon the recommendation of the Nominating and Corporate Governance Committee, affirmatively determined that, if elected to the Board, Mr. Winkleblack will qualify as an independent director under applicable NASDAQ rules and the Independence Standards.

In making its independence determinations with respect to Ms. Mathews-Spradlin and Messrs. Levato, Lewis, Rothschild and Schwab, the Board noted that these directors did not have any transactions or relationships with the Company during the past three years. In making its independence determinations with respect to Ms. Hill and Messrs. Kass and Winkleblack, the Board of Directors considered the following transactions and relationships, each of which was deemed by the Board not to interfere with the director’s exercise of independent judgment in carrying out the responsibilities of a director:

•

Ms. Hill serves as a non-management director of Dean Foods Company, one of the leading food and beverage companies in the United States. Wendy’s and its franchisees, through independent third-party distributors, purchase products from Dean Foods Company and its subsidiaries;

•

Ms. Hill serves as a non-management director of Carlyle Group Management L.L.C., the general partner of The Carlyle Group L.P., a global alternative asset manager. The Carlyle Group L.P. holds a 42% equity stake in Alamar Foods, a former Wendy’s master franchisee. In January 2015, Alamar Foods sold its 17 Wendy’s restaurants in the United Arab Emirates and ceased operating as a Wendy’s franchisee;

•

Ms. Hill served as a non-management director of Sprint Nextel Corporation, a leading communications services company, until July 2013. During 2013, the Company and its subsidiaries made payments to Sprint Nextel Corporation for telecommunications services;

•

Mr. Kass serves as an advisory partner of Trian Partners, a management company for various investment funds and accounts. As of March 28, 2016, Trian Partners beneficially owned 15.2% of our outstanding Common Stock. Nelson Peltz is Chief Executive Officer and a founding partner of Trian Partners, Peter W. May is President and a founding partner of Trian Partners and Matthew H. Peltz is a Partner and member of the Investment Team of Trian Partners. The Company is party to certain transactions and relationships with Trian Partners, including those described below under the caption “Certain Related Person Transactions;” and

•

Mr. Winkleblack serves as a non-management director of Performance Food Group Company, a leading marketer and distributor of food and food-related products across the United States. Wendy’s and its franchisees purchase food, beverages and supplies from Performance Food Group Company.

One of the Company’s former directors, Jack G. Wasserman, served on the Board of Directors until June 2015 when his term expired at the Company’s 2015 annual meeting of stockholders. In February 2015, the Board, upon the recommendation of the Nominating and Corporate Governance Committee, affirmatively determined that Mr. Wasserman qualified as an independent director under applicable NASDAQ rules and the Independence Standards.

Board Meetings and Attendance

The Board of Directors held six meetings during 2015. Each director attended at least 75% of the aggregate of the total number of meetings of the Board and the total number of meetings held by the Board committees on which he or she served (in each case, held during the period such director served). In accordance with the Corporate Governance Guidelines, directors are expected to attend the Company’s annual meetings of stockholders. All of the Company’s directors who were then serving on the Board attended the Company’s 2015 annual meeting of stockholders.

Board Committees

The Board has a standing Audit Committee, Compensation Committee, Performance Compensation Subcommittee and Nominating and Corporate Governance Committee. Copies of the Charter of the Audit Committee, Joint Charter of the Compensation Committee and of the Performance Compensation Subcommittee and Charter of the Nominating and Corporate Governance Committee are available on the Company’s website at www.aboutwendys.com and are available in print, free of charge, to any stockholder who requests them. The Board also has a standing Benefits and Investment Committee, Capital and Investment Committee, Corporate Social Responsibility Committee and Executive Committee.

20        The Wendy’s Company 2016 Proxy Statement

The current members of each Board committee are identified in the table below. It is anticipated that, at the Board’s organizational meeting immediately following the Annual Meeting, the Board will designate the directors to serve on each of its committees until the Company’s next annual meeting of stockholders.

NAME	AUDIT	COMPENSATION	NOMINATING AND CORPORATE GOVERNANCE	BENEFITS AND INVESTMENT	CAPITAL AND INVESTMENT	CORPORATE SOCIAL RESPONSIBILITY	EXECUTIVE

Nelson Peltz						Chair	Chair

Peter W. May					Chair	✓	✓

Emil J. Brolick					✓		✓

Janet Hill*		✓ (1)

Dennis M. Kass*

Joseph A. Levato*	Chair (2)	✓		✓		✓

J. Randolph Lewis* (3)	✓		✓	Chair

Michelle J. Mathews-Spradlin*		✓ (1)

Matthew H. Peltz

Peter H. Rothschild*	✓		✓

David E. Schwab II* (3)	✓	Chair (1)	Chair				✓

*	Independent Director.

(1)	Also serves as a member of the Performance Compensation Subcommittee.

(2)	Audit Committee Financial Expert.

(3)	Not standing for re-election at the Annual Meeting.

AUDIT COMMITTEE

Number of Meetings in 2015:  11

Committee Functions:  The Audit Committee oversees the accounting and financial reporting processes of the Company and the audits of the Company’s financial statements, and assists the Board in fulfilling its oversight responsibility relating to:

•

The integrity of the Company’s financial statements and financial reporting process, the Company’s systems of internal accounting and financial controls and other financial information provided by the Company;

•	The performance of the Company’s internal audit function;

•

The annual independent audit of the Company’s financial statements, the engagement of the Company’s independent registered public accounting firm and the evaluation of such firm’s qualifications, independence and performance;

•	The Company’s compliance with legal and regulatory requirements, including the Company’s disclosure controls and procedures; and

•	Discussing risk assessment and risk management policies, particularly those involving major financial risk exposures.

Independence and Financial Literacy:  The Board has determined that each member of the Audit Committee satisfies the independence and financial literacy requirements of NASDAQ and the independence requirements of Rule 10A-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Board has also determined that at least one member of the Audit Committee, Mr. Levato, qualifies as an “audit committee financial expert” under applicable SEC rules and regulations and as a “financially sophisticated” audit committee member under applicable NASDAQ rules.

Audit Committee Report:  The report of the Audit Committee with respect to 2015 is provided below under the caption “Audit Committee Report.”

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COMPENSATION COMMITTEE AND PERFORMANCE COMPENSATION SUBCOMMITTEE

Number of Meetings in 2015:  6 joint meetings

Committee Functions:  The Compensation Committee assists the Board in discharging its responsibility relating to compensation of the Company’s directors and executive officers, including administering any salary, compensation and incentive plans that the Committee is designated by the Board to administer.

The Performance Compensation Subcommittee (the “Subcommittee”) was established by the Board in 1997 to administer the Company’s compensation plans that are intended to meet the requirements of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”), including the Company’s 2010 Omnibus Award Plan (as amended, the “2010 Omnibus Award Plan”), and any other salary, compensation and incentive plans that the Subcommittee is designated by the Board to administer.

The processes and procedures employed by the Compensation Committee and the Subcommittee in considering and determining executive and director compensation are described below under the caption “Compensation Committee—Responsibilities and Governance.”

Independence:  The Board has determined that each member of the Compensation Committee and the Subcommittee satisfies the independence requirements of NASDAQ. In addition, each member of the Subcommittee is an “outside director” for purposes of Section 162(m) of the Internal Revenue Code and a “non-employee director” for purposes of Section 16 of the Exchange Act.

Compensation Committee Report:  The report of the Compensation Committee with respect to 2015 is provided below under the caption “Compensation Committee Report.”

NOMINATING AND CORPORATE GOVERNANCE COMMITTEE

Number of Meetings in 2015:  7

Committee Functions:  The Nominating and Corporate Governance Committee assists the Board by:

•	Identifying individuals qualified to become members of the Board, consistent with any guidelines and criteria approved by the Board;

•	Considering and recommending director nominees for the Board to select in connection with each annual meeting of stockholders;

•	Considering and recommending nominees for election to fill any vacancies on the Board and to address related matters;

•	Developing and recommending to the Board corporate governance principles applicable to the Company; and

•	Overseeing an annual evaluation of the Board’s performance.

Independence:  The Board of Directors has determined that each member of the Nominating and Corporate Governance Committee satisfies the independence requirements of NASDAQ.

OTHER BOARD COMMITTEES

Benefits and Investment Committee.  The Benefits and Investment Committee (formerly known as the ERISA Committee) is the plan administrator of the Company’s 401(k) plan and has general oversight responsibility with respect to the operation of the Company’s pension, profit sharing, thrift or other retirement plans and ERISA welfare benefit plans.

Capital and Investment Committee.  The Capital and Investment Committee is responsible for approving the investment of the Company’s excess funds (i.e., funds not currently required for operations or acquisitions) and exercising approval authority for certain transactions (such as capital expenditures, acquisitions, dispositions and borrowings) within amounts specified by the Board.

Corporate Social Responsibility Committee.  The Corporate Social Responsibility Committee is responsible for reviewing and approving the Company’s charitable contributions (subject to review and approval by the Audit Committee of any proposed charitable contribution that would constitute a related person transaction) and recommending to the Board any changes to the maximum amount of charitable contributions that may be made by the Company in any fiscal year.

22        The Wendy’s Company 2016 Proxy Statement

Executive Committee.  During intervals between meetings of the Board, the Executive Committee may exercise all of the powers and authority of the Board in the management of the business and affairs of the Company, including, without limitation, all such powers and authority as may be permitted under Section 141(c)(2) of the Delaware General Corporation Law.

Executive Sessions of the Board

The Board of Directors holds regularly scheduled executive sessions in which non-management directors meet without any members of management present. The Chairman or, in his absence, the Vice Chairman, presides over these executive sessions. The Board also meets at least twice a year in executive session with only independent directors present. The Chair of the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee rotate presiding over these executive sessions, with Mr. Schwab presiding in 2015.

Board’s Role in Risk Oversight

The Board of Directors provides oversight with respect to the Company’s risk assessment and risk management activities, which are designed to identify, prioritize, assess, monitor and mitigate material risks to the Company, including financial, operational, compliance and strategic risks. While the Board has primary responsibility for risk oversight, the Board’s standing committees support the Board by regularly addressing various risks in their respective areas of responsibility. The Audit Committee focuses on financial risks, including reviewing with management, the Company’s internal auditors and the Company’s independent registered public accounting firm the Company’s major risk exposures (with particular emphasis on financial risk exposures), the adequacy and effectiveness of the Company’s accounting and financial controls and the steps management has taken to monitor and control such exposures, including the Company’s risk assessment and risk management policies. The Compensation Committee considers risks presented by the Company’s compensation policies and practices for its executive officers and other employees, as discussed below under the caption “Compensation Risk Assessment.” The Nominating and Corporate Governance Committee reviews risks related to the Company’s corporate governance structure and processes, including director qualifications and independence, stockholder proposals related to governance, succession planning and the effectiveness of our Corporate Governance Guidelines. The Board’s risk oversight function is also supported by a Risk Oversight Committee composed of members of senior management. The Risk Oversight Committee is exclusively devoted to prioritizing and assessing all categories of enterprise risk, including risks delegated by the Board of Directors to the Board committees, as well as other operational, compliance and strategic risks facing the Company. Each of these committees reports directly to the Board.

The Board believes that its current leadership structure supports the risk oversight function of the Board. Having the roles of Chief Executive Officer and Chairman of the Board filled by separate individuals allows the Chief Executive Officer to lead senior management in its supervision of the Company’s day-to-day business operations, including the identification, assessment and mitigation of material risks, and allows the Chairman to lead the Board in its oversight of the Company’s risk assessment and risk management activities.

Compensation Risk Assessment

As part of the Board’s risk oversight function, the Compensation Committee conducts an annual review of compensation-related risk. In February 2016, the Compensation Committee and its independent advisors met with management to review management’s conclusion that the Company’s compensation policies and practices for its employees do not create risks that are reasonably likely to have a material adverse effect on the Company. Management reviewed with the Compensation Committee the various factors underlying management’s conclusion, including the performance objectives and target levels used in connection with the Company’s incentive awards, as well as the features of the Company’s compensation plans that are designed to mitigate compensation-related risk, including the following:

•	Plan and award metrics are tied directly to overall profitability;

•

Various methods for delivering compensation are utilized, including cash-based and equity-based incentives with different time horizons that provide a balanced mix of both short-term and long-term incentives;

•	Performance-based awards have fixed maximum payouts;

•

The Company has the right to reduce or eliminate payouts under incentive awards through the use of negative discretion, including if a participant’s behavior is in conflict with the Company’s Code of Business Conduct and Ethics or any other Company policy or procedure;

        The Wendy’s Company 2016 Proxy Statement        23

•

Annual incentive payouts are not made until the Company’s financial statements are audited by the Company’s independent registered public accounting firm and plan results are certified by the Chief Financial Officer; and

•

All incentive awards granted under the 2010 Omnibus Award Plan contain clawback provisions in favor of the Company in the event the Company is required to materially restate its financial statements or a court determines that a participant has engaged in a “detrimental activity” (as defined in the plan).

With respect to the Company’s compensation program for executive officers, the Compensation Committee believes that this program is appropriately designed to support the Company’s business objectives by linking executive compensation to individual performance, the Company’s attainment of annual and multi-year operating and financial goals and the creation of long-term stockholder value. The executive compensation program includes the following features which are designed to prevent risk-taking that could have a material adverse effect on the Company:

•	Base salaries represent a sufficient component of executives’ total cash compensation so that excessive risk-taking that may be associated with performance-based compensation is mitigated;

•

Performance goals and metrics under the Company’s annual cash incentive plan are based upon realistic operating levels that can be attained without taking inappropriate risks or deviating from normal operations or approved strategies;

•	Long-term equity incentive awards are based in part upon the Company’s performance over a multi-year period, which mitigates against the taking of short-term risk;

•

Incentive compensation plan design allows for adjustment of performance metrics for non-recurring and other special items so that executives are rewarded based on the Company’s actual operating results;

•	Equity-based awards represent a significant portion of executives’ total compensation, which links executive compensation to the long-term value of our Common Stock; and

•

The Board of Directors has adopted Stock Ownership and Retention Guidelines that require significant stock ownership by executives, which further aligns the interests of executives with the interests of stockholders.

Code of Business Conduct and Ethics and Related Governance Policies

The Board of Directors has adopted several governance policies to support its risk oversight function, including a Code of Business Conduct and Ethics (the “Code of Ethics”), a Securities Trading Policy and a Public Disclosure Policy.

Code of Ethics. The Code of Ethics is designed to ensure that the Company’s business is conducted with integrity. The Code of Ethics sets forth the Company’s standards and expectations regarding business relationships, franchisee relations, compliance with law, business conduct, conflicts of interest, use of Company assets, confidential information and recording and reporting information. The Code of Ethics applies to all of the Company’s directors, officers and employees, including the principal executive officer, principal financial officer and principal accounting officer. A copy of the Code of Ethics is available on the Company’s website at www.aboutwendys.com. Any amendments to or waivers from the Code of Ethics that are required to be disclosed by applicable SEC rules will also be posted on the Company’s website.

Securities Trading Policy. The Securities Trading Policy is intended to assist the Company and its directors, officers and employees in complying with federal and state securities laws and avoiding even the appearance of questionable or improper conduct in connection with securities transactions. Under the Securities Trading Policy, covered persons:

•	May not trade in Company securities if they are aware of material nonpublic information;

•	May not trade in the securities of another company if they are aware of material nonpublic information about that company which was obtained during the course of their employment with the Company;

•	May not speculate in Company securities through engaging in puts, calls or short positions;

•	May not engage in any other hedging transactions without pre-clearance from the Company’s legal department;

•	May not share material nonpublic information with others or recommend to anyone the purchase or sale of any securities when they are aware of material, undisclosed information; and

•	Must comply with certain pre-clearance and blackout procedures described in the policy.

24        The Wendy’s Company 2016 Proxy Statement

Public Disclosure Policy. The Public Disclosure Policy is intended to support the Company’s commitment to providing timely, transparent, consistent and credible information to the investing public, consistent with legal and regulatory requirements, including the SEC’s Regulation FD (Fair Disclosure). Regulation FD prohibits the Company or persons acting on its behalf from disclosing material nonpublic information to securities market professionals or stockholders before disclosing the information to the general public. The Public Disclosure Policy covers all directors, officers and employees of the Company and sets forth certain procedures and requirements that are applicable to:

•	Disclosures in documents filed with the SEC;

•	Statements made in annual, quarterly and current reports, press releases, communications with analysts, investors and the media, speeches and presentations; and

•	Information contained on the Company’s website.

Board’s Role in Succession Planning

As reflected in our Corporate Governance Guidelines, one of the key responsibilities of the Board of Directors is planning for Chief Executive Officer succession. Succession planning addresses both contingency planning for emergencies (such as death or disability) and succession in the ordinary course of business (such as retirement). The Board’s goal is to ensure senior leadership continuity by overseeing the development of executive talent and planning for the efficient succession of the Chief Executive Officer. The Board has delegated oversight responsibility for succession planning to the Nominating and Corporate Governance Committee, which periodically reviews succession plans and makes recommendations to the Board in the event of an emergency or the retirement of the Chief Executive Officer.

The Board of Directors, with input from the Nominating and Corporate Governance Committee, conducts a periodic review of senior leadership succession plans. During this review, the Board discusses with the Chief Executive Officer and Chief People Officer organizational needs, competitive challenges, candidates for senior leadership positions, succession timing for those positions and development plans for high-potential candidates.

During 2015, the Board of Directors was actively engaged in succession planning. In October 2015, the Company announced that Mr. Brolick planned to retire from management duties with the Company in May 2016. As part of the succession plan approved by the Board, Mr. Penegor was appointed President of the Company effective January 4, 2016, and Mr. Penegor is expected to succeed Mr. Brolick in the Chief Executive Officer role after a transition period that began in the first quarter of 2016. Mr. Brolick is expected to continue to serve on the Board of Directors upon his retirement to ensure continuity of leadership and strategic focus for the Company.

Board and Committee Evaluations

Pursuant to our Corporate Governance Guidelines, the Board of Directors and its committees conduct annual self-evaluations under the direction of the Nominating and Corporate Governance Committee. The evaluations are intended to provide the Board and its committees with an opportunity to evaluate their performance for the purpose of improving Board and committee processes and effectiveness. As part of the Board’s self-evaluation, directors consider and provide feedback on a range of issues, including interactions with and information flow from management, nature and scope of agenda items, adequacy and efficiency of meetings, Board structure and composition, committee composition and responsibilities, processes to ensure open communication and timely action, the effectiveness of executive sessions and consideration of stockholder value and interests. Committee self-evaluations are led by the committee chairs and include, among other topics, a review of the roles and responsibilities set forth in the committee charters, interactions with and information flow from management, nature and scope of agenda items, adequacy and efficiency of meetings, committee structure and composition, committee resources and the role of outside consultants and advisers. The results of the committee self-evaluations are discussed with the full Board.

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COMPENSATION COMMITTEE—RESPONSIBILITIES AND GOVERNANCE

Scope of Authority and Responsibilities

The primary purpose of the Compensation Committee is to assist the Board of Directors in discharging its responsibility relating to the compensation of the Company’s executive officers and directors. In carrying out its duties, the Compensation Committee:

•

Reviews and approves the goals and objectives relevant to compensation of the Company’s Chief Executive Officer, evaluates the performance of the Chief Executive Officer in light of those goals and objectives and determines, or recommends to the Board for determination, the compensation of the Chief Executive Officer based on such evaluation;

•

Reviews and approves the goals and objectives relevant to the compensation of the Company’s other executive officers, oversees an evaluation of the effectiveness of the compensation program for such officers and determines the compensation of such officers taking into consideration any matters it deems relevant, including any recommendations made by the Chief Executive Officer and the Committee’s independent outside compensation consultant;

•

Reviews and approves the overall compensation philosophy, policies and practices for the Company’s executive officers, including the use of employment agreements, severance plans and arrangements, deferred compensation plans and other executive benefits and perquisites;

•

Reviews and advises the Board with respect to executive officer incentive programs, compensation plans and equity-based plans, and administers such plans as the Board designates, including determining awards to be granted to executive officers and other employees under such plans and evaluating the achievement of goals and objectives established under such plans;

•

Reviews the competitiveness and appropriateness of the compensation program for the Company’s non-management directors, and approves or makes recommendations to the Board of Directors with respect to director compensation;

•

Reviews and discusses the Compensation Discussion and Analysis prepared by management and determines whether to recommend to the Board of Directors that the Compensation Discussion and Analysis be included in the Company’s proxy statement and annual report;

•

Reviews and evaluates with management whether the Company’s compensation policies and practices for executive officers and other employees create risks that are reasonably likely to have a material adverse effect on the Company and reviews any related disclosure required by SEC rules and regulations to be included in the Company’s proxy statement; and

•

Provides recommendations to the Board on compensation-related proposals to be considered at stockholder meetings, including “say-on-pay” and “say-on-frequency” advisory votes, reviews the results of any stockholder advisory votes on executive compensation matters and considers whether to implement, or recommend to the Board the implementation of, any modifications to the Company’s compensation programs and policies in response to such voting results.

Compensation of Executive Officers and Directors

The actions taken by the Compensation Committee and the Subcommittee during 2015 with respect to the compensation of the Company’s named executive officers are discussed below under the caption “Compensation Discussion and Analysis.” The actions taken by the Compensation Committee during 2015 with respect to the compensation of the Company’s non-management directors are discussed below under the caption “Compensation of Directors.”

Authority to Delegate

The Compensation Committee and the Subcommittee each may delegate authority to subcommittees composed of one or more of its members, and also may delegate authority to its Chair when it deems appropriate, subject to the terms of its charter. The Compensation Committee and the Subcommittee also may delegate to one or more directors or officers the authority to make grants of equity-based compensation to eligible employees who are not executive officers, subject to the terms of the Company’s compensation plans and applicable legal and regulatory requirements. Any director or officer to whom the Compensation Committee or the Subcommittee grants such authority must regularly report any grants so made, and the Committee or the Subcommittee may revoke any delegation of authority at any time.

26        The Wendy’s Company 2016 Proxy Statement

Role of Compensation Consultants and Other Advisers

In carrying out its responsibilities, the Compensation Committee periodically reviews and evaluates the components and competitiveness of the Company’s executive compensation program, using information drawn from a variety of sources, including information provided by outside compensation consultants, legal counsel and other advisers, as well as the Committee’s own experience in recruiting, retaining and compensating executives. The Compensation Committee has the sole authority to retain and oversee the work of outside compensation consultants, legal counsel and other advisers in connection with discharging its responsibilities, including the sole authority to determine such consultants’ or advisers’ fees and other retention terms. The Company provides such funding as the Compensation Committee determines to be necessary or appropriate for payment of compensation to consultants and advisers retained by the Committee.

Since December 2009, the Compensation Committee has engaged Frederic W. Cook & Co., Inc. (“Cook & Co.”) to serve as its independent outside compensation consultant. Representatives from Cook & Co. regularly attend Compensation Committee meetings and provide advice to the Committee on a variety of compensation-related matters. The Compensation Committee seeks input from Cook & Co. on competitive market practices, including evolving trends and best practices and external survey data. During 2015, Cook & Co. assisted the Compensation Committee with respect to the design of the Company’s executive compensation program, including base salary levels, the 2015 cash incentive plan and the 2015 long-term equity incentive awards for the Chief Executive Officer and other senior executives. Cook & Co. also advised the Compensation Committee in connection with its review and approval of compensation packages offered to new executives hired by the Company, one-time equity incentive awards granted to certain key executives, compensation decisions related to the transition of the President and Chief Executive Officer roles and modifications to the executive compensation program for 2016. At the request of the Compensation Committee, Cook & Co. periodically reviews the compensation components and levels of the Company’s executive officers and advises the Committee on the appropriateness of the Company’s executive compensation program in the context of its overall compensation philosophy. Under the terms of its engagement, Cook & Co. does not provide any other services to the Company and works with management only on matters for which the Compensation Committee has oversight responsibility. The Compensation Committee has assessed the independence of Cook & Co. pursuant to applicable SEC and NASDAQ rules (including consideration of the six independence factors specified in NASDAQ Listing Rule 5605(d)(3)(D)) and concluded that no conflict of interest exists that would prevent Cook & Co. from serving as an independent compensation consultant to the Committee.

Management provides information and makes recommendations to the Compensation Committee from time to time regarding the design of the Company’s executive compensation program. In formulating its recommendations, management reviews information from a variety of sources, including information provided by outside compensation consultants. During 2015, management engaged Willis Towers Watson to serve as management’s outside compensation consultant. Willis Towers Watson provided market data and other information to management in connection with the design of the Company’s executive compensation program, including a review of base salary, total cash compensation and total direct compensation levels for the Chief Executive Officer and other senior executives. Willis Towers Watson also advised management on potential voting recommendations by proxy advisory firms with respect to the Company’s executive compensation program and amendments to the 2010 Omnibus Award Plan. Certain of the market data and other information provided by Willis Towers Watson was also made available to the Compensation Committee and its independent outside compensation consultant, Cook & Co.

Role of Executive Officers

The Company’s executive officers provide support and assistance to the Compensation Committee and the Subcommittee on a variety of compensation-related matters. Each year, the Chief Executive Officer and other senior executives provide input to the Subcommittee regarding the design of the Company’s annual cash incentive plan and annual long-term equity incentive plan, including proposed performance goals and objectives and a list of participants eligible to receive awards. The Subcommittee then determines the structure and components of the annual cash incentive and long-term equity incentive awards after considering management’s recommendations, as well as input from the Subcommittee’s independent outside compensation consultant. With respect to performance-based awards, following the completion of each performance period, the Chief Financial Officer provides the Subcommittee with a certification of the Company’s actual performance relative to the stated performance goals and the resulting payouts to participants based on such performance. Under the terms of the annual cash incentive plan, payouts to executives other than the Chief Executive Officer can be adjusted by the Subcommittee by up to +/-25% (subject to the maximum incentive award opportunities established by the Subcommittee for purposes of Section 162(m) of the Internal Revenue Code) at the recommendation of the Chief Executive Officer, based on his assessment of each executive’s individual performance. The Subcommittee then determines the actual incentive payouts to eligible participants after taking into account Company and individual performance and any other relevant facts and circumstances.

        The Wendy’s Company 2016 Proxy Statement        27

The Chief Executive Officer and other executives with expertise in compensation, benefits, tax, accounting and legal matters provide information and make recommendations to the Compensation Committee from time to time on compensation-related matters, including proposed employment, retention, relocation, severance and other compensatory arrangements, base salary levels, annual cash incentive plans, long-term equity incentive awards, annual compensation risk assessments and evolving trends and best practices in executive compensation. Executives also present information to the Compensation Committee regarding the Company’s business and financial performance, strategic initiatives, legal and regulatory developments and other relevant matters. In accordance with applicable NASDAQ rules, the Chief Executive Officer may not be present during any voting or deliberations by the Compensation Committee or Subcommittee with respect to his compensation.

Compensation Committee Interlocks and Insider Participation

Five non-management directors served on the Compensation Committee during 2015: Mr. Schwab (Chair), Ms. Hill, Mr. Levato, Ms. Mathews-Spradlin (upon her appointment to the Committee on June 1, 2015) and Mr. Wasserman (until his retirement from the Board on June 1, 2015).

During 2015: (i) no member of the Compensation Committee had ever served as an officer or employee of the Company, except that, from 1993 to 1996, Mr. Levato served as the Company’s Executive Vice President and Chief Financial Officer; (ii) no member of the Compensation Committee was party to any related person transaction or other relationship requiring disclosure under Item 404 of SEC Regulation S-K; and (iii) none of the Company’s executive officers served as a member of the board of directors or the compensation committee, or a similar committee, of any other entity, one of whose executive officers served on the Board of Directors, the Compensation Committee or the Subcommittee.

28        The Wendy’s Company 2016 Proxy Statement

COMPENSATION COMMITTEE REPORT*

The Compensation Committee has reviewed and discussed the following Compensation Discussion and Analysis with the Company’s management and, based on such review and discussions, has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference into the Company’s Annual Report on Form 10-K for the fiscal year ended January 3, 2016.

The Compensation Committee:

David E. Schwab II, Chair

Janet Hill

Joseph A. Levato

Michelle J. Mathews-Spradlin

*

This Compensation Committee Report does not constitute soliciting material and should not be deemed filed or incorporated by reference into any Company filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent the Company specifically incorporates this Compensation Committee Report by reference into such other filing.

        The Wendy’s Company 2016 Proxy Statement        29

COMPENSATION DISCUSSION AND ANALYSIS

This Compensation Discussion and Analysis describes the Company’s executive compensation objectives, philosophy and practices and discusses the compensation that was awarded during 2015 to the individuals identified below (collectively, the “named executive officers” or “NEOs”).

NAME	POSITION
Emil J. Brolick	Chief Executive Officer
Todd A. Penegor	President and Chief Financial Officer
Robert D. Wright	Executive Vice President, Chief Operations Officer
R. Scott Toop	Former Senior Vice President, General Counsel and Secretary (through January 17, 2016)
Scott A. Weisberg	Chief People Officer
Darrell G. van Ligten	Former Senior Vice President – President, International (through June 8, 2015)
Craig S. Bahner	Former Chief Marketing Officer (through April 2, 2015)

Compensation Discussion and Analysis – At a Glance

2015 Executive Summary

By nearly every measure, 2015 was an extraordinary year for Wendy’s, being both a period of transformative change and senior leadership transition. The Company achieved strong operating and financial results and continued to execute our brand vision to Delight Every CustomerTM by providing a Deliciously DifferentTM restaurant experience. During 2015, the Company drove significant improvements in both our corporate and restaurant-level economic model, accelerated the transformation of the Wendy’s brand, continued to strengthen the Wendy’s franchise system and created significant value for stockholders. The Company’s key operating and financial results for 2015 are highlighted below.

•	Improving the Core Economic Model

➢	Delivered adjusted EBITDA growth of 10% to $392 million and adjusted earnings per share growth of 14% to $0.33 (see Annex A for a reconciliation of non-GAAP financial measures)

➢	Achieved Company-operated same restaurant sales growth of 2.6% (4.9% on a two-year basis)

➢	Improved Company-operated restaurant margins by 190 basis points to 17.7%

➢	Increased average annual unit sales volumes for Company-operated restaurants by 3.1% to a record-high $1.64 million

➢	Completed an attractive fixed-rate debt refinancing through a $2.275 billion whole business securitization

30        The Wendy’s Company 2016 Proxy Statement

•	Transforming the Wendy’s Brand through Image Activation

➢

Accelerated the enhancement of the Wendy’s brand image by reimaging 450 system restaurants and building 70 new system restaurants with innovative interior and exterior designs through our Image Activation program

➢	On track to have 60%+ of Wendy’s North America system restaurants on our Image Activation design by 2020

➢	Image Activation restaurants continue to contemporize and elevate the restaurant experience and drive increased traffic and higher sustained sales

•	Strengthening the Wendy’s System through System Optimization

➢

Sold 327 Company-operated restaurants in the U.S. and Canada to new and existing franchisees with a commitment to high operating standards, Image Activation reimaging and new restaurant development as part of our System Optimization initiative

➢	On track to reduce Company-operated restaurant ownership to approximately 5% of the total system in 2016

➢

System Optimization continues to strengthen our franchisee base, generate improved earnings quality through increased royalty and rental income and serve as a catalyst for our brand transformation and long-term growth

•	Creating Significant Value for Stockholders

➢	Returned $1.1 billion in cash to stockholders through share repurchases, reducing our shares outstanding by 26%

➢	Increased our quarterly dividend rate by 9% and returned $72 million in cash to stockholders through dividends

➢	Delivered one-year and three-year total stockholder return of 21% and 144%

The graph below illustrates our total stockholder return over the past three years relative to the S&P MidCap 400® index, assuming an initial investment of $100 and reinvestment of all dividends when received.

2015 was also highlighted by the implementation of thoughtful succession planning, as the Company announced that Mr. Brolick planned to retire from management duties with the Company in May 2016. As part of the succession plan, Mr. Penegor was appointed President of the Company effective January 4, 2016, and Mr. Penegor is expected to succeed Mr. Brolick in the Chief Executive Officer role after a transition period that began in the first quarter of 2016. Mr. Brolick is expected to continue to serve on the Board of Directors upon his retirement to ensure continuity of leadership and strategic focus for the Company.

        The Wendy’s Company 2016 Proxy Statement        31

The Company’s strong performance in 2015 was reflected in the compensation delivered to our senior executives, as described in this Compensation Discussion and Analysis and set forth in the “2015 Summary Compensation Table” below and the related compensation tables, notes and narrative that follow. Our significant year-over-year improvements in same restaurant sales and adjusted EBITDA supported an annual cash incentive payout at 152.6% of target, prior to adjustment for individual performance. In addition, performance unit awards that were granted to senior executives in 2012 vested at 157% of target based on the Company’s total stockholder return of 169% for the three-year performance period that began on July 2, 2012 and ended on June 28, 2015.

Notwithstanding strong stockholder support of our annual “say-on-pay” advisory vote, the Compensation Committee continued to evaluate ways to further strengthen our commitment to best practices in compensation governance. For 2016, we increased the weighting of our key growth metric – same restaurant sales – in our annual cash incentive compensation plan and eliminated the individual performance multiplier for the Chief Executive Officer. We also increased the weighting of the performance unit component of our long-term equity incentive compensation plan from 40% to 50%, with a corresponding decrease in the stock option component. The table below highlights key features of our executive compensation program that demonstrate the Company’s commitment to protecting stockholder interests through sound governance practices.

WHAT WE DO		WHAT WE DO NOT DO
✓	Hold an annual “say-on-pay” advisory vote for stockholders

    Provide annual or multi-year incentive guarantees

    Provide excessive perquisites or benefits to executives

    Grant equity awards at less than fair market value

    Offer pension or SERP benefits to executives

    Pay dividends on equity awards that are not earned or vested

    Gross-up excise taxes upon a change in control

    Reprice underwater stock options

    Permit speculative trading, hedging or derivative transactions in our Common Stock

✓	Engage independent outside compensation consultants and utilize market and industry data to ensure we compensate fairly and competitively, but not excessively
✓	Balance short-term and long-term compensation to discourage short-term risk taking at the expense of long-term results
✓	Set meaningful performance goals at the beginning of annual and multi-year performance periods
✓

Mitigate undue risk taking by utilizing multiple performance metrics, imposing caps on individual payouts, employing a clawback policy for equity awards and performing an annual compensation risk assessment

✓	Use an appropriate mix of cash and non-cash compensation, with an emphasis on variable (at-risk) compensation
✓	Limit accelerated vesting of equity awards by requiring a “double trigger” upon a change in control
✓	Set significant stock ownership and retention guidelines for the Chief Executive Officer and other executives

A Philosophy of Pay-for-Performance

Objectives of the Executive Compensation Program

The compensation program for the Company’s senior executives is designed to support the Company’s business objectives by linking executive compensation to individual performance, the Company’s attainment of annual and multi-year operating and financial goals and the creation of long-term stockholder value. The primary objectives of the executive compensation program are to:

•	Attract and retain highly qualified executives;

•	Motivate and reward executives for achieving individual and Company performance goals; and

•	Align the interests of executives with the interests of stockholders.

Emphasis on Variable Compensation

The Compensation Committee believes that a substantial portion of the total compensation for senior executives should be variable (i.e., at-risk) and tied to Company performance. Variable compensation is dependent on our financial and operational success and the achievement of strategic business objectives that create value for our stockholders. This pay-for-performance philosophy aligns executive pay with the Company’s business objectives and ensures that executives are responsive and accountable to stockholder interests.

32        The Wendy’s Company 2016 Proxy Statement

Total direct compensation for senior executives is composed of three elements: (i) base salary; (ii) annual cash incentive compensation; and (iii) long-term equity incentive compensation. The charts below illustrate how base salary, annual cash incentive awards (at targeted levels of performance) and long-term equity incentive awards (at targeted levels of performance) were allocated for 2015 to create the overall pay mix for the Chief Executive Officer and the other NEOs as a group (excluding Messrs. van Ligten and Bahner, who left the Company during 2015 and did not receive full-year equity awards).

As reflected by the charts, performance-based incentives constitute the most significant portion of total direct compensation for senior executives, consistent with the Company’s pay-for-performance philosophy. By utilizing a high proportion of at-risk compensation, the executive compensation program offers senior executives an opportunity for increased compensation in the event of successful Company performance, matched with the prospect of reduced compensation in the event Company performance goals are not achieved.

Strong Pay-for-Performance Alignment

The chart below illustrates our pay-for-performance alignment by comparing the Company’s sales and financial results to Mr. Brolick’s total reported compensation over the past three years. As reflected by the chart, from 2013 to 2015, the Company achieved significant improvements in its key performance metrics – North America Company-operated same restaurant sales growth, adjusted EBITDA and adjusted earnings per share – that outpaced the increase in Mr. Brolick’s total reported compensation over that time. The increase in Mr. Brolick’s reported compensation from 2014 to 2015 was driven by the Company’s improved same restaurant sales and adjusted EBITDA performance, which resulted in an above-target cash incentive payout for 2015, compared to a below-target cash incentive payout for 2014.

[1]

See Annex A for a reconciliation of non-GAAP financial measures. The Company’s 2013 and 2014 adjusted EBITDA and adjusted earnings per share have been reclassified to conform to the 2015 presentation to reflect (i) the Company’s sale of its bakery operations in May 2015 and presentation of its bakery results as discontinued operations and (ii) changes to the Company’s presentation of its System Optimization initiative in its statements of operations beginning in 2015. The Company has provided reclassified statements of operations and updated reconciliations of non-GAAP financial measures on the Investors section of its website under “Non-GAAP Financial Measures.”

        The Wendy’s Company 2016 Proxy Statement        33

Elements of Executive Compensation

The primary components of the executive compensation program are described in the table below.

COMPONENT	PURPOSE
Base Salary	• Attract and retain highly qualified executives by providing an appropriate level of fixed cash compensation that reflects the experience, responsibilities and performance of each executive
Annual Cash Incentive Compensation

•    Align executive pay with individual and Company performance by motivating and rewarding executives over a one-year time frame based on the achievement of strategic business objectives and individual performance goals

Long-Term Equity Incentive Compensation

•    Align the interests of executives with the interests of stockholders and retain highly qualified executives by motivating and rewarding executives to achieve multi-year strategic business objectives

•    Create a direct link between executive pay and the long-term performance of our Common Stock

Perquisites and Benefits	• Provide limited perquisites and benefits, consistent with competitive market practice

How Executive Compensation is Determined

On an annual basis, the Compensation Committee reviews the effectiveness of our executive compensation philosophy, evaluates the performance of our senior executives and establishes the executive compensation program for the current year. In determining the appropriate compensation package for senior executives, the Compensation Committee, in consultation with its independent outside compensation consultant, Cook & Co., considers a number of factors, including: (i) individual and Company performance; (ii) scope of responsibilities and relative importance of each role; (iii) qualifications and experience; (iv) competitive market practice; (v) internal pay equity; (vi) alignment with stockholder interests; and (vii) creation of long-term stockholder value.

For 2015, consistent with prior years, the Compensation Committee utilized the following approach to guide the Committee in making executive compensation decisions:

•

Targeted Compensation Levels. Compensation levels (base salary, annual cash incentives and long-term equity incentives) are targeted at the competitive range (i.e., +/-15%) of market median, on average, with realized compensation above or below that range based on individual and Company performance. Individual executive compensation levels may be above or below the competitive range depending on unique situations, such as recruiting considerations for new hires, high sustained performance and the degree to which the Company position has greater or lesser responsibilities than the comparable market or industry position.

•

Competitive Market Reference. Data from companies of comparable revenues included in the Towers Watson U.S. CDB General Industry Executive Compensation Survey Report (“General Industry Data”) is used as a reference point to support the overall competitiveness of our executive compensation levels, with data from the Chain Restaurant Total Rewards Association Survey Report (“Restaurant Industry Data”) used as a secondary reference for relevant positions.[2]

•

Annual Cash Incentives. The performance measures utilized for annual cash incentive awards are focused on our key earnings and growth metrics, with adjustments (+/-25%) to actual payouts possible based on individual performance.

•

Long-Term Equity Incentives. Long-term equity incentive awards consist of (i) performance units that are tied to the Company’s achievement of key financial metrics over a three-year performance period and (ii) stock options that vest over three years.

The Compensation Committee believes this approach continues to be effective in maintaining a strong link between executive compensation and Company performance, as reflected by the Company’s strong earnings and sales growth in 2015, the continued acceleration in the transformation of the Wendy’s brand and the Company’s ability to attract and retain a highly qualified and motivated leadership team.

[2]

With respect to the Compensation Committee’s review of General Industry Data (approximately 465 companies) and Restaurant Industry Data (approximately 95 companies): (i) the Committee does not select the companies that provide information for the surveys; (ii) the aggregate survey data is size-adjusted prior to being provided to the Committee; and (iii) the Committee does not link information back to particular companies as the aggregate survey data is reported by executive position and not by company. The Compensation Committee utilizes this broad-based, third-party survey data to gain a general understanding of the current compensation practices and trends in the market and the restaurant industry. As described above, competitive market practice is only one of several factors considered by the Compensation Committee when approving the elements and amounts of compensation awarded to senior executives.

34        The Wendy’s Company 2016 Proxy Statement

Compensation Decisions for 2015

Base Salary

In February 2015, the Compensation Committee reviewed the base salaries for the Company’s senior executives, taking into account individual and Company performance and the other factors described above under the caption “How Executive Compensation is Determined.” After consulting with its independent outside compensation consultant, Cook & Co., and considering recommendations from the Chief Executive Officer with respect to the other members of the senior leadership team, the Compensation Committee approved base salary increases for certain executives, including Mr. Penegor ($25,000), Mr. Wright ($10,000), Mr. Toop ($25,000) and Mr. Weisberg ($10,000). In approving these increases, the Compensation Committee noted that the base salaries of the senior executives remained within the competitive range of market median, on average, consistent with the Company’s executive compensation philosophy. Mr. Brolick’s base salary was established in June 2014 as part of an amendment to his employment agreement and remained unchanged for 2015.

Annual Cash Incentive Compensation

In February 2015, the Subcommittee approved the 2015 annual cash incentive compensation framework for senior executives. Consistent with prior years, the 2015 executive incentive plan was based on the achievement of two performance metrics – adjusted EBITDA and same restaurant sales. Adjusted EBITDA is a key earnings metric that reflects the Company’s focus on increasing operating profitability, while same restaurant sales is a key growth metric that represents a fundamental operating performance measure for the Company’s business. In selecting these metrics, the Subcommittee noted that adjusted EBITDA and same restaurant sales are prevalent restaurant industry measures, and management’s ability to attain these metrics was critical to achieving the Company’s operating and financial goals for 2015 and driving long-term stockholder value.

The design of the 2015 executive incentive plan was guided by four key principles:

•	Growth must be achieved for any payment. Even at threshold performance payout levels, the Company must achieve adjusted EBITDA growth over the prior year and positive same restaurant sales growth.

•

Reward executives consistent with external stockholder guidance. Target payout levels were established for performance at the low-end of the Company’s external stockholder guidance, with an acceleration of the payout curve to incentivize management to achieve the high-end of guidance.

•

Align executive compensation with Company performance. Target payout levels were set to provide median pay for median performance relative to competitors within the restaurant industry, while performance above (or below) target would result in payouts above (or below) median levels of pay.

•

Reward individual performance. Cash incentive payouts can be adjusted by up to +/-25% based on an assessment of each executive’s individual performance. In no event may an executive’s payout exceed the maximum incentive award opportunity established for that individual.

The table below identifies the performance metrics, incentive opportunities and actual results achieved under the 2015 executive incentive plan.

Design of 2015 Executive Incentive Plan (Corporate Incentive Grid)

PERFORMANCE METRIC	WEIGHT	THRESHOLD (50% PAYOUT)	TARGET (100% PAYOUT)	MAXIMUM (200% PAYOUT)	2015 ACTUAL ACHIEVEMENT	2015 ACTUAL PAYOUT %	WEIGHTED PAYOUT %
Adjusted EBITDA [3]	70%	$372M	$391M	$415M	$408.5M	172.9%	121.0%
Same Restaurant Sales [4]	30%	+0.5%	+2.5%	+3.5%	+2.6%	105.2%	31.6%

2015 Total Payout %							152.6%

[3]

Adjusted EBITDA is defined as earnings for fiscal 2015 before interest, taxes, depreciation and amortization, as adjusted (i) within the “Reconciliation of Adjusted EBITDA from Continuing Operations to Net Income” non-GAAP reconciliation table as presented in the Company’s fiscal 2015 earnings release and (ii) to exclude the impact of specific non-recurring and unusual items or other adjustments, to the extent approved by the Subcommittee. The specific adjustments applied in calculating adjusted EBITDA for purposes of the 2015 executive incentive plan from the Company’s reported 2015 financial results are shown in Annex A. The difference between the 2015 executive incentive plan adjusted EBITDA of $408.5 million and the Company’s reported 2015 adjusted EBITDA of $392.4 million was attributable to the sale of the Company’s bakery operations in May 2015, as further described in Annex A.

[4]

Same restaurant sales is defined as same restaurant sales for North America Company-operated restaurants, excluding the impact of currency translation. Same restaurant sales are reported for new restaurants that have been open for at least 15 continuous months and for remodeled restaurants that have been reopened for three continuous months.

        The Wendy’s Company 2016 Proxy Statement        35

The table below shows the target annual cash incentive opportunities and actual payouts for the NEOs under the 2015 executive incentive plan. The target payout levels were established as part of the NEOs’ overall employment terms with the Company and are expressed as a percentage of base salary in effect as of the end of 2015. In approving the target payout levels, the Subcommittee noted that the 2015 target total cash compensation for the Company’s senior executives fell within the competitive range of market median, on average, consistent with the Company’s executive compensation philosophy. The actual payouts for the NEOs were approved by the Compensation Committee in February 2016 based on the Company’s 2015 adjusted EBITDA and same restaurant sales results and the application of individual performance multipliers.

Target Payout Levels and Actual Payouts under 2015 Executive Incentive Plan5

PARTICIPANT	ANNUAL SALARY ($)	INCENTIVE TARGET AS % OF SALARY	ANNUAL INCENTIVE TARGET ($)	WEIGHTED PAYOUT % ACHIEVED FOR 2015	INDIVIDUAL PERFORMANCE MULTIPLIER	TOTAL 2015 ANNUAL INCENTIVE PAYOUT ($)
Emil J. Brolick	1,150,000	150%	1,725,000	152.6%	125%	3,290,438
Todd A. Penegor	675,000	75%	506,250	152.6%	125%	965,672
Robert D. Wright	485,000	75%	363,750	152.6%	115%	638,345
R. Scott Toop	490,000	75%	367,500	152.6%	N/A	560,805	[6]
Scott A. Weisberg	415,000	75%	311,250	152.6%	115%	546,213
Darrell G. van Ligten	425,000	75%	318,750	85.8%[7]	N/A	119,136	[6]
Craig S. Bahner	475,000	75%	356,250	152.6%	N/A	137,026	[6]

The Subcommittee determined the individual performance multiplier for Mr. Brolick based on his performance during 2015 in consideration of: (i) the Company’s strong operating and financial results, including year-over-year growth in same restaurant sales, average unit sales volumes, restaurant margins, adjusted EBITDA and adjusted earnings per share; (ii) the accelerated transformation of the Wendy’s brand through new restaurant development, Image Activation reimaging and investment in consumer-facing technology; (iii) the continued execution of the Company’s System Optimization initiative, along with the strategic disposition of the Company’s bakery operations; and (iv) the significant value created for stockholders through the Company’s debt refinancing, share repurchase programs and increased dividends. The Subcommittee also took into account Mr. Brolick’s leadership and commitment to investing in and growing the Wendy’s brand, building a highly qualified executive team, implementing senior leadership succession plans and delivering “A Cut Above” restaurant experience to our customers.

The individual performance multipliers for Messrs. Penegor, Wright and Weisberg reflect Mr. Brolick’s assessment of each executive’s performance during 2015. The Subcommittee determined that positive adjustments were appropriate to reward these executives’ contributions to the Company’s strong financial performance and successful execution of its strategic initiatives in 2015.

[5]

In conjunction with establishing the 2015 executive incentive plan, the Subcommittee approved an Internal Revenue Code Section 162(m)-compliant plan with a threshold performance goal for 2015 of net operating profit (before taxes) of $134.3 million, excluding: (i) asset write-downs (including asset impairment and goodwill impairment charges); (ii) reorganization and realignment costs; and (iii) costs associated with the Company’s System Optimization initiative. Achievement of this performance goal (which was $4.4 million higher than the 2014 performance goal) allowed for the funding of an annual incentive pool with maximum incentive award opportunities for eligible participants. Based on 2015 results, the Subcommittee certified that the Company satisfied the threshold performance goal through its achievement of adjusted net operating profit of $247.4 million. The Subcommittee then approved incentive payouts to senior executives under the 2015 executive incentive plan based on the Company’s achievement of the performance metrics under that plan (i.e., adjusted EBITDA and same restaurant sales), as adjusted for individual performance, which resulted in payouts below the maximum incentive award opportunities established for purposes of Section 162(m).

[6]

Under the terms of the 2015 executive incentive plan, Messrs. Toop, van Ligten and Bahner were not eligible for payment of their cash incentive awards because their employment was terminated prior to the incentive award payment date. However, pursuant to the terms of their respective employment and/or separation agreements, Messrs. Toop, van Ligten and Bahner received certain payments and benefits in connection with their termination, including payments in respect of their 2015 cash incentive awards. For more information regarding these payments and benefits, see “Employment Agreements” below.

[7]

In his role as Senior Vice President – President, International, Mr. van Ligten received 25% of his incentive award opportunity according to the Corporate Incentive Grid described above and 75% according to an International Incentive Grid based on three performance metrics – International adjusted EBITDA (30%), International system sales growth (40%) and International new units opened (30%).

36        The Wendy’s Company 2016 Proxy Statement

Long-Term Equity Incentive Compensation

In February 2015, the Subcommittee approved the 2015 long-term equity incentive compensation framework for senior executives. Consistent with prior years, the 2015 long-term equity incentive awards were comprised of performance units and stock options, as summarized in the table below.

Design of 2015 Long-Term Equity Incentive Awards

COMPONENT	WEIGHT	VESTING	TIMING OF GRANT[8]	RATIONALE
Performance Units	40%	Three-year cliff vesting, subject to the Company’s achievement of pre-determined, objective performance metrics	First quarter (February 2015) • Performance metrics are aligned with the Company’s full fiscal years during the performance period

•   Value is dependent on the Company’s achievement of multi-year strategic business objectives and the price of our Common Stock

•   Cliff vesting requires executives to remain with the Company through the vesting date to realize the full value of the award

Stock Options	60%	Three-year ratable vesting	Third quarter (August 2015) • Consistent with historical practice and the timing of long-term equity awards to other eligible employees	• Delivers value only if the price of our Common Stock increases • Aligns the interests of executives with the long-term interests of stockholders

Payout of the 2015 performance unit awards is based on the Company’s achievement of two equally-weighted performance metrics – adjusted earnings per share and relative total stockholder return – over a three-year performance period (December 29, 2014 through December 31, 2017), as described in the table below.

Performance Metrics for 2015 Performance Unit Awards

PERFORMANCE METRIC	THRESHOLD (37.5% PAYOUT)	TARGET (100% PAYOUT)	MAXIMUM (200% PAYOUT)	RATIONALE
Adjusted Earnings Per Share[9] (Compounded Annual Growth Rate)	5%	10%	20%	• Motivates executives to achieve consistent, long-term earnings growth • Rewards executives based on an internal operating measure with clear line of sight
Relative Total Stockholder Return (Ranking vs. S&P MidCap 400)	25th Percentile	50th Percentile	≥ 90th Percentile	• Motivates executives to drive superior, long-term growth in share price and dividends • Rewards executives based on the Company’s relative performance compared to a broad market index

In selecting the performance metrics for the 2015 performance units, the Subcommittee considered that the 2014 performance unit awards had been based on a single performance metric – adjusted earnings per share. For 2015, the Subcommittee, in consultation with its independent outside compensation consultant, Cook & Co., decided to add a second performance metric – relative total stockholder return – to the performance unit awards. The Subcommittee added this second metric in recognition of evolving marketplace trends to utilize multiple performance metrics in incentive plan design and because the Subcommittee believes that relative total stockholder return is an important indicator of the Company’s financial performance compared to the market. The Subcommittee concluded that the design of the 2015 performance units was consistent with market and industry practice and intended to align with stockholder interests and the creation of long-term stockholder value.

[8]

The Subcommittee has not adopted any formal policy to time the grant of equity awards with the release of non-public information and retains discretion to determine the grant dates for annual and special equity awards taking into account all relevant factors. All of the performance unit awards and stock options granted to senior executives during 2015 were issued during open trading windows established under the Company’s Securities Trading Policy.

[9]

Adjusted Earnings Per Share is defined as diluted net income per share (after taxes) as reported on the Company’s Consolidated Statements of Operations, as adjusted (i) within the “Reconciliation of Adjusted Income and Adjusted Earnings Per Share from Continuing Operations to Net Income and Diluted Earnings Per Share” non-GAAP reconciliation table as presented in the Company’s fiscal 2015, 2016 and 2017 earnings releases and (ii) to exclude the after-tax impact of any other extraordinary, unusual or nonrecurring events as described in “Management’s Discussion and Analysis of Financial Condition and Results of Operations” appearing in the Company’s annual report to stockholders for the applicable fiscal year.

        The Wendy’s Company 2016 Proxy Statement        37

Following the end of the performance period, the Subcommittee will review the extent to which the performance metrics have been achieved and will determine the number of shares of Common Stock that are issuable to each participant. Under the terms of the awards, there is no vesting of performance units if actual performance falls below threshold levels of performance. Consistent with prior year awards, the performance units include dividend equivalent rights, representing the right to receive additional performance units in lieu of cash dividends paid with respect to the shares of Common Stock actually earned, if any, at the completion of the performance period.

The Subcommittee determined the value of the 2015 long-term incentive awards for senior executives by assessing the impact of the value of these awards on each executive’s total target direct compensation and considering the performance of the Company and each executive during 2014.

In determining the value of Mr. Brolick’s 2015 long-term equity incentive award, the Subcommittee gave particular consideration to Mr. Brolick’s leadership role in driving improved Company performance during 2014, including: (i) enhancing stockholder value by returning $374 million to stockholders through dividends and share repurchases; (ii) transforming the Wendy’s brand and contemporizing the restaurant experience through new restaurant development, Image Activation reimaging and investment in consumer-facing technology; (iii) improving the quality of earnings by selling over 250 Company-operated restaurants to franchisees as part of System Optimization, resulting in a more predictable earnings stream from a higher percentage of royalty and rental income; and (iv) strengthening the Company’s economic model through reductions in general and administrative expense, improvements in restaurant margins and growth in same restaurant sales, average unit sales volumes, adjusted EBITDA and adjusted earnings per share. After considering all relevant factors, including competitive market data and information provided by its independent outside compensation consultant, Cook & Co., the Subcommittee determined that a 2015 long-term equity incentive award valued at $3,750,000 (which placed Mr. Brolick’s target total direct compensation for 2015 at approximately the high-end of the competitive range of market median) was appropriate in light of Mr. Brolick’s leadership and the continued momentum in the Company’s performance, brand relevance and strategic direction.

The values of the 2015 long-term equity incentive awards for Messrs. Penegor, Wright, Toop and Weisberg were determined by the Subcommittee after consideration of several factors, including individual and Company performance, the value of prior year awards, competitive market practice, internal pay equity, the terms of individual employment agreements and recommendations from Mr. Brolick. In approving these awards, the Subcommittee noted that the 2015 target total direct compensation for senior executives other than Mr. Brolick fell within the competitive range of market median, on average, consistent with the Company’s executive compensation philosophy.

Additional Compensation Decisions

Vesting of 2012 Performance Unit Awards

In July 2012, the Subcommittee awarded performance units to the Company’s senior executives, including Messrs. Brolick, Toop and Weisberg, as part of the Company’s 2012 executive compensation program. The performance units vested at the end of a three-year performance period that began on July 2, 2012 and ended on June 28, 2015, based on the Company’s total stockholder return compared to a peer group of 19 restaurant companies, as described in the table below.

PERFORMANCE	COMPANY TSR RANKING VS. PEER GROUP	PAYOUT AS % OF TARGET
Maximum Level	≥ 90th Percentile	200%
Actual Achievement (169% TSR)	72.8th Percentile	157%
Target Level	50th Percentile	100%
Threshold Level	25th Percentile	37.5%
Below Threshold Level	< 25th Percentile	0%

In July 2015, the Subcommittee certified the Company’s achievement of the relative total stockholder return performance goal, determined the number of shares of Common Stock that were issuable in respect of outstanding awards and approved share payouts to Mr. Brolick (419,155 shares), Mr. Toop (83,827 shares) and Mr. Weisberg (69,856 shares) without exercising negative discretion.

38        The Wendy’s Company 2016 Proxy Statement

Transition of President and Chief Executive Officer Roles

In October 2015, the Company announced that Mr. Brolick, our Chief Executive Officer, planned to retire from management duties with the Company in May 2016, and that Mr. Penegor, our Chief Financial Officer, was expected to succeed Mr. Brolick in the President and Chief Executive Officer roles after a transition period beginning in the first quarter of 2016. As part of the succession plan, Mr. Penegor was appointed President of the Company effective January 4, 2016.

In December 2015, the Compensation Committee and Subcommittee, in consultation with their independent outside compensation consultant, Cook & Co., discussed the transition plan and approved the following changes to Mr. Penegor’s compensation effective upon his assumption of the duties of President: (i) an annual base salary of $900,000; (ii) an annual target cash incentive opportunity beginning in 2016 of 125% of his annual base salary; and (iii) a long-term equity incentive compensation award value for 2016 within the range of $2,200,000 to $3,500,000. In approving these changes, the Compensation Committee and Subcommittee reviewed all components of Mr. Penegor’s compensation, discussed Mr. Penegor’s performance and contributions to the Company’s strong financial results and stockholder returns, considered the compensation paid in prior years to Mr. Brolick as the Company’s President and Chief Executive Officer and noted that Mr.  Penegor’s target total direct compensation for 2016 fell within the competitive range of market median.

Changes to the Executive Compensation Program for 2016

In December 2015, the Compensation Committee conducted its annual review of the Company’s executive compensation philosophy. As part of that review, the Compensation Committee determined that the executive compensation program had been effective in attracting and retaining top talent, was strongly aligned with the interests of stockholders and provided a significant linkage between executive pay and Company performance. Following discussions with their independent outside compensation consultant, Cook & Co., and management, the Compensation Committee and Subcommittee approved certain enhancements to the executive compensation program for 2016, as described in the table below.

GUIDELINE/COMPONENT	MODIFICATION	RATIONALE
Targeted Compensation Levels

•    In determining whether an executive’s compensation is competitive, the Compensation Committee will view the “competitive range” of market median as follows:

O   Base salary: +/-10%

O   Target total cash compensation: +/-15%

O   Target total direct compensation: +/-20%

(Previously, the competitive range was viewed as +/-15% of market median for all components of compensation)

• Aligns with recommended best practice and provides a more meaningful market comparison for senior executive roles, given the Company’s high percentage of performance-based compensation
Annual Cash Incentive Compensation

•    Increased the weighting of the same restaurant sales performance metric from 30% to 40% (with a corresponding decrease in the weighting of the adjusted EBITDA performance metric from 70% to 60%)

•    Transitioned the basis for measuring North America same restaurant sales growth from Company-operated restaurants to system restaurants

•    Discontinued the individual performance multiplier of +/-25% for the Chief Executive Officer

•    Consistent with the Company’s increased emphasis on achieving organic growth through increased sales and customer visits

•    Recognizes the Company’s ongoing transition to a predominantly franchised business model

•    Reinforces the strong link between Company performance and CEO compensation

Long-Term Equity Incentive Compensation	• Increased the weighting of the performance unit component from 40% to 50% of the total award value (with a corresponding decrease in the weighting of the stock option component from 60% to 50%)	• Further aligns the executive compensation program with our long-term growth strategies and strengthens our pay-for-performance philosophy

        The Wendy’s Company 2016 Proxy Statement        39

Compensation Governance Matters

Clawback Provisions in Equity Awards

All of the equity awards granted to senior executives and other eligible participants during 2015 contain clawback provisions in favor of the Company, as described below.

•

In the event of a material restatement of the Company’s financial statements, the Compensation Committee will review the facts and circumstances underlying the restatement (including any potential wrongdoing by the participant) and may, in its sole discretion, direct the Company to recover all or a portion of the award or any gain realized on the vesting, exercise or settlement of the award.

•

If a court determines that a participant has engaged in any “detrimental activity” (as defined in the 2010 Omnibus Award Plan), the Company may cancel the award and require the participant to return the award or any gain realized on the vesting, exercise or settlement of the award.

•

If the Company is required by law to include an additional clawback or forfeiture provision in an outstanding award, then such provision will apply to the award as if it had been included in the award on its grant date.

Stock Ownership and Retention Guidelines

The Board of Directors has adopted Stock Ownership and Retention Guidelines that require executive officers and directors to own a specified number of shares of Common Stock based on the executive’s annual base salary or the director’s annual cash retainer for serving on the Board. The guidelines, which are described below under the caption “Stock Ownership and Retention Guidelines for Executive Officers and Directors,” are intended to encourage executives and directors to maintain a long-term equity stake in the Company, align the interests of executives and directors with the interests of stockholders and promote the Company’s commitment to sound corporate governance.

Anti-Hedging Policy

The Board of Directors has adopted a Securities Trading Policy to assist the Company’s employees and directors in complying with securities laws and avoiding even the appearance of improper conduct. Under this policy, executives and directors are prohibited from engaging in speculative transactions or transactions that are intended to hedge or offset the value of Company securities they already own. Specifically, executives and directors: (i) may not sell Company securities that are not then owned; (ii) may not engage in transactions in publicly traded options of Company securities; (iii) may not engage in any other hedging transactions without pre-clearance from the Company’s legal department; (iv) may not sell Company securities within six months of their purchase; and (v) are discouraged from pledging or hypothecating Company securities. As of the date of this Proxy Statement, none of the Company’s executive officers or directors has pledged any shares of Common Stock.

Tax and Accounting Considerations

Section 162(m) of the Internal Revenue Code imposes a $1.0 million limit on the deduction that the Company may claim in any tax year with respect to compensation paid to the Chief Executive Officer and the three most-highly compensated executive officers other than the Chief Executive Officer and the Chief Financial Officer. Certain types of “performance-based compensation” are exempt from the $1.0 million limit, including income from stock options, performance-based restricted stock and certain formula-driven compensation that meets the requirements of Section 162(m).

The Compensation Committee and Subcommittee seek to structure incentive compensation for senior executives in a manner that complies with Section 162(m) in order to maximize the deductibility of such compensation. At the same time, there may be circumstances in which the Compensation Committee or Subcommittee determines, in the exercise of its independent judgment and after its review of all relevant factors, that it is in the best interests of the Company to provide compensation to one or more executives that may not be deductible. With respect to the compensation awarded to the NEOs during 2015, all of the cash incentive awards, stock options and performance unit awards were designed to satisfy the requirements for deductible compensation.

In recognition of the limitation imposed by Section 162(m), the Company’s employment agreement with Mr. Brolick requires that all amounts of base salary in excess of $1.0 million be deferred under the terms of a special executive deferred compensation plan. The terms of Mr. Brolick’s deferred compensation plan are described in the “2015 Non-Qualified Deferred Compensation” table below.

40        The Wendy’s Company 2016 Proxy Statement

The Compensation Committee and Subcommittee also take into consideration the accounting costs associated with long-term equity incentive awards granted to senior executives and other eligible employees. Under U.S. Generally Accepted Accounting Principles, grants of stock options, performance units and other share-based awards result in an accounting charge for the Company. In designing the executive compensation program, the Compensation Committee and Subcommittee consider the accounting implications of equity awards, including the estimated cost for financial reporting purposes and the aggregate grant date fair value computed in accordance with FASB ASC Topic 718.

Consideration of Annual Stockholder “Say-on-Pay” Vote

In accordance with the Dodd-Frank Wall Street Reform and Consumer Protection Act, the Company provides stockholders with the opportunity to cast an annual advisory vote to approve the compensation of the NEOs (i.e., an annual “say-on-pay” vote). At the Company’s 2015 annual meeting of stockholders, approximately 85% of the votes cast on the “say-on-pay” resolution were voted in favor of the compensation of the named executive officers for fiscal 2014 as disclosed in the Company’s 2015 proxy statement. In July 2015, the Compensation Committee considered those voting results and determined that no changes to the Company’s executive compensation program were warranted at that time. In December 2015, the Compensation Committee conducted its annual review of the Company’s executive compensation philosophy and approved certain modifications to the executive compensation program for 2016, as described above under the caption “Additional Compensation Decisions—Changes to the Executive Compensation Program for 2016.” The Compensation Committee will continue to review the design of the executive compensation program in light of future “say-on-pay” votes, developments in executive compensation and the Company’s pay-for-performance philosophy to ensure that the executive compensation program continues to serve the best interests of the Company and its stockholders.

        The Wendy’s Company 2016 Proxy Statement        41

2015 SUMMARY COMPENSATION TABLE

This 2015 Summary Compensation Table sets forth the salary, bonus, equity awards, cash incentive awards and all other compensation that was earned by or paid or awarded to the following named executive officers for 2015, 2014 and 2013:

•	The Company’s Chief Executive Officer, Emil J. Brolick;

•	The Company’s President and Chief Financial Officer, Todd A. Penegor;

•	The Company’s three most highly compensated executive officers during 2015, other than Messrs. Brolick and Penegor, who were serving as executive officers at the end of 2015:

O	Robert D. Wright, Executive Vice President, Chief Operations Officer;

O	R. Scott Toop, former Senior Vice President, General Counsel and Secretary; and

O	Scott A. Weisberg, Chief People Officer; and

•	Two additional individuals who served as executive officers during 2015 but whose employment was terminated prior to the end of 2015:

O	Darrell G. van Ligten, former Senior Vice President – President, International; and

O	Craig S. Bahner, former Chief Marketing Officer.

NAME AND PRINCIPAL POSITION	YEAR	SALARY ($) (1)	BONUS ($)	STOCK AWARDS ($) (2)	OPTION AWARDS ($) (3)	NON-EQUITY INCENTIVE PLAN COMPENSATION ($) (4)	ALL OTHER COMPENSATION ($) (5)	TOTAL ($)
Emil J. Brolick (CEO)	2015	1,168,904	—	1,499,991	2,249,998	3,290,438	68,915	8,278,246
	2014	1,137,500	—	1,799,992	2,699,998	1,435,000	91,708	7,164,198
	2013	1,100,000	—	1,399,993	2,186,124	2,854,500	66,613	7,607,230
Todd A. Penegor (President and CFO)	2015	679,863	—	399,993	599,998	965,672	30,200	2,675,726
	2014	643,750	—	1,439,988	659,999	395,000	30,359	3,169,096
	2013	360,577	250,000	1,649,981	723,375	725,000	87,857	3,796,790
Robert D. Wright (6) (EVP, COO)	2015	490,479	—	359,992	539,999	638,345	30,200	2,059,015
	2014	385,962	200,000	1,159,990	239,998	285,000	30,000	2,300,950
R. Scott Toop (7) (Former SVP, GC and Secretary)	2015	491,822	—	263,986	395,998	560,805	30,200	1,742,811
	2014	460,000	—	275,997	414,000	300,000	27,200	1,477,197
	2013	440,000	—	259,993	405,993	520,000	144,225	1,770,210
Scott A. Weisberg (8) (CPO)	2015	419,329	—	219,992	330,000	546,213	30,200	1,545,734
Darrell G. van Ligten (9) (Former SVP – President, Int’l)	2015	188,630	—	1,081,701	708,024	119,136	1,690,379	3,787,870
Craig S. Bahner (10) (Former CMO)	2015	123,630	—	835,063	807,112	137,026	469,139	2,371,970
	2014	471,250	—	285,995	428,999	257,569	42,847	1,486,660
	2013	431,058	15,000	259,993	405,993	530,000	27,000	1,669,043

(1)	For 2015, the salaries received by Messrs. Brolick, Penegor, Wright, Toop and Weisberg reflect the impact of a 53rd week in the fiscal year.

(2)

The amounts shown represent the aggregate grant date fair value of stock awards made to the NEOs in the year shown, computed in accordance with FASB ASC Topic 718, disregarding any estimates of forfeitures related to performance-based vesting conditions. See Note 16 (Share-Based Compensation) to the Company’s consolidated financial statements included in the 2015 Form 10-K for the assumptions made in determining these values.

The amounts shown for 2015 reflect, among other items, the target grant date fair values of performance unit awards granted to the NEOs in February 2015 under the 2010 Omnibus Award Plan, which awards are subject to the Company’s achievement of performance goals established by the Subcommittee for the performance period

42        The Wendy’s Company 2016 Proxy Statement

beginning December 29, 2014 and ending December 31, 2017, as follows: $1,499,991 for Mr. Brolick; $399,993 for Mr. Penegor; $359,992 for Mr. Wright; $263,986 for Mr. Toop; $219,992 for Mr. Weisberg; and $219,992 for Mr. van Ligten. At maximum achievement levels, the grant date fair values of these awards would be as follows: $2,999,981 for Mr. Brolick; $799,987 for Mr. Penegor; $719,985 for Mr. Wright; $527,973 for Mr. Toop; $439,983 for Mr. Weisberg; and $439,983 for Mr. van Ligten. For more information regarding the performance goals and potential payouts with respect to the 2015 performance unit awards granted to the NEOs, see “Compensation Discussion and Analysis—Compensation Decisions for 2015—Long-Term Equity Incentive Compensation” above.

(3)

The amounts shown represent the aggregate grant date fair value of stock option awards made to the NEOs in the year shown, computed in accordance with FASB ASC Topic 718. See Note 16 (Share-Based Compensation) to the Company’s consolidated financial statements included in the 2015 Form 10-K for the assumptions made in determining these values. For more information regarding the stock options granted to the NEOs in 2015, see “Compensation Discussion and Analysis—Compensation Decisions for 2015—Long-Term Equity Incentive Compensation” above.

(4)

The amounts shown represent the annual cash incentive payouts earned by the NEOs under the 2010 Omnibus Award Plan for the year shown based on the Company’s achievement of annual performance goals established by the Subcommittee, as adjusted for individual performance. For more information regarding the performance goals and potential payouts with respect to the 2015 cash incentive awards granted to the NEOs, see “Compensation Discussion and Analysis—Compensation Decisions for 2015—Annual Cash Incentive Compensation” above.

(5)	The following table sets forth the details of the “All Other Compensation” paid to the NEOs for 2015.

NAME	COMPANY CONTRIBUTIONS TO 401(K) PLAN ($) (a)	AUTOMOBILE ALLOWANCE ($)	USE OF COMPANY AIRCRAFT ($) (b)	PAYMENTS/ACCRUALS IN CONNECTION WITH TERMINATION OF EMPLOYMENT ($) (c)	OTHER PERQUISITES OR PERSONAL BENEFITS ($) (d)	TOTAL ($)
Emil J. Brolick	10,600	19,200	35,945	—	3,170	68,915
Todd A. Penegor	10,600	16,800	—	—	2,800	30,200
Robert D. Wright	10,600	16,800	—	—	2,800	30,200
R. Scott Toop	10,600	16,800	—	—	2,800	30,200
Scott A. Weisberg	10,600	16,800	—	—	2,800	30,200
Darrell G. van Ligten	10,600	7,754	—	1,671,136	889	1,690,379
Craig S. Bahner	10,600	4,846	—	453,693	—	469,139

(a)	The amounts shown reflect matching contributions made by the Company to the NEOs’ respective 401(k) plan accounts.

(b)

During 2015, the Company owned fractional interests in corporate aircraft to enable its executives to safely and efficiently travel for business purposes. The aircraft were operated by NetJets, a subsidiary of Berkshire Hathaway Inc., pursuant to fractional program agreements. During 2015, none of the NEOs, other than Mr. Brolick, used the aircraft solely for personal purposes.

The amount shown for Mr. Brolick reflects the aggregate incremental cost to the Company of personal flights by Mr. Brolick during 2015. Aggregate incremental cost is based on the variable operating costs to the Company associated with such flights, including the hourly fees and fuel costs provided for in the fractional program agreements and other trip-related costs. Fixed costs, which do not change based on usage of the aircraft, such as monthly management fees and general maintenance costs, are excluded from this calculation.

On certain occasions, an executive’s spouse or other family members may accompany the executive on the aircraft when the aircraft is already going to a specific destination for a business purpose and has available seating. In those cases, the aggregate incremental cost to the Company is a de minimis amount.

(c)

The amounts shown reflect the value of severance payments and benefits received or accrued during 2015 by Messrs. Bahner and van Ligten in connection with the termination of their employment. For more information regarding these payments and benefits, see “Employment Agreements” below.

        The Wendy’s Company 2016 Proxy Statement        43

(d)

The amounts shown reflect the Company’s reimbursement of medical expenses incurred by the NEOs under the Company’s executive physical examination program. The Company adopted this program in 2013 to encourage executive officers to have routine medical check-ups in an effort to maintain good health, identify health issues and drive productivity. The amount shown for Mr. Brolick also includes the Company’s payment of residential security costs which were approved by the Compensation Committee following the Company’s review of potential security concerns related to Mr. Brolick’s service as the Company’s Chief Executive Officer.

(6)	Mr. Wright was not a named executive officer in 2013 and, therefore, his compensation information for that year has not been provided.

(7)	Mr. Toop retired from the Company on January 17, 2016 following the expiration of the employment term under his employment agreement.

(8)	Mr. Weisberg was not a named executive officer in 2014 or 2013 and, therefore, his compensation information for those years has not been provided.

(9)

Mr. van Ligten was not a named executive officer in 2014 or 2013 and, therefore, his compensation information for those years has not been provided. Mr. van Ligten left the Company on June 8, 2015 and served as a consultant to the Company from June 9, 2015 to December 4, 2015. In connection with his departure from the Company, Mr. van Ligten received certain severance payments and benefits, as described below under the caption “Employment Agreements.” For 2015, the amounts shown in the “Stock Awards” and “Option Awards” columns include the incremental fair value associated with the accelerated vesting of outstanding performance unit awards and stock option awards held by Mr. van Ligten on his last day of employment, computed in accordance with FASB ASC Topic 718.

(10)

Mr. Bahner left the Company on April 2, 2015 following the expiration of the employment term under his employment agreement. In connection with his departure from the Company, Mr. Bahner received certain severance payments and benefits, as described below under the caption “Employment Agreements.” For 2015, the amounts shown in the “Stock Awards” and “Option Awards” columns represent the incremental fair value associated with the accelerated vesting of outstanding performance unit awards and stock option awards held by Mr. Bahner on his last day of employment, computed in accordance with FASB ASC Topic 718.

44        The Wendy’s Company 2016 Proxy Statement

2015 GRANTS OF PLAN-BASED AWARDS

The following table provides information concerning the annual cash incentive awards and long-term equity incentive awards granted to the named executive officers in 2015.

NAME	GRANT DATE	APPROVAL DATE	ESTIMATED POSSIBLE PAYOUTS UNDER NON-EQUITY INCENTIVE PLAN AWARDS (1)			ESTIMATED FUTURE PAYOUTS UNDER EQUITY INCENTIVE PLAN AWARDS (2)			ALL OTHER STOCK AWARDS: NUMBER OF SHARES OF STOCK OR UNITS (#) (3)	ALL OTHER OPTION AWARDS: NUMBER OF SECURITIES UNDERLYING OPTIONS (#) (4)	EXERCISE OR BASE PRICE OF OPTION AWARDS ($/SH)	CLOSING MARKET PRICE ON DATE OF GRANT ($/SH)	GRANT DATE FAIR VALUE OF STOCK AND OPTION AWARDS ($) (5)

			THRESHOLD ($)	TARGET ($)	MAXIMUM ($)	THRESHOLD (#)	TARGET (#)	MAXIMUM (#)
Emil J. Brolick			862,500	1,725,000	3,450,000
	2/18/15	2/18/15				41,692	111,181	222,362					1,499,991
	8/7/15	7/30/15								989,271	9.86	9.82	2,249,998
Todd A. Penegor			253,125	506,250	1,012,500
	2/18/15	2/18/15				11,118	29,648	59,296					399,993
	8/7/15	7/30/15								263,805	9.86	9.82	599,998
Robert D. Wright			181,875	363,750	727,500
	2/18/15	2/18/15				10,006	26,683	53,366					359,992
	8/7/15	7/30/15								237,425	9.86	9.82	539,999
R. Scott Toop			183,750	367,500	735,000
	2/18/15	2/18/15				7,337	19,567	39,134					263,986
	8/7/15	7/30/15								174,111	9.86	9.82	395,998
Scott A. Weisberg			155,500	311,000	622,000
	2/18/15	2/18/15				6,114	16,306	32,612					219,992
	8/7/15	7/30/15								145,093	9.86	9.82	330,000
Darrell G. van Ligten			159,375	318,750	637,500
	2/18/15	2/18/15				6,114	16,306	32,612					219,992
	6/8/15	12/11/14								3,379	4.68	11.28	21,575
	6/8/15	12/11/14								80,372	7.92	11.28	259,907
	6/8/15	12/11/14								143,207	8.22	11.28	426,542
	6/8/15	12/11/14							44,665				503,149
	6/8/15	12/11/14							20,106				226,494
	6/8/15	12/11/14							9,860				111,073
	6/8/15	12/11/14							1,863				20,992
Craig S. Bahner			178,125	356,250	712,500
	4/2/15	12/11/14								99,508	7.92	10.93	289,021
	4/2/15	12/11/14								195,035	8.22	10.93	518,091
	4/2/15	12/11/14							42,192				460,098
	4/2/15	12/11/14							22,633				246,817
	4/2/15	12/11/14							11,751				128,147

(1)

Represents threshold, target and maximum payout levels based on 2015 performance for the annual cash incentive awards granted to the NEOs under the 2010 Omnibus Award Plan. For more information regarding the performance goals and potential payouts with respect to such awards, see “Compensation Discussion and Analysis—Compensation Decisions for 2015—Annual Cash Incentive Compensation” above. The actual amounts paid to the NEOs pursuant to such awards based on Company and individual performance during 2015 were as follows: $3,290,438 for Mr. Brolick; $965,672 for Mr. Penegor; $638,345 for Mr. Wright; $560,805 for Mr. Toop; $546,213 for Mr. Weisberg; $119,136 for Mr. van Ligten; and $137,026 for Mr. Bahner. Such amounts are included in the “Non-Equity Incentive Plan Compensation” column of the “2015 Summary Compensation Table” above.

(2)

Represents threshold, target and maximum payout levels based on Company performance over a three-year period for performance unit awards granted to the NEOs under the 2010 Omnibus Award Plan. For more information regarding the performance goals and potential payouts with respect to such awards, see “Compensation Discussion and Analysis—Compensation Decisions for 2015—Long-Term Equity Incentive Compensation” above. The performance units include dividend equivalent rights, representing the right to receive additional performance units in lieu of cash dividends paid with respect to the shares of Common Stock underlying the award (if and when the award vests).

        The Wendy’s Company 2016 Proxy Statement        45

(3)

For Mr. van Ligten, reflects shares of Common Stock received upon the accelerated vesting of outstanding performance unit awards held by Mr. van Ligten on June 8, 2015, his last day of employment. The Subcommittee approved the vesting schedule applicable to Mr. van Ligten’s outstanding equity awards on December 11, 2014 as part of his overall severance terms.

For Mr. Bahner, reflects shares of Common Stock received upon the accelerated vesting of outstanding performance unit awards held by Mr. Bahner on April 2, 2015, his last day of employment. The Subcommittee approved the vesting schedule applicable to Mr. Bahner’s outstanding equity awards on December 11, 2014 as part of his overall severance terms.

(4)

For Messrs. Brolick, Penegor, Wright, Toop and Weisberg, reflects stock options granted to the NEOs under the 2010 Omnibus Award Plan, each having an exercise price equal to the “fair market value” (i.e., the average of the high and low per share sales price) of the underlying shares of Common Stock on the grant date and expiring ten years from the grant date, unless sooner exercised or forfeited. All of the stock options vest and become exercisable in three equal installments on the first, second and third anniversaries of the grant date, subject to the executive’s continued employment on the applicable vesting date.

For Mr. van Ligten, reflects the accelerated vesting of outstanding stock option awards held by Mr. van Ligten on June 8, 2015, his last day of employment. The Subcommittee approved the vesting schedule applicable to Mr. van Ligten’s outstanding equity awards on December 11, 2014 as part of his overall severance terms.

For Mr. Bahner, reflects the accelerated vesting of outstanding stock option awards held by Mr. Bahner on April 2, 2015, his last day of employment. The Subcommittee approved the vesting schedule applicable to Mr. Bahner’s outstanding equity awards on December 11, 2014 as part of his overall severance terms.

(5)

Represents the grant date fair value of equity awards granted to the NEOs, computed in accordance with FASB ASC Topic 718, disregarding any estimates of forfeitures related to performance-based vesting conditions. The grant date fair value of the performance unit awards granted on February 18, 2015 is based on achieving target levels of performance. See Note 16 (Share-Based Compensation) to the Company’s consolidated financial statements included in the 2015 Form 10-K for the assumptions made in determining those values.

For Messrs. van Ligten and Bahner, also includes the incremental fair value associated with the accelerated vesting of outstanding performance unit awards and stock option awards held by Messrs. van Ligten and Bahner on their last days of employment, computed in accordance with FASB ASC Topic 718.

46        The Wendy’s Company 2016 Proxy Statement

OUTSTANDING EQUITY AWARDS AT 2015 YEAR-END

The following table provides information concerning the unexercised stock options and unvested restricted stock unit and performance unit awards held by the named executive officers as of the end of 2015.

	OPTION AWARDS				STOCK AWARDS
NAME	NUMBER OF SECURITIES UNDERLYING UNEXERCISED OPTIONS (#) EXERCISABLE	NUMBER OF SECURITIES UNDERLYING UNEXERCISED OPTIONS (#) UNEXERCISABLE (1)	OPTION EXERCISE PRICE ($)	OPTION EXPIRATION DATE (2)	NUMBER OF SHARES OR UNITS OF STOCK THAT HAVE NOT VESTED (#)	MARKET VALUE OF SHARES OR UNITS OF STOCK THAT HAVE NOT VESTED ($) (3)	EQUITY INCENTIVE PLAN AWARDS: NUMBER OF UNEARNED SHARES, UNITS OR OTHER RIGHTS THAT HAVE NOT VESTED (#)		EQUITY INCENTIVE PLAN AWARDS: MARKET OR PAYOUT VALUE OF UNEARNED SHARES, UNITS OR OTHER RIGHTS THAT HAVE NOT VESTED ($) (3)
Emil J. Brolick	540,540	—	4.82	9/12/21
	833,333	—	4.68	7/2/22
	535,814	267,908	7.92	8/9/23
	294,985	589,970	8.22	8/11/24
	—	989,271	9.86	8/7/25
							374,198	(4)	4,030,112
							193,482	(5)	2,083,801
							227,202	(6)	2,446,966
Todd A. Penegor	43,720	21,860	5.91	6/3/23
	145,435	72,718	7.92	8/9/23
	100,018	200,036	8.22	8/11/24
	—	263,805	9.86	8/7/25
					77,017 (7)	829,473
					119,400 (8)	1,285,938
							101,562	(4)	1,093,823
							47,295	(5)	509,367
							60,586	(6)	652,511
Robert D. Wright	36,370	72,740	8.22	8/11/24
	—	237,425	9.86	8/7/25
					119,400 (8)	1,285,938
							17,198	(5)	185,222
							54,526	(6)	587,245
R. Scott Toop	140,000	—	5.35	1/17/22
	166,666	—	4.68	7/2/22
	99,508	49,754	7.92	8/9/23
	62,738	125,478	8.22	8/11/24
	—	174,111	9.86	8/7/25
							69,490	(4)	748,407
							29,667	(5)	319,514
							39,984	(6)	430,628
Scott A. Weisberg	80,372	40,186	7.92	8/9/23
	50,009	100,018	8.22	8/11/24
	—	145,093	9.86	8/7/25
							56,128	(4)	604,499
							23,647	(5)	254,678
							33,320	(6)	358,856
Darrell G. van Ligten
Craig S. Bahner

(1)

All stock options vest and become exercisable in three equal installments on the first, second and third anniversaries of the grant date, subject to the executive’s continued employment on the applicable vesting date.

        The Wendy’s Company 2016 Proxy Statement        47

(2)	All stock options expire ten years from the grant date, unless sooner exercised or forfeited.

(3)	Based on $10.77 per share, which was the per share closing price of our Common Stock on December 31, 2015, the last trading day of 2015.

(4)

Represents payout levels based on achieving maximum performance levels over a two and one-half-year period (July 1, 2013 through January 3, 2016) for performance unit awards granted on August 9, 2013 under the 2010 Omnibus Award Plan, plus dividends accrued thereon as of the end of 2015. Each performance unit represents the right to receive one share of Common Stock subject to the Company’s achievement of two performance goals based on adjusted earnings per share and restaurant openings and remodels during the performance period. For more information regarding the performance goals and potential payouts with respect to such awards, see “Compensation Discussion and Analysis—Elements of Executive Compensation—Long-Term Incentive Compensation—2013 Long-Term Equity Incentive Awards” in the Company’s definitive proxy statement for the 2014 annual meeting of stockholders filed with the SEC on April 11, 2014. The performance unit awards vested on February 25, 2016 following the Subcommittee’s determination of the Company’s level of achievement of the performance goals. The number of shares of Common Stock received by Messrs. Brolick, Penegor, Toop and Weisberg upon the vesting of the awards was as follows: 306,841 shares for Mr. Brolick; 83,280 shares for Mr. Penegor; 56,981 shares for Mr. Toop; and 46,024 shares for Mr. Weisberg.

(5)

Represents payout levels based on achieving target performance levels over a three-year period (December 30, 2013 through January 1, 2017) for performance unit awards granted on February 20, 2014 under the 2010 Omnibus Award Plan, plus dividends accrued thereon as of the end of 2015. Each performance unit represents the right to receive one share of Common Stock subject to the Company’s achievement of a performance goal based on adjusted earnings per share during the performance period. For more information regarding the performance goal and potential payouts with respect to such awards, see “Compensation Discussion and Analysis—Compensation Decisions for 2014—Long-Term Equity Incentive Compensation” in the Company’s definitive proxy statement for the 2015 annual meeting of stockholders filed with the SEC on April 17, 2015.

(6)

Represents payout levels based on achieving maximum performance levels over a three-year period (December 29, 2014 through December 31, 2017) for performance unit awards granted on February 18, 2015 under the 2010 Omnibus Award Plan, plus dividends accrued thereon as of the end of 2015. Each performance unit represents the right to receive one share of Common Stock subject to the Company’s achievement of two performance goals based on adjusted earnings per share and relative total stockholder return during the performance period. For more information regarding the performance goals and potential payouts with respect to such awards, see “Compensation Discussion and Analysis—Compensation Decisions for 2015—Long-Term Equity Incentive Compensation” above.

(7)

Reflects unvested restricted stock units granted to Mr. Penegor on June 3, 2013 under the 2010 Omnibus Award Plan, plus dividends accrued thereon as of the end of 2015. The restricted stock units vest on June 3, 2016, subject to Mr. Penegor’s continued employment on the vesting date.

(8)

Reflects unvested restricted stock units granted to Messrs. Penegor and Wright on December 17, 2014 under the 2010 Omnibus Award Plan, plus dividends accrued thereon as of the end of 2015. The restricted stock units vest in two equal installments on the third and fourth anniversaries of the grant date, subject to the executive’s continued employment on the applicable vesting date.

48        The Wendy’s Company 2016 Proxy Statement

OPTION EXERCISES AND STOCK VESTED DURING 2015

The following table provides information for 2015 concerning the exercise of stock options and vesting of stock awards granted to the named executive officers in prior years.

	OPTION AWARDS		STOCK AWARDS
NAME	NUMBER OF SHARES ACQUIRED ON EXERCISE (#)	VALUE REALIZED ON EXERCISE ($) (1)	NUMBER OF SHARES ACQUIRED ON VESTING (#)		VALUE REALIZED ON VESTING ($) (2)
Emil J. Brolick	—	—	419,155	(3)	4,306,818
Todd A. Penegor	—	—	75,389	(4)	867,916
Robert D. Wright	—	—	—		—
R. Scott Toop	—	—	83,827	(3)	861,322
Scott A. Weisberg	138,888	825,689	69,856	(3)	717,770
Darrell G. van Ligten (5)	756,321	4,165,296	81,304		915,751
Craig S. Bahner (6)	544,297	2,394,485	80,801		880,731

(1)	Based on the difference between the exercise price of the stock options and the market price of our Common Stock at the time of exercise.

(2)	Based on the average of the high and low per share sales price of our Common Stock on the applicable vesting date.

(3)

Represents the number of shares of Common Stock earned with respect to performance unit awards granted on July 2, 2012 for the three-year performance period that began on July 2, 2012 and ended on June 28, 2015. The performance unit awards vested on July 30, 2015 following the Subcommittee’s determination of the Company’s level of achievement of a performance goal based on relative total stockholder return.

(4)	Represents the number of shares of Common Stock received on June 3, 2015 from the pro rata vesting of a restricted stock unit award granted on June 3, 2013.

(5)

Mr. van Ligten left the Company on June 8, 2015. In connection with his departure: (i) all outstanding stock options held by Mr. van Ligten vested in full; (ii) the expiration date of all outstanding stock options held by Mr. van Ligten was accelerated to June 8, 2016 (one year following his departure); (iii) all outstanding performance units held by Mr. van Ligten vested on a pro rata basis based on the assumed achievement of target performance; and (iv) all outstanding restricted stock units held by Mr. van Ligten vested on a pro rata basis.

(6)

Mr. Bahner left the Company on April 2, 2015 following the expiration of the employment term under his employment agreement. In connection with his departure: (i) all outstanding stock options held by Mr. Bahner vested in full; (ii) the expiration date of all outstanding stock options held by Mr. Bahner was accelerated to April 2, 2016 (one year following his departure); and (iii) all outstanding performance units held by Mr. Bahner vested on a pro rata basis based on the assumed achievement of target performance.

        The Wendy’s Company 2016 Proxy Statement        49

2015 NON-QUALIFIED DEFERRED COMPENSATION

Pursuant to the terms of his employment agreement with the Company, Mr. Brolick is required to defer all amounts of base salary in excess of $1.0 million under a special executive deferred compensation plan established by the Company. The following table provides information concerning Mr. Brolick’s account under the deferred compensation plan for 2015. Except for Mr. Brolick’s deferred compensation plan, the Company did not maintain any nonqualified deferred compensation or defined contribution plans for the named executive officers during 2015.

NAME	EXECUTIVE CONTRIBUTIONS IN LAST FISCAL YEAR ($)		REGISTRANT CONTRIBUTIONS IN LAST FISCAL YEAR ($)	AGGREGATE EARNINGS IN LAST FISCAL YEAR ($)		AGGREGATE WITHDRAWALS/ DISTRIBUTIONS IN LAST FISCAL YEAR ($)	AGGREGATE BALANCE AT LAST FISCAL YEAR-END ($)
Emil J. Brolick	168,904	(1)	—	13,580	(2)	—	537,213	(3)
Todd A. Penegor	—		—	—		—	—
Robert D. Wright	—		—	—		—	—
R. Scott Toop	—		—	—		—	—
Scott A. Weisberg	—		—	—		—	—
Darrell G. van Ligten	—		—	—		—	—
Craig S. Bahner	—		—	—		—	—

(1)	The amount shown is reported as compensation to Mr. Brolick for 2015 and is included in the “Salary” column of the “2015 Summary Compensation Table” above.

(2)

Because Mr. Brolick’s deferred compensation plan does not provide for “above-market” or “preferential” earnings on his account, the amount shown is not reported in the “2015 Summary Compensation Table” above.

(3)

Of the amount shown: (i) $100,000 was previously reported as compensation to Mr. Brolick for 2012; (ii) $100,000 was previously reported as compensation to Mr. Brolick for 2013; and (iii) $137,500 was previously reported as compensation to Mr. Brolick for 2014. Such amounts were included in the “Salary” column of the Summary Compensation Table for the applicable year.

All amounts deferred by Mr. Brolick under the deferred compensation plan will: (i) be vested and nonforfeitable at all times; (ii) be distributed to Mr. Brolick in a single lump-sum payment on the first day of the seventh month following his retirement, subject to applicable legal and regulatory requirements; and (iii) bear interest (compounded quarterly) at a rate equal to the three-month LIBOR, plus 500 basis points, not to exceed 120% of the applicable U.S. federal long-term rate. For 2015, interest was credited to Mr. Brolick’s account on a quarterly basis using the following interest rates: 3.17% for the first quarter; 2.93% for the second quarter; 3.52% for the third quarter; and 3.06% for the fourth quarter.

50        The Wendy’s Company 2016 Proxy Statement

EMPLOYMENT AGREEMENTS

A summary of the key terms and provisions of the named executive officers’ employment agreements with the Company is set forth below. This summary is qualified in its entirety by reference to the complete text of the employment agreements, copies of which have been filed with the SEC. The severance and termination provisions included in the employment agreements for Messrs. Brolick, Penegor, Wright and Weisberg are described below under the caption “Potential Payments upon Termination or Change in Control.”

EMIL J. BROLICK

Effective September 12, 2011, the Company entered into an employment agreement with Mr. Brolick, as the Company’s President and Chief Executive Officer. The employment agreement provided that Mr. Brolick was to be appointed to the Board of Directors as of his date of hire, and the Company will cause Mr. Brolick to be nominated for re-election to the Board each year during his term of employment. The employment agreement stated that the term of Mr. Brolick’s employment would run through September 12, 2014, provided that the parties could agree to a one-year extension of the term on mutually satisfactory terms. On June 2, 2014, the Company and Mr. Brolick entered into an amendment to the employment agreement which extended the term of Mr. Brolick’s employment to September 12, 2015, subject to automatic renewal for additional one-year periods unless either party gives notice of non-renewal at least 90 days prior to the expiration of the then-current term. Under the employment agreement, as amended, Mr. Brolick’s annual base salary was set at $1,150,000, with all amounts in excess of $1,000,000 to be deferred under a special executive deferred compensation plan. Mr. Brolick’s annual target cash incentive opportunity was set at 150% of his base salary and his annual maximum cash incentive opportunity was set at 300% of his base salary. The employment agreement, as amended, provides that Mr. Brolick will be eligible to receive equity awards under the Company’s annual long-term incentive award program in effect for other senior executives, with an aggregate guideline award value of $3,000,000. The actual grant date value of Mr. Brolick’s equity awards may be above or below the $3,000,000 guideline, as determined by the Compensation Committee in its discretion after taking into account the Company’s and Mr. Brolick’s performance and other relevant factors.

In October 2015, the Company announced that Mr. Brolick planned to retire from management duties with the Company in May 2016 and that Mr. Penegor was expected to succeed Mr. Brolick in the President and Chief Executive Officer roles after a transition period beginning in the first quarter of 2016. As part of the succession plan, Mr. Penegor assumed the role of President effective January 4, 2016. Mr. Brolick is expected to continue as Chief Executive Officer until the transition of Mr. Penegor’s duties as Chief Financial Officer has occurred, which is expected by May 2016.

TODD A. PENEGOR

The Company and Mr. Penegor entered into an employment letter dated May 8, 2013 pursuant to which Mr. Penegor joined the Company on June 3, 2013 and assumed the position of Senior Vice President and Chief Financial Officer effective September 1, 2013. Mr. Penegor was promoted to Executive Vice President, Chief Financial Officer and International effective December 17, 2014. Under the employment letter, Mr. Penegor’s initial annual base salary was set at $625,000 and his annual target cash incentive opportunity was set at 75% of his base salary. The employment letter also provides that Mr. Penegor will be eligible to receive equity awards under the Company’s annual long-term incentive award program in effect for other senior executives.

Effective January 4, 2016, Mr. Penegor was promoted to President and Chief Financial Officer as part of the Company’s senior leadership succession plan. Mr. Penegor is expected to succeed Mr. Brolick as Chief Executive Officer once the transition of Mr. Penegor’s duties as Chief Financial Officer has occurred, which is expected by May 2016. Upon assuming the role of President, Mr. Penegor’s annual base salary was set at $900,000, his annual target cash incentive opportunity was set at 125% of his base salary and his long-term equity incentive compensation award for 2016 will be within a range of $2,200,000 to $3,500,000, as determined by the Compensation Committee in its discretion after taking into account the Company’s and Mr. Penegor’s performance and other relevant factors.

ROBERT D. WRIGHT

The Company and Mr. Wright entered into an employment letter dated November 1, 2013 pursuant to which Mr. Wright joined the Company on December 2, 2013 and assumed the position of Chief Operations Officer effective March 10, 2014. Mr. Wright was promoted to Executive Vice President, Chief Operations Officer effective December 17, 2014. Under the employment letter, Mr. Wright’s initial base salary was set at $375,000 (currently set at $485,000) and his annual target cash incentive opportunity was set at 75% of his base salary. The employment letter also provides that Mr. Wright will be eligible to receive equity awards under the Company’s annual long-term incentive award program in effect for other senior executives.

        The Wendy’s Company 2016 Proxy Statement        51

SCOTT A. WEISBERG

Effective April 30, 2012, the Company entered into an employment agreement with Mr. Weisberg, as the Company’s Chief People Officer. The employment agreement stated that the term of Mr. Weisberg’s employment would run through April 30, 2014, subject to automatic renewal for additional one-year periods unless either party gives notice of non-renewal at least 120 days prior to the expiration of the then-current term. Under the employment agreement, Mr. Weisberg’s initial annual base salary was set at $375,000 (currently set at $415,000) and his annual target cash incentive opportunity was set at 75% of his base salary. The employment agreement also provides that Mr. Weisberg will be eligible to receive equity awards under the Company’s annual long-term incentive award program in effect for other senior executives.

R. SCOTT TOOP

Effective January 17, 2012, the Company entered into an employment agreement with Mr. Toop, as the Company’s Senior Vice President, General Counsel and Secretary. The employment agreement stated that the term of Mr. Toop’s employment would run through January 17, 2014, subject to automatic renewal for additional one-year periods unless either party gave notice of non-renewal at least 120 days prior to the expiration of the then-current term. Under the employment agreement, Mr. Toop’s initial annual base salary was set at $425,000 (set at $490,000 at the time of his retirement from the Company) and his annual target cash incentive opportunity was set at 75% of his base salary. The employment agreement also provided that Mr. Toop would be eligible to receive equity awards under the Company’s annual long-term incentive award program in effect for other senior executives.

Mr. Toop retired from the Company on January 17, 2016 following the expiration of the employment term under his employment agreement. In connection with his retirement, Mr. Toop received (or became entitled to receive) the following payments and benefits:

•	His full annual cash incentive award for 2015, based on actual Company performance, payable in a lump sum on the date annual incentives are paid to other executives ($560,805);

•	All outstanding stock options held by Mr. Toop vested on a pro rata basis ($72,188) and remain exercisable for a period of one year following his retirement;

•	Outstanding performance units awarded to Mr. Toop in 2013 vested on February 25, 2016 based on actual performance through the end of the performance period ($535,621); and

•	Outstanding performance units awarded to Mr. Toop in 2014 and 2015 will vest on a pro rata basis based on actual performance through the end of the applicable performance period.

The value shown above with respect to the vesting of Mr. Toop’s stock options was estimated assuming the immediate exercise and sale of all vested stock options, based on the closing price of our Common Stock on January 15, 2016 ($9.63). The value shown above with respect to the vesting of Mr. Toop’s 2013 performance units was estimated assuming the immediate sale of all vested performance units, based on the closing price of our Common Stock on February 25, 2016 ($9.40).

Prior to receiving any of the severance payments and benefits described above, Mr. Toop was required to sign a general release and covenant not to sue in favor of the Company. In addition, Mr. Toop remains subject to certain (i) non-compete and non-solicitation covenants for 12 months following his retirement and (ii) confidentiality and non-disparagement covenants for four years following his retirement.

DARRELL G. VAN LIGTEN

Effective February 2, 2009, the Company entered into an employment agreement with Mr. van Ligten, as the Company’s Senior Vice President – Strategic Development. The employment agreement stated that the term of Mr. van Ligten’s employment would run through February 2, 2011, subject to automatic renewal for additional one-year periods unless either party gave notice of non-renewal at least 120 days prior to the expiration of the then-current term. Under the employment agreement, Mr. van Ligten’s initial annual base salary was set at $325,000 (set at $425,000 at the time of his departure from the Company) and his annual target cash incentive opportunity was set at 75% of his base salary. On March 23, 2012, the Company and Mr. van Ligten entered into a letter agreement pursuant to which Mr. van Ligten agreed to remain employed by the Company following the relocation of his position from Atlanta, Georgia to the Company’s headquarters in Dublin, Ohio, notwithstanding the occurrence of certain “triggering events” under the terms of his employment agreement. Effective May 23, 2013, Mr. van Ligten was appointed Senior Vice President – President, International.

52        The Wendy’s Company 2016 Proxy Statement

Mr. van Ligten left the Company on June 8, 2015. In connection with his departure, Mr. van Ligten received (or became entitled to receive) the following payments and benefits:

•	A cash payment equal to the sum of his then-current base salary and actual cash incentive award paid for 2014, payable in semi-monthly installments for a period of 12 months ($662,000);

•

A cash payment equal to his then-current base salary for an additional period of 12 months, payable in semi-monthly installments commencing 12 months after termination, offset by any compensation earned from subsequent employment ($425,000);

•	A lump sum cash payment of $27,500;

•	A pro rata portion of his annual cash incentive award for 2015, based on actual Company performance, payable in a lump sum on the date annual incentives are paid to other executives ($119,136);

•	All outstanding stock options held by Mr. van Ligten vested in full ($1,725,971) and remain exercisable for a period of one year following his termination;

•	All outstanding performance units held by Mr. van Ligten vested on a pro rata basis based on the assumed achievement of target performance ($910,725); and

•	All outstanding restricted stock units held by Mr. van Ligten vested on a pro rata basis ($902).

The Company and Mr. van Ligten entered into a consulting agreement dated June 9, 2015 pursuant to which Mr. van Ligten provided consulting services to the Company through December 4, 2015. In consideration for his services, Mr. van Ligten received a monthly consulting fee of $70,000 ($437,500).

The values shown above with respect to the vesting of Mr. van Ligten’s equity awards were estimated assuming the immediate exercise and sale of all vested stock options and the immediate sale of all vested performance units and restricted stock units, in each case based on the closing price of our Common Stock on June 8, 2015 ($11.28).

Prior to receiving any of the severance payments and benefits described above, Mr. van Ligten was required to sign a general release and covenant not to sue in favor of the Company. In addition, Mr. van Ligten remains subject to certain (i) non-compete and non-solicitation covenants for 12 months following his departure and (ii) confidentiality and non-disparagement covenants for four years following his departure.

CRAIG S. BAHNER

Effective April 2, 2012, the Company entered into an employment agreement with Mr. Bahner, as the Company’s Chief Marketing Officer. The employment agreement provided that the term of Mr. Bahner’s employment would run through April 2, 2014, subject to automatic renewal for additional one-year periods unless either party gave notice of non-renewal at least 120 days prior to the expiration of the then-current term. Under the employment agreement, Mr. Bahner’s initial annual base salary was set at $425,000 (set at $475,000 at the time of his departure from the Company) and his annual target cash incentive opportunity was set at 75% of his base salary. The employment agreement also provided that Mr. Bahner would be eligible to receive equity awards under the Company’s annual long-term incentive award program in effect for other senior executives.

Mr. Bahner left the Company on April 2, 2015 following the expiration of the employment term under his employment agreement. In connection with his departure, Mr. Bahner received the following payments and benefits:

•	A cash payment equal to eight months of his then-current base salary, payable in semi-monthly installments ($316,667);

•	A pro rata portion of his annual cash incentive award for 2015, based on actual Company performance, payable in a lump sum on the date annual incentives are paid to other executives ($137,026);

•	All outstanding stock options held by Mr. Bahner vested in full ($827,328) and remain exercisable for a period of one year following his termination; and

•	All outstanding performance units held by Mr. Bahner vested on a pro rata basis based on the assumed achievement of target performance ($883,155).

The values shown above with respect to the vesting of Mr. Bahner’s equity awards were estimated assuming the immediate exercise and sale of all vested stock options and the immediate sale of all vested performance units, in each case based on the closing price of our Common Stock on April 2, 2015 ($10.93).

Prior to receiving any of the severance payments and benefits described above, Mr. Bahner was required to sign a general release and covenant not to sue in favor of the Company. In addition, Mr. Bahner was subject to certain non-compete and non-solicitation covenants for eight months following his departure and remains subject to certain confidentiality and non-disparagement covenants for four years following his departure.

        The Wendy’s Company 2016 Proxy Statement        53

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

The named executive officers are parties to employment agreements with the Company that provide for certain severance payments and benefits upon a qualifying termination event. The named executive officers also have received equity awards under the 2010 Omnibus Award Plan, which provides for the accelerated vesting of certain awards in connection with a qualifying termination event. Awards granted under the 2010 Omnibus Award Plan are subject to “double-trigger” vesting requirements in connection with a “change in control” of the Company. This means that, in order for an outstanding award to be accelerated and become vested, a “change in control” must occur and the participant must be terminated without “cause” or for “good reason” following the change in control.

The Company considers these limited severance and change in control benefits to be an important part of the executive compensation program and consistent with competitive market practice. The Company believes that providing appropriate severance benefits helps to attract and retain highly qualified executives by mitigating the risks associated with leaving a previous employer and accepting a new position with the Company, and by providing income continuity following an unexpected termination. These arrangements also allow the Company to protect its interests through corresponding confidentiality, non-compete and other restrictive covenants in the event of an executive’s termination.

A summary of the key severance provisions in effect as of the end of 2015 for Messrs. Brolick, Penegor, Wright and Weisberg is set forth below. This summary is qualified in its entirety by reference to the complete text of their respective employment agreements and the 2010 Omnibus Award Plan, copies of which have been filed with the SEC. The actual severance payments and benefits received by Messrs. Toop, van Ligten and Bahner in connection with their departure from the Company are described above under the caption “Employment Agreements.”

Employment Agreements – Key Severance Provisions

EMIL J. BROLICK
Termination event:	• Termination due to “retirement” (i.e., termination for any reason other than death or for “cause”)
Severance payments:

•   A pro rata portion of Mr. Brolick’s annual cash incentive award for 2015, based on actual Company performance, payable in a lump sum on the date annual incentives are paid to other executives ($3,290,438)

Treatment of equity awards:

•  Continued vesting through the end of the applicable vesting periods of all equity awards outstanding on the retirement date as if Mr. Brolick had not experienced a termination of employment (with immediate vesting of such awards in the event a “change of control” occurs following his termination)

TODD A. PENEGOR AND ROBERT D. WRIGHT
Termination event:	• Termination without “cause”
Severance payments:

•   A cash payment equal to the sum of the executive’s then-current base salary and actual cash incentive award paid for 2014, payable in biweekly installments for a period of 12 months (Mr. Penegor: $1,070,000; and Mr. Wright: $770,000)

•   A cash payment equal to the executive’s then-current base salary for an additional period of 12 months, payable in biweekly installments commencing 12 months after termination, offset by any compensation earned from subsequent employment (Mr. Penegor: $675,000; and Mr. Wright: $485,000)

• A lump sum cash payment of $30,000

•   A pro rata portion of the executive’s annual cash incentive award for 2015, based on actual Company performance, payable in a lump sum on the date annual incentives are paid to other executives (Mr. Penegor: $965,672; and Mr. Wright: $638,345)

Treatment of equity awards:

•   In the event of a termination without “cause,” all outstanding stock options and restricted stock units will vest pro rata (on a monthly basis) through the date of termination (Mr. Penegor: $1,648,775; and Mr. Wright: $535,076)

54        The Wendy’s Company 2016 Proxy Statement

SCOTT A. WEISBERG
Termination event:	• Termination without “cause” or termination due to a “triggering event”
Severance payments:	• A cash payment equal to the sum of Mr. Weisberg’s then-current base salary and actual cash incentive award paid for 2014, payable in semi-monthly installments for a period of 12 months ($656,000)

•   A cash payment equal to Mr. Weisberg’s then-current base salary for an additional period of 12 months, payable in semi-annual installments commencing 12 months after termination, offset by any compensation earned from subsequent employment ($415,000)

• A lump sum cash payment of $27,500

•   A pro rata portion of Mr. Weisberg’s annual cash incentive award for 2015, based on actual Company performance, payable in a lump sum on the date annual incentives are paid to other executives ($546,213)

Treatment of equity awards:	• In the event of a termination due to disability, all outstanding stock options will fully vest ($501,623)
Termination at or following expiration of employment term:

•   In the event of a termination by the Company at the expiration of Mr. Weisberg’s employment term, Mr. Weisberg would receive (i) continuation of his then-current base salary for eight months, payable in semi-monthly installments, and (ii) a pro rata portion of his annual cash incentive award for the fiscal year in which the termination occurs, based on actual Company performance, payable in a lump sum on the date annual incentives are paid to other executives

Employment Agreements – Restrictive Covenants

As a condition to receiving any of the severance payments and benefits described above, the named executive officers are required to comply with certain restrictive covenants set forth in their respective employment agreements, as described below.

NAME	GENERAL RELEASE/ COVENANT NOT TO SUE	NON-COMPETE/NON-SOLICITATION		CONFIDENTIALITY/ NON-DISPARAGEMENT
Emil J. Brolick	✓	✓	The last day on which his equity awards vest following termination	✓	Unlimited
Todd A. Penegor	✓	✓	12 months (termination for “cause”) 24 months (termination without “cause”)	✓	4 years
Robert D. Wright	✓	✓	12 months (termination for “cause”) 24 months (termination without “cause”)	✓	4 years
Scott A. Weisberg	✓	✓	12 months (termination for “cause” or termination other than due to a “triggering event”) 24 months (termination without “cause” or termination due to a “triggering event”)	✓	4 years

2010 Omnibus Award Plan – Key Severance Provisions

TYPE OF EQUITY AWARD	TERMINATION EVENT	IMPACT ON OUTSTANDING EQUITY AWARDS
Stock Options	Termination due to death or disability or termination without “cause” or for “good reason” within 12 months following a “change in control”	All outstanding stock options will fully vest (Mr. Brolick: $3,168,526; Mr. Penegor: $1,063,727; Mr. Wright: $401,955; and Mr. Weisberg: $501,623)
Restricted Stock Units	Termination due to death or disability or termination without “cause” or for “good reason” within 12 months following a “change in control”	All outstanding restricted stock units will fully vest (Mr. Penegor: $2,115,411; and Mr. Wright: $1,285,938)
	Termination without “cause”	All outstanding restricted stock units granted on December 17, 2014 will fully vest (Mr. Penegor: $1,285,938; and Mr. Wright: $1,285,938)
Performance Units	Termination due to death or disability or termination without “cause” or for “good reason” within 12 months following a “change in control”

All outstanding performance units will vest pro rata (on a daily basis) through the date of termination based on actual performance or, if actual performance cannot be reasonably assessed, then based on the assumed achievement of target performance (Mr. Brolick: $4,297,122; Mr. Penegor: $1,129,624; Mr. Wright: $200,718; and Mr. Weisberg: $607,334)

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Aggregate Potential Payments upon Termination or Change in Control

The estimated aggregate values of the severance payments and benefits that would be provided to the named executive officers in connection with the qualifying termination events described above pursuant to their respective employment agreements and the 2010 Omnibus Award Plan are shown in the table below.

NAME	TERMINATION DUE TO DEATH OR DISABILITY ($)	TERMINATION DUE TO RETIREMENT ($)		TERMINATION WITHOUT CAUSE OR DUE TO A TRIGGERING EVENT ($)	TERMINATION WITHOUT CAUSE OR FOR GOOD REASON FOLLOWED BY A CHANGE IN CONTROL ($)
Emil J. Brolick	7,465,648	3,290,438	(1)	—	13,070,926
Todd A. Penegor	4,308,762	—		5,246,739	7,049,434
Robert D. Wright	1,888,612	—		3,315,713	3,811,957
Scott A. Weisberg	1,108,957	—		1,644,713	2,753,670

(1)

Does not include the value that would be realized by Mr. Brolick from the continued vesting through the end of the applicable vesting periods of all equity awards outstanding on his retirement date in accordance with the terms of his employment agreement.

Key Assumptions and Definitions

The following assumptions were made in calculating the value of the severance payments and benefits described in the tables above:

•	The triggering event took place on December 31, 2015, the last business day of 2015;

•	The price of our Common Stock was $10.77 per share, the closing price on December 31, 2015;

•	No compensation offset for executives whose second year severance payments would otherwise be subject to reduction for outside earnings;

•	The immediate exercise and sale of all stock options and the immediate sale of all restricted stock units and performance units that vested as of the December 31, 2015 triggering date;

•	Accelerated vesting of performance units is based on the assumed achievement of target performance; and

•	No six-month delay in payment to any “specified employee” that would otherwise be required under Section 409A of the Internal Revenue Code.

“Cause” is generally defined to include: (i) commission of any act of fraud or gross negligence that has a material adverse effect on the business or financial condition of the Company or its affiliates; (ii) willful material misrepresentation to the Company or the Board; (iii) willful failure or refusal to comply with any material obligations or any reasonable and lawful instructions of the President and Chief Executive Officer or the Board; (iv) engagement in any misconduct or commission of any act that is injurious or detrimental to the substantial interest of the Company or any of its affiliates; (v) indictment for any felony; (vi) failure to comply with any material written rules, regulations, policies or procedures of the Company; (vii) willful or negligent failure to comply with the Company’s policies regarding insider trading; or (viii) the executive’s death or disability.

“Triggering event” is generally defined to include: (i) material reduction in the executive’s authority, duties or responsibilities; (ii) requirement to report to any person other than the President and Chief Executive Officer or the Board; (iii) reduction in the executive’s base salary or target annual cash incentive opportunity percentage; or (iv) requirement to relocate to a work site outside of Columbus, Ohio.

“Good reason” is generally defined to include: (i) material reduction in the executive’s base salary or target annual cash incentive opportunity; or (ii) requirement to relocate to a work site more than 50 miles from the executive’s principal residence.

“Change in control” is generally defined to include: (i) acquisition by any person or group of beneficial ownership of 50% or more of the outstanding shares of our Common Stock or the combined voting power of the outstanding voting securities of the Company entitled to vote generally in the election of directors, subject to certain exceptions; (ii) during any period of 24 months, individuals who, at the beginning of such period, constitute the Board of Directors (i.e., “incumbent directors”) cease for any reason to constitute at least a majority of the Board, provided that any director whose election or nomination for election was approved by at least two-thirds of the incumbent directors then on the Board is deemed an incumbent director; (iii) stockholder approval of a plan of complete dissolution or liquidation of the Company; (iv) sale, transfer or other disposition of all or substantially all of the business or assets of the Company; or (v) consummation of a reorganization, recapitalization, merger, consolidation, share exchange or similar transaction involving the Company that requires stockholder approval, subject to certain exceptions. Notwithstanding the foregoing, the acquisition of any portion of the combined voting power of the outstanding voting securities of the Company entitled to vote generally in the election of directors by, or the merger, consolidation or sale of assets of the Company with or to, Nelson Peltz or Peter W. May (or any person controlled by Messrs. Peltz or May) will not constitute a “change in control.”

56        The Wendy’s Company 2016 Proxy Statement

COMPENSATION OF DIRECTORS

The Company’s compensation program for non-management directors is designed to:

•	Be competitive with companies against which the Company competes for director talent;

•	Encourage and facilitate ownership of our Common Stock by non-management directors; and

•	Take into consideration stockholder views regarding director compensation.

The Compensation Committee has responsibility for reviewing the competitiveness and appropriateness of the compensation program for non-management directors and for approving or making recommendations to the Board of Directors with respect to director compensation. In carrying out its duties, the Compensation Committee has established a process to review, on a biannual basis, the competitive positioning of the Company’s director compensation program. In December 2014, the Compensation Committee requested that its independent outside compensation consultant, Cook & Co., prepare a competitive analysis of the Company’s director compensation program to ensure that it was providing appropriate levels of compensation. The analysis, which compared the compensation of the Company’s non-management directors against a peer group of 20 restaurant companies, confirmed that both the design and compensation levels of the Company’s director compensation program were reasonably aligned with market practice.

In June 2015, the Compensation Committee considered and evaluated the market data and other elements presented in the Cook & Co. report and a number of other factors, including: (i) the Company’s performance since the director compensation program was last changed in May 2013; (ii) the Company’s current initiatives and future growth strategies; (iii) the number of Board and Board committee meetings held; (iv) the increase in the complexity of matters addressed by directors; and (v) stockholder expectations regarding director compensation. After consulting with its independent outside compensation consultant, Cook & Co., the Compensation Committee approved the following changes to the Company’s director compensation program to more closely align the program with market practice and to maintain the program’s competitiveness in attracting and retaining highly qualified directors:

•	The value of the annual restricted stock award for each non-management director was increased from $75,000 to $85,000;

•	The additional annual chair retainer for the Audit Committee Chair was increased from $10,000 to $15,000; and

•	The additional annual chair retainer for the Compensation Committee Chair was increased from $7,500 to $10,000.

The components of the Company’s current compensation program for non-management directors, which reflect the changes approved by the Compensation Committee in June 2015, are described below.

Annual Retainers

•	Each non-management director receives an annual retainer for Board service of $67,500.

•	Each member of the Audit Committee receives an annual retainer of $14,000, and the Audit Committee Chair receives an additional annual chair retainer of $15,000.

•	Each member of the Compensation Committee receives an annual retainer of $10,500, and the Compensation Committee Chair receives an additional annual chair retainer of $10,000.

Meeting Fees

•

Except as otherwise specifically determined by the Compensation Committee, no meeting fees are paid to members of the Audit Committee, Compensation Committee or Subcommittee. Members of all other Board committees receive a fee of $2,000 for each meeting they attend.

Restricted Stock Awards

•

Each non-management director receives a restricted stock award in connection with his or her initial election and annual re-election to the Board. Each restricted stock award has an annual grant date fair value of $85,000 and vests on the earlier of the first anniversary of the grant date and the date of the Company’s next annual meeting of stockholders, subject to the director’s continued Board service on the vesting date.

Non-management directors may elect to receive all or a portion of their annual retainers and meeting fees in shares of Common Stock in lieu of cash. In addition, pursuant to the Company’s 2009 Directors’ Deferred Compensation Plan (the “2009 Directors’ Deferred Compensation Plan”), non-management directors may elect to defer a set percentage or amount of their annual retainers, meeting fees and restricted stock awards into restricted stock units. The restricted

        The Wendy’s Company 2016 Proxy Statement        57

stock units represent a contingent right to receive shares of Common Stock and, in the case of a deferral of restricted stock awards, are subject to the same vesting schedule as the underlying restricted stock. Dividend equivalent units accrue on all amounts deferred under the 2009 Directors’ Deferred Compensation Plan. All deferred amounts are payable in shares of Common Stock in a lump sum on the earlier of the director’s termination of Board service, a fixed number of years or the director’s death, as elected by the director at the time of deferral.

2015 DIRECTOR COMPENSATION

The table below summarizes the compensation earned by or paid to the Company’s non-management directors for their Board and Board committee service during 2015. Emil J. Brolick, the Company’s Chief Executive Officer, did not receive any additional compensation during 2015 for his service as a director. The compensation paid to Mr. Brolick during 2015 for his service as an executive officer of the Company is set forth in the “2015 Summary Compensation Table” above.

NAME	FEES EARNED OR PAID IN CASH ($) (1)	STOCK AWARDS ($) (2)		ALL OTHER COMPENSATION ($)	TOTAL ($)
Nelson Peltz	69,500	85,000		482,871 (3)	637,371
Peter W. May	75,500	85,000		—	160,500
Edward P. Garden (4)	67,500	165,834	(5)	—	233,334
Janet Hill	78,000	85,000		—	163,000
Dennis M. Kass	3,616	42,500	(6)	—	46,116
Joseph A. Levato	114,500	85,000		—	199,500
J. Randolph Lewis	95,500	85,000		—	180,500
Michelle J. Mathews-Spradlin	63,107	103,750	(7)	—	166,857
Matthew H. Peltz	3,616	42,500	(6)	—	46,116
Peter H. Rothschild	101,500	85,000		—	186,500
David E. Schwab II	120,750	85,000		—	205,750
Jack G. Wasserman (8)	41,176	—		—	41,176

(1)

Consists of the annual Board retainer, annual retainers for members of the Audit Committee and Compensation Committee, additional annual chair retainers for the Audit Committee Chair and Compensation Committee Chair, and committee meeting fees. For 2015, Messrs. Nelson Peltz, May, Garden and Matthew H. Peltz elected to receive payment of their entire annual retainers and meeting fees in shares of Common Stock in lieu of cash. The number of shares received in lieu of cash was based on the average of the closing price of our Common Stock for the 20 consecutive trading days immediately preceding the date on which the retainers and meeting fees were otherwise payable.

(2)

Unless otherwise indicated, represents the grant date fair value of restricted stock awards granted to the non-management directors on June 1, 2015 upon their re-election to the Board at the Company’s 2015 annual meeting of stockholders, computed in accordance with FASB ASC Topic 718. Messrs. Levato and Schwab elected to defer their entire restricted stock awards into restricted stock units under the 2009 Directors’ Deferred Compensation Plan.

(3)

In connection with Nelson Peltz’s service as non-executive Chairman, and as a result of the Company’s ongoing assessment of security risks, the Board of Directors has approved reimbursement to Mr. Peltz for a portion of certain security services, security personnel and residential security equipment provided to Mr. Peltz and members of his immediate family. The amount shown reflects the aggregate amount of such security-related expenses reimbursed by the Company during 2015.

An independent professional security consulting firm has provided the Compensation Committee on an ongoing basis with a security assessment regarding Mr. Peltz’s security arrangements, including the security issues arising in connection with the business of the Company and the portion of Mr. Peltz’s security costs reimbursed by the Company. For 2015, the Company’s reimbursable share of these security-related expenses was limited to $500,000, and the Compensation Committee intends to continue to review this matter.

(4)	Mr. Garden resigned from the Board on December 14, 2015 to devote more time to other commitments, including service on current and future boards.

58        The Wendy’s Company 2016 Proxy Statement

(5)

Also includes the incremental fair value ($80,834) associated with the accelerated vesting of an outstanding restricted stock award held by Mr. Garden on December 14, 2015, his last day of Board service, computed in accordance with FASB ASC Topic 718.

(6)

Represents the grant date fair value of prorated restricted stock awards granted to Messrs. Kass and Peltz on December 14, 2015 in connection with their initial election to the Board, computed in accordance with FASB ASC Topic 718.

(7)

Also includes the grant date fair value ($18,750) of a prorated restricted stock award granted to Ms. Mathews-Spradlin on March 11, 2015 in connection with her initial election to the Board, computed in accordance with FASB ASC Topic 718.

(8)	Mr. Wasserman retired from the Board on June 1, 2015 when his term expired at the Company’s 2015 annual meeting of stockholders.

The following table shows, for each non-management director, the aggregate number of shares of restricted stock, restricted stock units and stock options outstanding as of the end of 2015.

NAME	SHARES OF RESTRICTED STOCK OUTSTANDING AS OF 2015 FYE	RESTRICTED STOCK UNITS OUTSTANDING AS OF 2015 FYE	STOCK OPTIONS OUTSTANDING AS OF 2015 FYE
Nelson Peltz	7,599	—	12,000
Peter W. May	7,599	—	12,000
Edward P. Garden	—	—	12,000
Janet Hill	7,599	—	45,000
Dennis M. Kass	3,995	—	—
Joseph A. Levato	—	104,718	36,000
J. Randolph Lewis	7,599	—	45,000
Michelle J. Mathews-Spradlin	7,599	—	—
Matthew H. Peltz	3,995	—	—
Peter H. Rothschild	7,599	—	—
David E. Schwab II	—	104,718	36,000
Jack G. Wasserman	—	—	24,000

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EXECUTIVE OFFICERS

The Company’s executive officers as of the date of this Proxy Statement are identified below.

NAME	AGE	POSITION
Emil J. Brolick	68	Chief Executive Officer
Todd A. Penegor	50	President and Chief Financial Officer
Robert D. Wright	48	Executive Vice President, Chief Operations Officer
Liliana M. Esposito	41	Chief Communications Officer
Kurt A. Kane	44	Chief Concept and Marketing Officer
Scott A. Kriss	47	Senior Vice President – Chief Accounting and Tax Officer
Scott A. Weisberg	52	Chief People Officer

Additional information concerning the executive officers is provided below, including their respective positions with the Company and prior business experience (other than Messrs. Brolick and Penegor, for whom such information is provided above under the caption “Proposal 1—Election of Directors”). Executive officers are elected by the Board of Directors and hold office until the organizational meeting of the Board following the Company’s annual meeting of stockholders next succeeding their election and until their successors are elected and qualified, or until their earlier death, resignation, retirement or removal.

ROBERT D. WRIGHT

Mr. Wright joined the Company in December 2013 and has served as our Executive Vice President, Chief Operations Officer since December 2014. Mr. Wright served as our Chief Operations Officer from March 2014 to December 2014. Prior to joining the Company, Mr. Wright served as President, Chief Operating Officer and Interim Chief Executive Officer for Charley’s Grilled Subs from December 2010 to December 2013. Prior to that, he served as Executive Vice President of Company and Franchise Operations at Checkers Drive-In Restaurants Inc. from January 2008 to August 2010. Previously, Mr. Wright worked for ten years at Wendy’s International in various corporate roles, including Vice President of Operations and Training Integration from 2006 to 2008, President of Café Express, LLC from 2005 to 2006, Director of Area Operations from 2000 to 2005 and Franchise Area Director from 1998 to 2000. Prior to joining Wendy’s International, Mr. Wright worked as a Senior Franchise Consultant at Domino’s Pizza from 1993 to 1998. Mr. Wright also serves as a trustee of the Dave Thomas Foundation for Adoption.

LILIANA M. ESPOSITO

Ms. Esposito has served as our Chief Communications Officer since June 2014. Prior to joining the Company, Ms. Esposito worked at Dean Foods Company, one of the leading food and beverage companies in the United States, where she served as Vice President, Corporate Communications and Public Affairs from January 2012 to March 2014 and Senior Director, Public Affairs from January 2010 to December 2011. Prior to that, Ms. Esposito worked at Mercury Public Affairs, a public strategy firm, where she served as Senior Vice President from January 2008 to January 2010 and Vice President from July 2005 to December 2007. Prior to joining Mercury Public Affairs, Ms. Esposito served as Public Affairs Manager at Mars, Inc. from July 2000 to July 2005. Previously, she served as a Senior Associate with Burson-Marsteller, a global public relations and communications firm. Ms. Esposito also serves as a trustee of the Dave Thomas Foundation for Adoption.

KURT A. KANE

Mr. Kane joined the Company in May 2015 and has served as our Chief Concept and Marketing Officer since October 2015. Mr. Kane served as our Chief Concept Officer from May 2015 to October 2015. Prior to joining the Company, Mr. Kane worked at Yum! Brands, Inc. for seven years, where he held several key leadership positions for the Pizza Hut brand, including Global Chief Marketing and Food Innovation Officer from January 2014 to March 2015, Chief Marketing Officer of Pizza Hut U.S. from February 2011 to December 2013 and Vice President of Brand Marketing and Communications of Pizza Hut U.S. from 2008 to 2010. Prior to joining Yum! Brands, Mr. Kane worked at Frito-Lay, Inc. from 2005 to 2008, where he served as Marketing Director for New Products and Multipack Business and as Senior Brand Manager for the Doritos brand. Prior to that, he worked at Molson Coors Brewing Company from 2001 to 2005, where he was a Brand Manager and Brand Director for the Molson portfolio. Mr. Kane began his career as an Air Defense Artillery platoon officer in the 4th Infantry Division of the U.S. Army. Following his military service, he began his business career at The Procter & Gamble Company, where he worked as an Assistant Brand Manager for the Sunny Delight brand from 1998 to 2001. Mr. Kane also serves as a trustee of the Dave Thomas Foundation for Adoption.

60        The Wendy’s Company 2016 Proxy Statement

SCOTT A. KRISS

Mr. Kriss joined the Company in June 2012 and has served as our Senior Vice President – Chief Accounting and Tax Officer since November 2014. Mr. Kriss served as our Senior Vice President of Tax from June 2012 to November 2014. Prior to joining the Company, Mr. Kriss served as Tax Director – Americas for Bacardi-Martini, Inc., the largest privately held spirits company in the world, from December 2010 to May 2012. Prior to that, he served as Vice President – Tax and as a member of the administration committee at Tween Brands, Inc. from August 2008 to March 2010. Prior to joining Tween Brands, Mr. Kriss worked for 14 years at Limited Brands, Inc. (now known as L Brands, Inc.) where he held various leadership positions, last serving as Vice President – Tax from 2005 to 2008. Previously, Mr. Kriss worked at Arthur Andersen from 1991 to 1994. Mr. Kriss is a certified public accountant.

SCOTT A. WEISBERG

Mr. Weisberg has served as our Chief People Officer since April 2012. Prior to joining the Company, Mr. Weisberg served as Senior Vice President and Chief Human Resources Officer of SunEdison Inc. (formerly known as MEMC Electronic Materials, Inc.), a global leader of semiconductor and solar technology, from 2010 to 2011. Prior to that, he worked for 15 years at General Mills, Inc., where he held several key leadership positions, including Vice President, Human Resources for the U.S. Retail Organization from 2007 to 2010, Vice President of Compensation, Benefits and Staffing from 2005 to 2007 and Vice President, Human Resources for Supply Chain and Technology. Prior to joining General Mills, Mr. Weisberg held human resources and training positions with Nabisco, Inc. from 1993 to 1995 and PepsiCo, Inc. from 1987 to 1993.

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STOCK OWNERSHIP AND RETENTION GUIDELINES FOR EXECUTIVE OFFICERS AND DIRECTORS

The Board of Directors, upon the recommendation of the Compensation Committee, has adopted Stock Ownership and Retention Guidelines for Executive Officers and Directors (the “Stock Ownership and Retention Guidelines”), a copy of which is available on the Company’s website at www.aboutwendys.com. The Stock Ownership and Retention Guidelines were adopted by the Board to further align the interests of executive officers and directors with the interests of stockholders and to promote the Company’s commitment to sound corporate governance. A summary of the Stock Ownership and Retention Guidelines is set forth below.

Stock Ownership and Retention Guidelines for Executive Officers

The Chief Executive Officer must own an amount of Common Stock equal to at least five times his base salary, and each of the other executive officers must own an amount of Common Stock equal to at least three times his or her base salary. Until an executive officer satisfies the applicable ownership requirement, he or she is required to hold at least 75% of the net shares received upon the exercise of stock options, the vesting of restricted stock or restricted stock units and the payout of performance units. Once the ownership requirement is met, the executive officer must continue to hold at least that number of shares until leaving his or her position with the Company.

Stock Ownership and Retention Guidelines for Non-Management Directors

Each non-management member of the Board must own an amount of Common Stock equal to at least five times the annual cash retainer payable for Board service. Until a director satisfies the ownership requirement, he or she is required to hold at least 75% of the net shares received upon the exercise of stock options, the vesting of restricted stock or restricted stock units and the payout of performance units. Once the ownership requirement is met, the director must continue to hold at least that number of shares until leaving the Board.

General Provisions

Because executive officers and directors must retain at least 75% of the net shares received from any exercise of stock options, vesting of restricted stock or restricted stock units and payout of performance units until they satisfy the applicable ownership requirement, there is no set time period for initial satisfaction of the Stock Ownership and Retention Guidelines. In the case of financial hardship or other unusual situations, the ownership requirements may be waived upon the approval of the Compensation Committee and, in the case of executive officers, the Chief Executive Officer.

For stock options, “net shares” means the number of shares of Common Stock received upon exercise of the option, net of any shares used to pay the exercise price and applicable taxes. For restricted stock, restricted stock units and performance units, “net shares” means the number of shares received upon the vesting of the restricted stock or restricted stock units or the payout of the performance units, as applicable, net of any shares used to pay applicable taxes.

In addition to shares owned directly by an executive officer or a director, the Stock Ownership and Retention Guidelines provide that shares held in a trust, shares held by immediate family members residing in the same household, shares held in qualified plans, vested shares or share units held in non-qualified plans and unvested time-based restricted stock or restricted stock units will be counted toward satisfaction of the applicable ownership requirement. Shares held by an executive officer or a director in a margin account or otherwise pledged by an executive officer or a director as collateral for a loan will not be counted toward satisfaction of the applicable ownership requirement. As of the date of this Proxy Statement, none of the Company’s executive officers or directors has pledged any shares of Common Stock.

62        The Wendy’s Company 2016 Proxy Statement

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth the beneficial ownership as of March 28, 2016 (except as otherwise indicated by footnote) by: (i) each person known by the Company to be the beneficial owner of more than 5% of the outstanding shares of our Common Stock (constituting our only class of voting securities); (ii) each of the Company’s directors and director nominees; (iii) each of the Company’s named executive officers included in the “2015 Summary Compensation Table” above; and (iv) all of the Company’s directors and executive officers as a group. The number of shares of Common Stock beneficially owned by our directors and executive officers includes shares that such persons have the right to acquire within 60 days of March 28, 2016, including through the exercise of stock options as shown in the second table below. Except as otherwise indicated by footnote, each person has sole voting power and sole dispositive power with respect to the shares shown in the table.

NAME AND ADDRESS OF BENEFICIAL OWNER	AMOUNT AND NATURE OF BENEFICIAL OWNERSHIP	PERCENT OF CLASS BENEFICIALLY OWNED (1)
Nelson Peltz (2)	56,520,516 (3)(4)(5)	21.0%
Peter W. May (2)	56,313,437 (3)(4)(5)	21.0%
Edward P. Garden (2)	41,032,902 (4)(5)	15.3%
Trian Fund Management, L.P. (2)	40,792,537 (5)	15.2%
Janus Capital Management LLC (6)	20,276,348 (6)	7.5%
Dimensional Fund Advisors LP (7)	18,448,528 (7)	6.9%
Horizon Kinetics LLC (8)	15,425,904 (8)	5.7%
The Vanguard Group (9)	14,812,071 (9)	5.5%
BlackRock, Inc. (10)	14,699,579 (10)	5.5%
Emil J. Brolick	2,788,374	1.0%
Janet Hill	222,361 (11)	*
Dennis M. Kass	3,995 (12)	*
Joseph A. Levato	157,258 (13)	*
J. Randolph Lewis	190,916 (14)	*
Michelle J. Mathews-Spradlin	9,349 (15)	*
Matthew H. Peltz	333,748 (16)	*
Todd A. Penegor	435,777 (17)	*
Peter H. Rothschild	101,480 (18)	*
David E. Schwab II	212,588 (19)	*
Arthur B. Winkleblack	—	*
Robert D. Wright	36,370 (20)	*
R. Scott Toop	701,562	*
Scott A. Weisberg	278,592	*
Darrell G. van Ligten	—	*
Craig S. Bahner	—	*
Directors and executive officers as a group (17 persons)	61,869,503	22.7%

*	Less than 1% of the outstanding shares of our Common Stock.

(1)	All percentages are based upon the number of shares of our Common Stock that were outstanding on March 28, 2016 (268,700,765).

(2)	The principal business address of Nelson Peltz, Peter W. May, Edward P. Garden and Trian Fund Management, L.P. (“Trian Partners”) is 280 Park Avenue, 41st Floor, New York, New York 10017.

(3)

In July 2004, Nelson Peltz and Peter W. May entered into a voting agreement pursuant to which they agreed not to vote certain shares of Common Stock held by them or their affiliates without the prior approval of both parties. Accordingly, the information set forth in the table above with respect to Messrs. Peltz and May aggregates their respective ownership interests as described in note (4) below.

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(4)

In the case of Nelson Peltz, includes: (i) 9,866,920 shares of Common Stock held directly (including 7,599 restricted shares of Common Stock that may be voted by Mr. Peltz); (ii) 132,397 shares of Common Stock held by the Peltz 2009 Family Trust, a trust whose trustees are Mr. Peltz’s spouse, one of Mr. Peltz’s adult children and an unrelated person; (iii) 44,169 shares of Common Stock owned by Mr. Peltz’s spouse; (iv) 81,494 shares of Common Stock owned by Mr. Peltz’s children; (v) 195,430 shares of Common Stock owned by the Peltz Family Foundation, a non-profit organization whose trustees are Mr. Peltz, Mr. Peltz’s spouse, one of their adult children and an unrelated person; (vi) options held by Mr. Peltz to purchase 12,000 shares of Common Stock; (vii) 5,383,569 shares of Common Stock held directly by Mr. May (including 7,599 restricted shares of Common Stock that may be voted by Mr. May); (viii) options held by Mr. May to purchase 12,000 shares of Common Stock; and (ix) 40,792,537 shares of Common Stock owned by the Trian Entities identified in note (5) below. Mr. Peltz disclaims beneficial ownership of the shares of Common Stock held by Mr. Peltz’s spouse, Mr. Peltz’s children, the Peltz 2009 Family Trust, the Peltz Family Foundation, Mr. May and the Trian Entities.

In the case of Mr. May, includes: (i) 5,383,569 shares of Common stock held directly (including 7,599 restricted shares of Common Stock that may be voted by Mr. May); (ii) 32,910 shares of Common Stock owned by the May Family Foundation, a non-profit organization whose trustees are Mr. May, Mr. May’s spouse and their two adult children; (iii) options held by Mr. May to purchase 12,000 shares of Common Stock; (iv) 9,866,920 shares of Common Stock held directly by Mr. Peltz (including 7,599 restricted shares of Common Stock that may be voted by Mr. Peltz); (v) 132,397 shares of Common Stock held by the Peltz 2009 Family Trust; (v) 81,104 shares of Common Stock owned by Mr. Peltz’s minor children; (vi) options held by Mr. Peltz to purchase 12,000 shares of Common Stock; and (vii) 40,792,537 shares of Common Stock owned by the Trian Entities identified in note (5) below. Mr. May disclaims beneficial ownership of the shares of Common Stock held by the May Family Foundation, Mr. Peltz, the Peltz 2009 Family Trust, Mr. Peltz’s minor children and the Trian Entities.

In the case of Mr. Garden, includes (i) 240,365 shares of Common Stock held directly and (ii) 40,792,537 shares of Common Stock owned by the Trian Entities identified in note (5) below. Mr. Garden disclaims beneficial ownership of the shares of Common Stock held by the Trian Entities.

(5)

Based on: (i) information contained in a Schedule 13D/A filed with the SEC on December 15, 2015 by Trian Partners, Trian Partners GP, L.P. (“Trian GP”), Trian Partners General Partner, LLC (“Trian GP LLC”), Trian Partners, L.P. (“Trian Onshore”), Trian Partners Master Fund, L.P. (“Trian Master Fund”), Trian Partners Parallel Fund I, L.P. (“Parallel Fund I”), Trian Partners Strategic Investment Fund, L.P. (“Strategic Fund”), Trian Fund Management GP, LLC (“Trian Management GP” and, together with the foregoing entities, the “Trian Entities”), Nelson Peltz, Peter W. May and Edward P. Garden; (ii) information contained in Form 4s filed by the Trian Entities and by Messrs. Peltz, May and Garden subsequent to December 15, 2015; and (iii) information provided to the Company by Trian Partners.

Trian GP LLC is the general partner of Trian GP, which is the general partner of the Trian Onshore and Trian Master Fund. Trian Management GP is the general partner of Trian Partners, which serves as the management company for Trian Onshore, Trian Master Fund, Parallel Fund I and Strategic Fund. Each of Trian GP LLC and Trian Management GP are controlled by Nelson Peltz, Peter W. May and Edward P. Garden, who therefore are in a position to determine the investment and voting decisions made by Trian Onshore, Trian GP, Trian GP LLC, Trian Master Fund, Parallel Fund I, Strategic Fund, Trian Partners and Trian Management GP.

Trian Onshore, Trian Master Fund, Parallel Fund I, Strategic Fund and Trian GP directly own 11,592,987, 24,879,624, 1,172,869, 3,134,259 and 12,798 shares of Common Stock, respectively. Messrs. Peltz, May and Garden, by virtue of their relationships to the Trian Entities, and Trian Partners and Trian Management GP, by virtue of their relationships to Trian Onshore, Trian Master Fund, Parallel Fund I and Strategic Fund, may be deemed to have shared voting power and shared dispositive power with regard to, and therefore may be deemed to beneficially own, the shares of Common Stock directly owned in the aggregate by Trian Onshore, Trian Master Fund, Parallel Fund I and Strategic Fund. Each of Trian Partners, Trian Management GP, Mr. Peltz, Mr. May and Mr. Garden disclaims beneficial ownership of such shares. Messrs. Peltz, May and Garden and Trian GP LLC, by virtue of their relationships to Trian GP, may be deemed to have shared voting power and shared dispositive power with regard to, and therefore may be deemed to beneficially own, the shares of Common Stock directly owned by Trian GP. Each of Mr. Peltz, Mr. May and Mr. Garden disclaims beneficial ownership of such shares.

64        The Wendy’s Company 2016 Proxy Statement

(6)

Based solely on information contained in a Schedule 13G/A filed with the SEC on February 16, 2016 by Janus Capital Management LLC (“Janus Capital”) and one of its subsidiaries, INTECH Investment Management (“INTECH”). According to the Schedule 13G/A, (i) Janus Capital, as investment adviser or sub-adviser to certain managed portfolios, has sole voting and dispositive power over 20,232,848 shares of Common Stock held by such managed portfolios and (ii) INTECH, as investment adviser or sub-adviser to certain managed portfolios, has shared voting and dispositive power over 43,500 shares of Common Stock held by such managed portfolios. The principal business address of Janus Capital is 151 Detroit Street, Denver, Colorado 80206.

(7)

Based solely on information contained in a Schedule 13G filed with the SEC on February 9, 2016 by Dimensional Fund Advisors LP (“Dimensional”). According to the Schedule 13G, Dimensional, as investment adviser, investment manager or sub-adviser to certain funds, has sole voting power over 18,024,663 shares of Common Stock and sole dispositive power over 18,448,528 shares of Common Stock owned by such funds. The principal business address of Dimensional is Building One, 6300 Bee Cave Road, Austin, Texas 78746.

(8)

Based solely on information contained in a Schedule 13G/A filed with the SEC on February 16, 2016 by Horizon Kinetics LLC. According to the Schedule 13G/A, Horizon Kinetics LLC has sole voting and dispositive power over 15,425,904 shares of Common Stock. The principal business address of Horizon Kinetics LLC is 470 Park Avenue South, 4th Floor South, New York, New York 10016.

(9)

Based solely on information contained in a Schedule 13G filed with the SEC on February 11, 2016 by The Vanguard Group. According to the Schedule 13G, The Vanguard Group has sole voting power over 153,429 shares of Common Stock, shared voting power over 14,900 shares of Common Stock, sole dispositive power over 14,656,262 shares of Common Stock and shared dispositive power over 155,809 shares of Common Stock. The principal business address of The Vanguard Group is 100 Vanguard Boulevard, Malvern, Pennsylvania 19355.

(10)

Based solely on information contained in a Schedule 13G filed with the SEC on February 9, 2016 by BlackRock, Inc. According to the Schedule 13G, BlackRock, Inc. has sole voting power over 13,857,627 shares of Common Stock and sole dispositive power over 14,699,579 shares of Common Stock. The principal business address of BlackRock, Inc. is 55 East 52nd Street, New York, New York 10055.

(11)	Includes 7,599 restricted shares of Common Stock that may be voted by Ms. Hill.

(12)	Reflects 3,995 restricted shares of Common Stock that may be voted by Mr. Kass.

(13)	Includes 105,353 restricted stock units held by Mr. Levato under the 2009 Directors’ Deferred Compensation Plan, each of which represents a contingent right to receive one share of Common Stock.

(14)

Includes 11,050 shares of Common Stock owned by a trust, as to which shares Mr. Lewis disclaims beneficial ownership. Also includes 7,599 restricted shares of Common Stock that may be voted by Mr. Lewis.

(15)	Includes 7,599 restricted shares of Common Stock that may be voted by Ms. Mathews-Spradlin.

(16)

Includes: (i) 5,921 shares of Common Stock held directly (including 3,995 restricted shares that may be voted by Mr. Peltz); (ii) 195,430 shares held by the Peltz Family Foundation (of which Mr. Peltz is a trustee); and (iii) 132,397 shares held by the Peltz 2009 Family Trust (of which Mr. Peltz is a trustee). Mr. Peltz disclaims beneficial ownership of the shares owned by the Peltz Family Foundation and the Peltz 2009 Family Trust.

(17)	Does not include 197,608 restricted stock units held by Mr. Penegor, each of which represents a contingent right to receive one share of Common Stock.

(18)	Includes 7,599 restricted shares of Common Stock that may be voted by Mr. Rothschild.

(19)	Includes 105,353 restricted stock units held by Mr. Schwab under the 2009 Directors’ Deferred Compensation Plan, each of which represents a contingent right to receive one share of Common Stock.

(20)	Does not include 120,124 restricted stock units held by Mr. Wright, each of which represents a contingent right to receive one share of Common Stock.

        The Wendy’s Company 2016 Proxy Statement        65

The beneficial ownership table above includes shares of Common Stock issuable upon the exercise of stock options that are exercisable as of, or will become exercisable within 60 days of, March 28, 2016 by the persons identified in the table below.

NAME OF BENEFICIAL OWNER	NUMBER OF SHARES REPRESENTED BY OPTIONS
Nelson Peltz	12,000

Peter W. May	12,000

Emil J. Brolick	2,204,672

Janet Hill	45,000

Dennis M. Kass	—

Joseph A. Levato	36,000

J. Randolph Lewis	45,000

Michelle J. Mathews-Spradlin	—

Matthew H. Peltz	—

Todd A. Penegor	289,173

Peter H. Rothschild	—

David E. Schwab II	36,000

Arthur B. Winkleblack	—

Robert D. Wright	36,370

R. Scott Toop	539,965

Scott A. Weisberg	130,381

Darrell G. van Ligten	—

Craig S. Bahner	—

Directors and executive officers as a group (17 persons)	3,524,682

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires the Company’s directors and executive officers, and persons who own more than 10% of our Common Stock, to report their beneficial ownership of our Common Stock, and any subsequent changes in their beneficial ownership, to the SEC. Specific due dates for these reports have been established by the SEC, and the Company is required to disclose in this Proxy Statement any late report or known failure to file a required report during the most recent fiscal year. The Company assists our directors and executive officers in completing and filing their reports. Based solely on a review of the reports furnished to the Company and written representations that no other reports were required, the Company believes that, during 2015, all directors, executive officers and greater than 10% stockholders complied with all Section 16(a) filing requirements, except that a Form 4 reporting the issuance of quarterly dividend equivalent units was filed on March 19, 2015 (one day late) by the Company on behalf of each of Ms. Esposito and Messrs. Kriss, Levato, Penegor, Schwab, van Ligten, Wasserman and Wright.

66        The Wendy’s Company 2016 Proxy Statement

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information concerning the Company’s equity compensation plans as of the end of 2015. The 2010 Omnibus Award Plan is currently the only equity compensation plan under which future equity awards may be granted.

PLAN CATEGORY	NUMBER OF SECURITIES TO BE ISSUED UPON EXERCISE OF OUTSTANDING OPTIONS, WARRANTS AND RIGHTS (a)	WEIGHTED-AVERAGE EXERCISE PRICE OF OUTSTANDING OPTIONS, WARRANTS AND RIGHTS (b)	NUMBER OF SECURITIES REMAINING AVAILABLE FOR FUTURE ISSUANCE UNDER EQUITY COMPENSATION PLANS (EXCLUDING SECURITIES REFLECTED IN COLUMN (a)) (c)
Equity compensation plans approved by security holders (1)	16,683,256 Options	$7.76	41,563,973	(2)
	525,378 Performance Units (3)	—
	746,820 Performance Units (4)	—
	769,202 Performance Units (5)	—
Equity compensation plans not approved by security holders (6)	158,121 Options	$4.46	—
Total	16,841,377 Options	$7.73	41,563,973	(2)
	525,378 Performance Units (3)
	746,820 Performance Units (4)
	769,202 Performance Units (5)

(1)	Includes the 2010 Omnibus Award Plan and the Company’s Amended and Restated 2002 Equity Participation Plan (the “2002 Equity Plan”).

The 2010 Omnibus Award Plan provides for the issuance of stock options, stock appreciation rights, restricted stock awards, restricted stock units, other stock-based awards and performance compensation awards to employees, officers and non-employee directors of the Company and its subsidiaries and affiliates. The 2010 Omnibus Award Plan also permits non-employee directors to elect to receive all or a portion of their director fees in shares of Common Stock in lieu of cash. Under the terms of the 2010 Omnibus Award Plan, (i) shares of Common Stock subject to awards of stock options or stock appreciation rights are counted against the maximum share limit as one share of Common Stock for each share of Common Stock granted and (ii) shares of Common Stock subject to awards other than stock options or stock appreciation rights are counted against the maximum share limit as 2.5 shares of Common Stock for each share of Common Stock granted.

The 2002 Equity Plan provided for the issuance of stock options, stock appreciation rights, restricted stock and restricted stock units to officers, employees and non-employee directors of the Company and its subsidiaries and affiliates. The 2002 Equity Plan also permitted non-employee directors to elect to receive all or a portion of their director fees in shares of Common Stock in lieu of cash. As of January 3, 2016, options to acquire 273,250 shares of Common Stock were outstanding under the 2002 Equity Plan. No further awards may be granted under the 2002 Equity Plan.

(2)	Represents the aggregate number of shares available for future issuance under the 2010 Omnibus Award Plan.

(3)

Each performance unit represents the right to receive one share of Common Stock subject to the Company’s achievement of two performance goals based on adjusted earnings per share and relative total stockholder return during a three-year performance period (December 29, 2014 through December 31, 2017). The number of shares shown as being issuable is based on achieving maximum levels of performance with respect to these awards.

(4)

Each performance unit represents the right to receive one share of Common Stock subject to the Company’s achievement of a performance goal based on adjusted earnings per share during a three-year performance period (December 30, 2013 through January 1, 2017). The number of shares shown as being issuable is based on achieving maximum levels of performance with respect to these awards.

(5)

Each performance unit represents the right to receive one share of Common Stock subject to the Company’s achievement of two performance goals based on adjusted earnings per share and restaurant openings and remodels during a two and one-half-year performance period (July 1, 2013 through January 3, 2016). The number of shares shown as being issuable is based on achieving maximum levels of performance with respect to these awards.

        The Wendy’s Company 2016 Proxy Statement        67

(6)

Reflects awards issued under the Wendy’s International 2007 Stock Incentive Plan (the “Wendy’s 2007 Stock Plan”). In connection with the Company’s merger with Wendy’s International in September 2008, the Company assumed certain equity compensation plans of Wendy’s International, including the Wendy’s 2007 Stock Plan. The Wendy’s 2007 Stock Plan had been approved by the shareholders of Wendy’s International prior to the merger. The Wendy’s 2007 Stock Plan provided for the issuance of equity compensation awards in the form of stock options, restricted stock, restricted stock units, stock appreciation rights, dividend equivalent rights, performance shares, performance units and share awards to eligible employees and non-employee directors of Wendy’s International and its subsidiaries. As of January 3, 2016, options to acquire 158,121 shares of Common Stock were outstanding under the Wendy’s 2007 Stock Plan. No further awards may be granted under the Wendy’s 2007 Stock Plan.

68        The Wendy’s Company 2016 Proxy Statement

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

Review and Approval of Related Person Transactions

Pursuant to its written charter, the Audit Committee has responsibility for the review and approval or ratification of all related person transactions involving more than $10,000, using appropriate counsel or other advisers as the Committee may deem necessary.

The Company has adopted a Related Person Transactions Policy (the “RPT Policy”) which sets forth in writing the procedures for the Audit Committee’s review, approval and ratification of related person transactions. The RPT Policy defines a “related person transaction” as any transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which the Company or any of its subsidiaries was, is or will be a participant and in which any related person had, has or will have a direct or indirect interest and which involves more than $10,000. A “related person” is defined as any director, director nominee or officer of the Company, any person who is known to beneficially own more than 5% of the Company’s voting securities, any immediate family member of any of the foregoing persons and any entity in which any of the foregoing persons is employed, is a director, trustee, general partner or principal or holds a similar position or has a 10% or greater beneficial ownership interest. The Company’s legal department is primarily responsible for obtaining information from the applicable related person with respect to a proposed related person transaction and for determining, based on the relevant facts and circumstances, whether the transaction is subject to the RPT Policy. If the transaction is subject to the RPT Policy, the legal department then presents information concerning the transaction to the Audit Committee for review and consideration.

In the course of its review of a proposed related person transaction, the Audit Committee will consider all relevant facts and circumstances, including: (i) the benefits of the transaction to the Company; (ii) the impact of the transaction on the independence of the Company’s directors; (iii) the availability of other sources for comparable products or services; (iv) the terms of the transaction; (v) the terms available to unrelated third parties or to employees generally; and (vi) other facts and circumstances that may bear on the materiality of the transaction under applicable legal and regulatory requirements. The Audit Committee may seek bids, quotes or independent valuations from third parties in connection with assessing any proposed related person transaction.

Pursuant to the RPT Policy, the Audit Committee will approve only those related person transactions that are in, or are not inconsistent with, the best interests of the Company and its stockholders, as the Committee determines in good faith. If a proposed related person transaction involves any member of the Audit Committee (or an immediate family member of any Audit Committee member), such member would not participate in the review, consideration, approval or ratification of the proposed transaction.

Certain Related Person Transactions Since the Beginning of 2015

On June 2, 2015, the Company entered into a stock purchase agreement to repurchase shares of our Common Stock from Nelson Peltz, Peter W. May and Edward P. Garden and certain of their family members and affiliates, investment funds managed by Trian Partners, an investment management firm controlled by Messrs. Peltz, May and Garden, and the general partner of certain of those investment funds (together with Messrs. Peltz, May and Garden, certain of their family members and affiliates and Trian Partners, the “Trian Group”), who in the aggregate owned approximately 24.8% of our outstanding shares as of May 29, 2015. Pursuant to the agreement, the Trian Group agreed not to tender or sell any of its shares in the $639 million modified Dutch auction tender offer the Company commenced on June 3, 2015. Also pursuant to the agreement, the Company agreed, following completion of the tender offer, to purchase from the Trian Group a pro rata amount of its shares based on the number of shares the Company purchased in the tender offer, at the same price received by stockholders who participated in the tender offer. On July 17, 2015, after completion of the tender offer, the Company repurchased 18.4 million shares of our Common Stock from the Trian Group at the price paid in the tender offer of $11.45 per share, for an aggregate purchase price of $210.9 million.

On December 1, 2011, the Company entered into an agreement with Trian Partners and certain of its affiliates, including Nelson Peltz, Peter W. May and Edward P. Garden (collectively, the “Covered Persons”). Pursuant to the agreement, the Board of Directors, including a majority of the independent directors, approved, for purposes of Section 203 of the Delaware General Corporation Law, the Covered Persons becoming the owners of or acquiring an aggregate of up to 32.5% (subject to certain adjustments set forth in the agreement) of the outstanding shares of our Common Stock, such that no such persons would be subject to the restrictions set forth in Section 203 solely as a result of such ownership (such approval, the “Section 203 Approval”). The agreement (other than the provisions relating to the Section 203 Approval and certain miscellaneous provisions) terminated pursuant to its termination provisions on January 15, 2014.

Each of the related person transactions described above was reviewed and approved by the Audit Committee in accordance with the terms of its written charter and the RPT Policy.

        The Wendy’s Company 2016 Proxy Statement        69

AUDIT COMMITTEE REPORT*

In accordance with its written charter, the Audit Committee oversees the accounting and financial reporting processes of the Company and the audits of the Company’s financial statements, and assists the Board of Directors in its oversight of the accounting, audit and financial reporting practices of the Company. The Audit Committee is composed of four members who satisfy the independence and financial literacy requirements of NASDAQ and Section 10A of the Exchange Act. The Company’s management is responsible for the Company’s financial reporting process and for preparing the Company’s financial statements, and the Company’s outside auditors are responsible for performing an independent audit of such financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States) and for issuing a report thereon. The members of the Audit Committee are not professionally engaged in the practice of accounting or auditing. The Audit Committee relies, without independent verification, on the information provided to the Committee and on the representations made by management and the independent registered public accounting firm that the Company’s financial statements have been prepared in conformity with U.S. Generally Accepted Accounting Principles.

In performing its oversight function, the Audit Committee reviewed and discussed the audited consolidated financial statements of the Company as of and for the fiscal year ended January 3, 2016 with management and Deloitte & Touche LLP, the Company’s independent registered public accounting firm. The Audit Committee also discussed with Deloitte & Touche LLP all matters required to be discussed by PCAOB Auditing Standard No. 16, Communications with Audit Committees. In addition, the Audit Committee, with and without management present, reviewed and discussed the results of Deloitte & Touche LLP’s examination of the Company’s financial statements.

Pursuant to Section 404 of the Sarbanes-Oxley Act of 2002, management is required to prepare a report as to its assessment of the effectiveness of the Company’s internal control over financial reporting as of January 3, 2016, and Deloitte & Touche LLP is required to prepare an attestation report with respect to the effectiveness of the Company’s internal control over financial reporting. The Audit Committee reviewed and discussed with management its report regarding its assessment of the effectiveness of the Company’s internal control over financial reporting as of January 3, 2016, and reviewed and discussed with Deloitte & Touche LLP its report as to the effectiveness of the Company’s internal control over financial reporting. Management’s report and Deloitte & Touche LLP’s report are each included in the Company’s Annual Report on Form 10-K for the fiscal year ended January 3, 2016.

The Audit Committee received from Deloitte & Touche LLP a written statement regarding all relationships between Deloitte & Touche LLP and the Company that might bear on Deloitte & Touche LLP’s independence, consistent with applicable requirements of the Public Company Accounting Oversight Board regarding an independent accountant’s communications with the Audit Committee concerning independence. The Audit Committee discussed with Deloitte & Touche LLP any relationships that may have an impact on their objectivity and independence and satisfied itself as to Deloitte & Touche LLP’s independence. The Audit Committee also considered whether the provision of services by Deloitte & Touche LLP to the Company not related to the audit of the Company’s annual financial statements referred to above or to the reviews of the interim financial statements included in the Company’s quarterly reports on Form 10-Q is compatible with maintaining Deloitte & Touche LLP’s independence.

Based on the above-mentioned review and discussions with management and Deloitte & Touche LLP, and subject to the limitations on the role of the Audit Committee and the Audit Committee’s responsibilities described above and in the Audit Committee’s written charter, the Audit Committee recommended to the Board of Directors that the Company’s audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended January 3, 2016.

The Audit Committee:

Joseph A. Levato, Chair

J. Randolph Lewis

Peter H. Rothschild

David E. Schwab II

*

This Audit Committee Report does not constitute soliciting material and should not be deemed filed or incorporated by reference into any Company filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent the Company specifically incorporates this Audit Committee Report by reference into such other filing.

70        The Wendy’s Company 2016 Proxy Statement

PROPOSAL 2

APPROVAL OF AMENDMENTS TO THE COMPANY’S CERTIFICATE OF INCORPORATION

TO PROVIDE STOCKHOLDERS WITH A “PROXY ACCESS” RIGHT

(Item 2 on the Company’s Proxy Card)

In March 2015, in response to a “proxy access” stockholder proposal submitted by the City of Philadelphia Public Employees Retirement System (“PPERS”) and after consultation with PPERS and other stockholders, the Company agreed to adopt, subject to stockholder approval, procedures that would permit a stockholder, or a group of up to 25 stockholders, owning 3% or more of our outstanding Common Stock continuously for at least three years, to nominate and include in our proxy materials director nominees constituting up to 20% of our Board (or 25% of our Board, if the number of directors on our Board is less than ten). In February 2016, after consultation with PPERs and other stockholders, and based on our commitment to strong corporate governance practices, the Board, upon the recommendation of the Nominating and Corporate Governance Committee, reviewed and approved amendments to our Certificate of Incorporation to implement proxy access procedures. The amendments are set forth in our proposed Amended and Restated Certificate of Incorporation, which is attached to this Proxy Statement as Annex B (the “Proxy Access Amendments”). The Board is now submitting the Proxy Access Amendments for stockholder approval as required by the Delaware General Corporation Law and our Certificate of Incorporation.

The Board of Directors believes that implementation of proxy access in the manner set forth in the Proxy Access Amendments will provide meaningful rights to our stockholders while ensuring that the rights are used in a responsible manner, and believes that the Proxy Access Amendments are in the best interests of the Company and our stockholders.

The Board recommends a vote FOR the approval of the Proxy Access Amendments.

If the Proxy Access Amendments are approved by our stockholders at the Annual Meeting, the Company will file our Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware promptly after the Annual Meeting, and the Proxy Access Amendments will become effective upon such filing. If the Proxy Access Amendments are approved by our stockholders, proxy access will be available for use beginning with our 2017 annual meeting of stockholders.

Description of the Proxy Access Amendments

The following description is only a summary and is qualified in its entirety by reference to the complete text of the Proxy Access Amendments as set forth in our proposed Amended and Restated Certificate of Incorporation, which is attached to this Proxy Statement as Annex B. We urge you to read Annex B in its entirety before casting your vote.

Stockholder Eligibility to Nominate Proxy Access Nominees

Subject to certain conditions and procedures as set forth in more detail in the Proxy Access Amendments, a stockholder, or group of up to 25 stockholders, that has owned 3% or more of the voting power of all shares of our Common Stock issued and outstanding and entitled to vote in the election of directors continuously for at least three years would be permitted to include a specified number of director nominees and a supporting statement (up to 500 words in support of each nominee’s election) in our proxy materials for an annual meeting of stockholders. Two or more funds that are: (i) under common management and investment control; (ii) under common management and funded primarily by the same employer; or (iii) a group of investment companies (as defined under the Investment Company Act of 1940) will be counted as one stockholder for purposes of the 25-stockholder group limit. No person may be a member of more than one group of stockholders constituting an eligible stockholder with respect to any annual meeting of stockholders.

Calculation of Qualifying Ownership

To ensure that the interests of stockholders seeking to include proxy access nominees in our proxy materials are aligned with those of our other stockholders, a stockholder would be deemed to own only those shares of our Common Stock as to which the stockholder possesses both (i) the full voting and investment rights pertaining to such shares and (ii) the full economic interest in (including the opportunity for profit and risk of loss on) such shares. The following shares would not count as “owned” shares for purposes of determining whether the ownership threshold has been met:

•	Shares sold by the stockholder or any of its affiliates in any transaction that has not been settled or closed;

•	Shares borrowed by the stockholder or any of its affiliates for any purpose or purchased by the stockholder or any of its affiliates pursuant to an agreement to resell; and

        The Wendy’s Company 2016 Proxy Statement        71

•

Shares subject to any option, warrant, forward contract, swap, contract of sale, other derivative or similar agreement entered into by the stockholder or any of its affiliates, whether any such instrument or agreement is to be settled with shares or with cash based on the notional amount or value of our outstanding shares, in any such case which instrument or agreement has, or is intended to have, the purpose or effect of (i) reducing in any manner, to any extent or at any time in the future, such stockholder’s or any of its affiliates’ full right to vote or direct the voting of any such shares or (ii) hedging, offsetting or altering to any degree gain or loss arising from the full economic ownership of such shares by such stockholder or any of its affiliates.

A stockholder will be deemed to “own” shares held in the name of a nominee or other intermediary so long as the stockholder retains the right to instruct how such shares are voted with respect to the election of directors and the right to direct the disposition of such shares and possesses the full economic interest in such shares. A stockholder’s ownership of shares will also be deemed to continue during any period in which the stockholder has (i) delegated any voting power by means of a proxy, power of attorney or other instrument or arrangement that is revocable at any time by the stockholder without condition or (ii) loaned such shares, provided that the stockholder has the power to recall such loaned shares on not more than five business days’ notice and has recalled such loan shares as of the date of the annual meeting of stockholders.

Maximum Permitted Number of Proxy Access Nominees

The maximum number of proxy access nominees submitted by all eligible stockholders that the Company would be required to include in our proxy materials with respect to an annual meeting of stockholders shall not exceed 20% (or 25%, if the number of directors serving on the Board is less than ten) of the number of directors in office as of the last day on which a notice of proxy access nomination may be delivered to the Company. This maximum permitted number of proxy access nominees will be reduced by the number of:

•

Individuals who are included in our proxy materials as nominees unopposed or recommended by the Board pursuant to an agreement, arrangement or other understanding with a stockholder or group of stockholders (other than any such agreement, arrangement or understanding entered into in connection with an acquisition of stock from the Company by such stockholder or group of stockholders), other than any individual who at the time of the annual meeting will have served as a director continuously as a nominee of the Board for at least two annual terms;

•

Individuals who were previously elected to the Board as proxy access nominees at either of the preceding two annual meetings of stockholders and who are re-nominated for election at the current annual meeting by the Board; and

•	Proxy access nominees who were qualified for inclusion in our proxy materials for the current annual meeting whom the Board decides to nominate for election to the Board.

Further, the Company would not be required to include any proxy access nominees in its proxy materials for any annual meeting of stockholders for which the Secretary of the Corporation receives notice that a stockholder intends to nominate one or more persons for election to the Board pursuant to the Company’s advance notice provisions set forth in Section 6 of Article V of our Certificate of Incorporation.

Procedure for Selecting Proxy Access Nominees if Maximum Permitted Number is Exceeded

If the number of proxy access nominees submitted by eligible stockholders exceeds the maximum permitted number, each nominating stockholder will select one of its nominees for inclusion in our proxy materials until the maximum permitted number is reached, going in order of the number (largest to smallest) of shares of our Common Stock each stockholder disclosed as owned in its respective proxy access notice submitted to the Company. No substitute proxy access nominees will be allowed in place of any proxy access nominee who ceases to satisfy the eligibility requirements, withdraws his or her nomination or becomes unwilling to serve on the Board.

Deadline for Submitting Proxy Access Nominees

In order to provide adequate time for the Board to assess proxy access nominees, requests to include such nominees in our proxy materials must be received no earlier than 150 days and no later than 120 days before the first anniversary of the filing date of our definitive proxy statement for the prior year’s annual meeting of stockholders, subject to certain adjustments. If the Proxy Access Amendments are approved by our stockholders at the Annual Meeting, eligible stockholders may submit proxy access nominees for inclusion in our proxy materials for the 2017 annual meeting of stockholders no earlier than November 12, 2016 and no later than December 12, 2016.

72        The Wendy’s Company 2016 Proxy Statement

Information Required by All Nominating Stockholders

Each stockholder seeking to include a proxy access nominee in our proxy materials would be required to provide certain information to the Company, including, but not limited to the following:

•

Verification of, and information regarding, the stock ownership of the stockholder as of the date of the submission, and an agreement to (i) provide such information within five business days following the later of the record date for the annual meeting of stockholders or the date on which notice of the record date is first publicly disclosed and (ii) promptly notify the Company if the stockholder ceases to own the required number of shares prior to the date of the annual meeting;

•	A copy of the Schedule 14N that has been or is concurrently being filed by the stockholder with the SEC;

•

A description of (i) any agreement, arrangement or understanding (including any derivative or short positions, profit interests, options, hedging transactions and borrowed or loaned shares) that has been entered into by or on behalf of the stockholder, the effect or intent of which is to mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of the stockholder with respect to shares of our Common Stock and (ii) any proxy, contract, arrangement, understanding or other relationship pursuant to which the stockholder has a right to vote any shares of our Common Stock;

•	Information regarding each proxy access nominee that would be required to be disclosed in a proxy statement or similar filing, including biographical and stock ownership information;

•

In the case of a nomination by a group of stockholders, the designation by all group members of one specified group member that is authorized to act on behalf of all group members with respect to the nomination and all related matters; and

•

In the case of a nomination by a group of stockholders in which two or more funds that are counted as one stockholder for purposes of qualifying as an eligible stockholder are part of the same qualifying fund group, documentation reasonably satisfactory to the Company that demonstrates the funds are part of the same qualifying fund group.

Stockholders would also be required to make certain representations to and agreements with the Company, including, but not limited to:

•

A representation that the stockholder (i) intends to maintain qualifying ownership through the date of the applicable annual meeting and (ii) acquired its qualifying shares in the ordinary course of business and not with the intent to change or influence control of the Company and does not presently have such intent;

•

An agreement by the stockholder: (i) not to nominate for election to the Board at the applicable annual meeting any person other than the nominee(s) the stockholder is nominating pursuant to the proxy access procedures; (ii) to refrain from soliciting in support of the election of any individual as a director other than its nominee(s) or a nominee of the Board; (iii) not to distribute any form of proxy for the annual meeting other than the form distributed by the Company; and (iv) to file with the SEC any written solicitation of the stockholders of the Company relating to the annual meeting at which the stockholder’s proxy access nominee will be nominated;

•	An agreement to comply with all laws and regulations applicable to solicitations and the use of soliciting material in connection with the applicable annual meeting; and

•

An agreement to assume all liability stemming from any legal or regulatory violation arising out of the stockholder’s communications with the stockholders of the Company or out of the information the stockholder provided to the Company in connection with the nomination, and to indemnify the Company and our directors, officers and employees against any liability, loss or damages in connection with any threatened or pending action, suit or proceeding arising out of any such violations or any failure of the stockholder or its nominee(s) to comply with, or any breach or alleged breach by such stockholder or its nominee(s) of, the proxy access procedures.

Proxy access nominees would also be required to make certain representations to and agreements with the Company, including, but not limited to:

•	The consent by the proxy access nominee to being named in our proxy statement and form of proxy as a nominee and to serving as a director of the Company if elected;

        The Wendy’s Company 2016 Proxy Statement        73

•

An agreement by the proxy access nominee to refrain from becoming a party to (i) any agreement or commitment as to how such nominee will vote on any issue if elected as a director of the Company that has not been disclosed to the Company or that could reasonably be expected to limit or interfere with such nominee’s ability to comply, if elected as a director, with his or her fiduciary duties under applicable law or (ii) any compensatory or other financial agreement, arrangement or understanding with any person (other than the Company) in connection with such person’s service or action as a director of the Company that has not been disclosed to the Company; and

•

An agreement by the proxy access nominee, if elected as a director, to comply with applicable law and all applicable publicly disclosed corporate governance, conflict of interest, corporate opportunities, confidentiality and stock ownership and trading policies and guidelines of the Company relating to such nominee’s Board membership.

Proxy Access Nominee Eligibility

The Company would not be required to include a proxy access nominee in our proxy materials if, among other things:

•

The nominee would not (i) be an independent director or satisfy the audit, compensation or other board committee independence requirements under applicable stock exchange rules and listing standards, applicable SEC rules or any publicly disclosed independence standards used by the Board or (ii) be a “non-employee director” for purposes of Section 16 of the Exchange Act or an “outside director” for purposes of Section 162(m) of the Internal Revenue Code;

•

The election of the nominee would cause the Company to violate our Certificate of Incorporation or By-Laws, applicable stock exchange rules and listing standards or any applicable state or federal law, rule or regulation;

•	The nominee is an officer or director of a competitor, as defined in Section 8 of the Clayton Antitrust Act of 1914;

•

The nominee is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses) or has been convicted in such a criminal proceeding within the past ten years; or

•	The nominee is subject to any order of the type specified in Rule 506(d) of Regulation D promulgated under the Securities Act.

In addition, the Board or the chairman of the annual meeting will declare a proxy access nomination to be invalid, and such nomination will be disregarded, if: (i) the nominating stockholder or proxy access nominee breaches any of its agreements or representations or fails to comply with any of the requirements under the proxy access provisions of our Certificate of Incorporation; (ii) the proxy access nominee becomes ineligible for inclusion in our proxy materials or ineligible or unavailable for election at the applicable annual meeting; or (iii) the nominating stockholder fails to appear at the annual meeting of stockholders to present its nomination.

Restrictions on Re-Nominations

Any proxy access nominee who is included in our proxy materials but subsequently withdraws from or becomes ineligible or unavailable for election at the applicable annual meeting will be ineligible to be a proxy access nominee for the following two annual meetings.

Required Vote

The affirmative vote of a majority of the shares of Common Stock outstanding and entitled to vote at the Annual Meeting is required to approve this proposal. Abstentions and broker non-votes will be the equivalent of votes “against” this proposal.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR

APPROVAL OF THE AMENDMENTS TO THE COMPANY’S CERTIFICATE OF INCORPORATION

TO PROVIDE STOCKHOLDERS WITH A “PROXY ACCESS” RIGHT.

74        The Wendy’s Company 2016 Proxy Statement

PROPOSAL 3

RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

(Item 3 on the Company’s Proxy Card)

The Audit Committee has determined to appoint Deloitte & Touche LLP (“Deloitte”) as the Company’s independent registered public accounting firm to examine the consolidated financial statements of the Company and its subsidiaries for 2016. The Company’s stockholders are being asked to ratify the appointment of Deloitte at the Annual Meeting. In accordance with its written charter, the Audit Committee assists the Board of Directors in fulfilling its responsibility relating to the engagement of the independent registered public accounting firm and the evaluation of such firm’s qualifications, independence and performance.

A representative of Deloitte is expected to be present at the Annual Meeting and will have the opportunity to make a statement and to respond to appropriate questions. If the appointment of Deloitte is not ratified at the Annual Meeting, the Audit Committee may consider, in its sole discretion, the selection of another accounting firm.

Independent Registered Public Accounting Firm Fees

The following table shows the fees billed (or expected to be billed) for professional services rendered by Deloitte for the audit of the Company’s annual financial statements for the fiscal years ended January 3, 2016 and December 28, 2014, and for other services rendered by Deloitte during 2015 and 2014.

FEE CATEGORY	2015	2014
Audit Fees (1)	$2,757,065	$2,464,833
Audit-Related Fees (2)	—	20,000
Tax and Tax-Related Fees (3)	39,905	60,706
All Other Fees (4)	9,775	6,825

Total	$2,806,745	$2,552,364

(1)

For both 2015 and 2014, includes fees associated with the integrated audit of the Company’s annual financial statements (including the audit of internal control over financial reporting), the review of the Company’s interim financial statements included in the Company’s quarterly reports on Form 10-Q, stand-alone audits of certain of the Company’s subsidiaries and statutory audits required internationally. For 2015, also includes fees associated with audits of certain strategic initiatives, including the Company’s whole business securitization debt refinancing, the sale of the Company’s bakery operations and the Company’s System Optimization initiative. For 2014, also includes fees associated with the Company’s adoption of the 2013 COSO Framework and audits of certain strategic initiatives, including the Company’s System Optimization initiative.

(2)	For 2014, includes fees associated with an audit of the Company’s 401(k) plan.

(3)	For both 2015 and 2014, includes fees for professional services related to tax compliance, tax advice and tax planning, including the preparation of international income tax returns.

(4)

For both 2015 and 2014, includes the Company’s subscription to Deloitte’s online library of accounting and financial disclosure literature and the Company’s attendance at Deloitte’s national tax training seminar.

As discussed above under the caption “Audit Committee Report,” during 2015, the Audit Committee: (i) discussed with Deloitte any relationships that may have an impact on Deloitte’s objectivity and independence; (ii) satisfied itself as to Deloitte’s independence; and (iii) considered whether the provision of services by Deloitte that were not related to the audit of the Company’s annual financial statements or to the reviews of the Company’s interim financial statements included in the Company’s quarterly reports on Form 10-Q was compatible with maintaining Deloitte’s independence.

Audit Committee Pre-Approval Policies and Procedures

The Audit Committee has adopted a Policy Relating to Pre-Approval of Audit and Permitted Non-Audit Services (the “Pre-Approval Policy”) that requires the Committee to pre-approve all services provided by the Company’s independent registered public accounting firm to the Company and its subsidiaries. In general, predictable and recurring covered services, together with the related fees, may be approved by the Audit Committee on an annual basis. Pre-approval in such circumstances will generally be by reference to classes of covered services, provided that the pre-approval is sufficiently detailed to identify the scope of services to be provided. The Pre-Approval Policy sets forth a list of covered services that may be pre-approved by class on an annual basis. Covered services that are not pre-approved by class must be pre-approved on an individual basis by the Audit Committee.

        The Wendy’s Company 2016 Proxy Statement        75

Under the Pre-Approval Policy, any engagement of the independent registered public accounting firm to perform pre-approved “tax” or “all other” services must be reported by management to the Audit Committee at its first scheduled meeting following the engagement. The total payments that may be made with respect to “tax” or “all other” services that have been pre-approved by class may not exceed $200,000 per year. Once the $200,000 threshold has been met in any year, any additional “tax” or “all other” services (including any additional payments for “tax” or “all other” services that were previously pre-approved) must be pre-approved on an individual basis unless otherwise authorized by the Audit Committee.

Pursuant to the Pre-Approval Policy, the Audit Committee will establish fee levels or limits for covered services that are pre-approved on a class basis not less frequently than annually. Any covered services for which the estimated fees would cause the total fees for that class of services to exceed the applicable fee limit must be specifically approved by the Audit Committee. For services that are approved by the Audit Committee on an individual basis, the Committee will indicate an approval fee level or limit at the time of approval. The Audit Committee periodically reviews a schedule prepared by management showing the fees paid and estimated to be paid to the independent registered public accounting firm during the fiscal year for each covered service that was or is being provided by the firm.

The Pre-Approval Policy permits the Audit Committee to delegate pre-approval authority to one or more of its members, provided that (i) the aggregate estimated fees for any covered service approved by delegates may not exceed $100,000 for any applicable fiscal year and (ii) the aggregate estimated fees for all covered services approved by delegates during any fiscal year may not exceed $1.0 million. Any pre-approval granted by delegates must be reported to the Audit Committee at its next scheduled meeting.

In considering whether to grant pre-approval, the Audit Committee considers the nature and scope of the proposed service in light of applicable legal and regulatory requirements, including the rules and regulations promulgated by the SEC and the Public Company Accounting Oversight Board with respect to auditor independence. The Audit Committee retains discretion to prohibit services that, in its view, may compromise, or appear to compromise, the independence and objectivity of the independent registered public accounting firm.

All of the services provided to the Company by Deloitte during 2015 were pre-approved by the Audit Committee or its delegates in accordance with the terms of the Pre-Approval Policy.

Required Vote

The affirmative vote of a majority of the shares of Common Stock present (in person or by proxy) and entitled to vote at the Annual Meeting is required to approve this proposal. Abstentions will have the same effect as votes “against” this proposal.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR

RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS THE COMPANY’S

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2016.

76        The Wendy’s Company 2016 Proxy Statement

PROPOSAL 4

ADVISORY RESOLUTION TO APPROVE EXECUTIVE COMPENSATION

(Item 4 on the Company’s Proxy Card)

In accordance with Section 14A of the Exchange Act, we provide our stockholders with the opportunity to cast an annual advisory vote to approve the compensation of our named executive officers. We encourage stockholders to read the “Compensation Discussion and Analysis” section of this Proxy Statement, which describes in detail how our 2015 executive compensation program was designed and implemented to achieve our overall compensation objectives. Stockholders also should review the “2015 Summary Compensation Table” included in this Proxy Statement, as well as the related compensation tables, notes and narrative, which provide detailed information regarding the compensation of our named executive officers for 2015.

Our executive compensation program is designed to support the Company’s business objectives by linking executive pay to individual performance, the Company’s attainment of annual and multi-year operating and financial goals and the creation of long-term stockholder value. The executive compensation program utilizes a variety of sound compensation governance practices that support the Company’s commitment to protecting stockholder interests.

The primary objectives of our executive compensation program are to:

•	Attract and retain highly qualified executives;

•	Motivate and reward executives for achieving individual and Company performance goals; and

•	Align the interests of executives with the interests of stockholders.

Under our executive compensation program, a substantial portion of the total compensation for senior executives is variable (i.e., at-risk) and tied to Company performance. During 2015, performance-based incentives constituted the most significant portion of total direct compensation for our Chief Executive Officer (82%) and our other named executive officers as a group (69%). This pay-for-performance philosophy aligns executive pay with the Company’s business objectives and ensures that executives are responsive and accountable to stockholder interests.

The primary components of our executive compensation program are described in the table below.

COMPONENT	PURPOSE
Base Salary	Attract and retain highly qualified executives by providing an appropriate level of fixed cash compensation that reflects the experience, responsibilities and performance of each executive
Annual Cash Incentive Compensation

Align executive pay with individual and Company performance by motivating and rewarding executives over a one-year time frame based on the achievement of strategic business objectives and individual performance goals

Long-Term Equity Incentive Compensation

Align the interests of executives with the interests of stockholders and retain highly qualified executives by motivating and rewarding executives to achieve multi-year strategic business objectives and drive long-term growth in the price of our Common Stock

The Company achieved strong operating and financial results in 2015 and continued to execute our brand vision to Delight Every CustomerTM by providing a Deliciously DifferentTM restaurant experience. During 2015, we drove significant improvements in both our corporate and restaurant-level economic model, accelerated the transformation of the Wendy’s brand, continued to strengthen the Wendy’s franchise system and created significant value for stockholders. Specifically, we achieved significant year-over-year improvements in our key operating and financial metrics, sustained our strong momentum with new restaurant development and our Image Activation restaurant reimaging program, continued our transition to a predominantly franchised business model and returned $1.2 billion in cash to stockholders through dividends and share repurchases.

Through our strong operating results and execution of our strategic initiatives, we delivered total stockholder return of 21% in 2015 and 144% on a three-year basis. At the same time, the overall compensation of our senior executives remained competitive with the market and the restaurant industry, consistent with our executive compensation philosophy.

Notwithstanding strong stockholder support of our executive compensation program, we continue to evaluate ways to further strengthen our commitment to best practices in compensation governance. For 2016, we made certain modifications to our executive compensation program design, including eliminating the individual performance multiplier for our Chief Executive Officer’s annual cash incentive award and increasing the weighting of the performance unit component of our long-term equity incentive plan, with a corresponding decrease to the weighting of the stock option component.

        The Wendy’s Company 2016 Proxy Statement        77

We believe our strong results in 2015 are a reflection of our pay-for-performance philosophy and demonstrate that our executive compensation program is effectively designed and continues to serve the best interests of the Company and our stockholders.

After considering the foregoing information, together with the more detailed information regarding our executive compensation program set forth in this Proxy Statement, the Company proposes that stockholders approve the following resolution:

RESOLVED, that the Company’s stockholders approve, on an advisory basis, the compensation of the Company’s named executive officers as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the “Compensation Discussion and Analysis,” the “2015 Summary Compensation Table” and the related compensation tables, notes and narrative included in this Proxy Statement for the Company’s 2016 Annual Meeting of Stockholders.

The vote on this resolution is advisory, which means that the vote is not binding on the Company, the Board of Directors or the Compensation Committee. However, to the extent there is a significant vote against our executive compensation program as described in this Proxy Statement, the Compensation Committee will consider whether to implement, or recommend to the Board of Directors the implementation of, any modifications to the Company’s compensation programs and policies in response to such vote.

Required Vote

The affirmative vote of a majority of the shares of Common Stock present (in person or by proxy) and entitled to vote at the Annual Meeting is required to approve this proposal. Abstentions will have the same effect as votes “against” this proposal. Broker non-votes will not be included in the tabulation of voting results for this proposal.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR

APPROVAL OF THE ADVISORY RESOLUTION TO APPROVE EXECUTIVE COMPENSATION.

78        The Wendy’s Company 2016 Proxy Statement

OTHER MATTERS

Other Matters to Come Before the Annual Meeting

The Company is not aware of any other matters that are intended to be brought before the Annual Meeting. The proxy being solicited by the Board of Directors does, however, convey discretionary authority to the persons named as proxies in the accompanying proxy card to vote on any other matters that may properly come before the Annual Meeting. If any other matter should properly come before the Annual Meeting, the persons named as proxies will vote the shares represented by properly submitted proxies in accordance with their best judgment, to the extent permitted by applicable legal and regulatory requirements.

Contacting Directors

If you would like to contact the Board of Directors, the non-management directors as a group or any individual director, you may send an e-mail to corporate-secretary@wendys.com or write to the following address: The Wendy’s Company, One Dave Thomas Boulevard, Dublin, Ohio 43017, Attention: Corporate Secretary. Your communication should specify the intended recipient or recipients, and will be forwarded by the Corporate Secretary to such recipient or recipients. Any communication that relates to the Company’s accounting, internal accounting controls or auditing matters will also be forwarded by the Corporate Secretary to the Chair of the Audit Committee.

Stockholder Proposals for 2017 Annual Meeting of Stockholders

Our Certificate of Incorporation and By-Laws provide that, except as otherwise provided by law, only business properly brought before an annual or special meeting of stockholders may be conducted at such meeting. To be properly brought before a meeting, a stockholder proposal must be (i) submitted to the Company for inclusion in its proxy materials in compliance with Section 14 of the Exchange Act or (ii) specified in a written notice given by a stockholder of record who is entitled to vote at such meeting and who complies with the notice and other provisions of our Certificate of Incorporation. The notice must be delivered personally to, or mailed to and received at, the principal executive offices of the Company, addressed to the Secretary of the Company.

Our Certificate of Incorporation specifies the requirements applicable to a stockholder’s notice of proposed business. Those requirements, which are set forth in Sections 5, 6 and 7 of Article V of our Certificate of Incorporation, are summarized below.

•

The window within which a stockholder must give notice of proposed business (including director nominations) for an annual meeting of stockholders is the period not earlier than 120 days and not later than 90 days before the first anniversary of the date of the prior year’s annual meeting of stockholders.

•

The notice must disclose the name, record address and information concerning the beneficial ownership of the Company’s stock by the stockholder and any “stockholder associated person” (i.e., any other beneficial owner of the Company’s stock beneficially owned by such stockholder, or any person that controls, is controlled by or is under common control with such stockholder or beneficial owner), together with a brief description of the business desired to be brought before the meeting, the text of the proposal, the reasons for conducting such business at the meeting and any material interest of the stockholder and any stockholder associated person in such business.

•	Certain disclosures are also required concerning the relationships of the stockholder and any stockholder associated person, including:

O	Any agreement, arrangement or understanding with respect to the proposed business;

O	The stockholder’s and any stockholder associated person’s derivative positions or hedging transactions with respect to the Company’s stock;

O	Any proxy, contract, arrangement, understanding or other relationship pursuant to which the stockholder or any stockholder associated person has the right to vote the Company’s stock;

O	Any rights to dividends on the Company’s stock beneficially owned by the stockholder or any stockholder associated person that are separated or separable from the underlying stock;

O

Any proportionate interest in the Company’s stock or derivatives in respect of the Company’s stock held by a general or limited partnership in which the stockholder or any stockholder associated person is a general partner or beneficially owns an interest in a general partner; and

O

Any performance-related fees (other than an asset-based fee) to which the stockholder or any stockholder associated person is entitled based on any increase or decrease in the value of the Company’s stock or derivatives in respect of the Company’s stock.

        The Wendy’s Company 2016 Proxy Statement        79

•

The notice also must include: (i) a representation that the stockholder is a holder of record of the Company’s stock who is entitled to vote at the meeting and who intends to appear in person or by proxy at the meeting to propose such business; (ii) a representation as to whether the stockholder intends to solicit proxies from stockholders in support of the proposed business; (iii) a representation that the stockholder will provide any other information reasonably requested by the Company; and (iv) all other information that would be required to be filed with the SEC if the stockholder or any stockholder associated person was a participant in a solicitation subject to Section 14 of the Exchange Act.

•

Additional information is required for director nominations, including a description of all compensation and other material monetary agreements, arrangements and understandings during the past three years and any other material relationships between or among the stockholder, any stockholder associated person and any other person acting in concert with the stockholder (including a description of the director nominee’s interest in any such agreement, arrangement or understanding and the approximate dollar value of such interest).

•

The stockholder is required to update and supplement all information provided to the Company so that such information is true and correct as of the record date for the meeting and as of the date that is ten business days before the meeting. Such updates and supplements must be received by the Company not later than five business days after the record date for the meeting and not later than seven business days before the date of the meeting.

To be eligible to be a nominee for election as a director, a person must (i) consent to being named in the Company’s proxy statement as a director nominee and to serve as a director if elected and (ii) timely deliver to the Secretary of the Company a written questionnaire with respect to such person’s background and qualifications and the background of any other person or entity on whose behalf the nomination is being made, together with a written representation and agreement that such person is not and will not become a party to certain voting or compensation agreements and that such person, if elected, will comply with all applicable corporate governance, conflict of interest, confidentiality, stock ownership and trading and other policies and guidelines of the Company.

If the Chairman presiding over the meeting determines that the proposed business (including director nominations) was not properly brought before the meeting in accordance with the applicable provisions of our Certificate of Incorporation, the Chairman shall so declare at the meeting, and the business will not be transacted at the meeting. Additionally, if the stockholder (or a qualified representative of the stockholder) does not appear at the meeting to present the proposed business, the business will not be transacted at the meeting, regardless of whether proxies in respect of such business may have been received by the Company. Any questions relating to stockholder proposals should be submitted in writing to the Corporate Secretary of the Company at the Company’s principal executive offices.

Any stockholder proposal submitted pursuant to Rule 14a-8 under the Exchange Act must be received by the Company not later than the close of business on December 15, 2016 to be considered for inclusion in the Company’s proxy materials for the 2017 annual meeting of stockholders. Any stockholder proposal submitted outside the processes of Rule 14a-8 under the Exchange Act (including director nominations) must be received by the Company not earlier than January 26, 2017 and not later than February 25, 2017 to be properly brought before the 2017 annual meeting of stockholders. In each case, the proposal must be delivered personally to, or mailed to and received at, the principal executive offices of the Company, addressed to the Secretary of the Company. Please note that delivery of stockholder proposals by e-mail, facsimile or other means will not satisfy the requirements of our Certificate of Incorporation.

At the Annual Meeting, the Board of Directors is recommending that stockholders approve amendments to our Certificate of Incorporation to implement “proxy access” procedures. If the Proxy Access Amendments are approved by our stockholders, proxy access will be available for use by eligible stockholders beginning with our 2017 annual meeting of stockholders. See “Proposal 2 – Approval of Amendments to the Company’s Certificate of Incorporation to Provide Stockholders with a ‘Proxy Access’ Right” above for a description of the Proxy Access Amendments, including the deadline for submitting proxy access nominees to the Company for inclusion in our proxy materials for our 2017 annual meeting of stockholders.

80        The Wendy’s Company 2016 Proxy Statement

Householding of Annual Meeting Materials

Some banks, brokers and other nominees follow the practice of “householding” proxy materials. This means that multiple beneficial owners of our Common Stock who share the same address or household may not receive separate copies of this Proxy Statement, the notice regarding the Internet availability of proxy materials for the Annual Meeting or the Company’s 2015 Annual Report to Stockholders. The Company will promptly deliver separate copies of such documents to stockholders who write or call the Corporate Secretary of the Company at the following address and telephone number: The Wendy’s Company, One Dave Thomas Boulevard, Dublin, Ohio 43017, Attention: Corporate Secretary, Telephone: (614) 764-3100.

Stockholders who wish to receive separate copies of the Company’s proxy materials in the future also may call or write to the Corporate Secretary of the Company at the above address and telephone number. Alternatively, if you and other stockholders of record with whom you share an address currently receive multiple copies of the Company’s proxy materials, or if you hold stock in more than one account and, in either case, you wish to receive only one copy of the Company’s proxy materials for your household, you may contact the Corporate Secretary of the Company at the above address and telephone number.

Annual Report on Form 10-K

The Company’s Annual Report on Form 10-K for the fiscal year ended January 3, 2016 is included in the 2015 Annual Report to Stockholders that is being delivered, or made available electronically via the Internet, to stockholders with this Proxy Statement. Additional copies of the 2015 Form 10-K may be obtained free of charge by sending a written request to the Company at the following address: The Wendy’s Company, One Dave Thomas Boulevard, Dublin, Ohio 43017, Attention: Corporate Secretary. Copies of the 2015 Form 10-K are also available on the Company’s website at www.aboutwendys.com.

By Order of the Board of Directors:

DANA KLEIN
Assistant Secretary

Dublin, Ohio

April 11, 2016

        The Wendy’s Company 2016 Proxy Statement        81

ANNEX A

NON-GAAP RECONCILIATION TABLES

The table below shows the specific adjustments applied in calculating adjusted EBITDA for purposes of the Company’s 2015 executive incentive plan from the Company’s reported financial results for the fiscal year ended January 3, 2016. Included in the table is a reconciliation of The Wendy’s Company adjusted EBITDA from continuing operations to The Wendy’s Company net income for fiscal 2015.

Reconciliation of Adjusted EBITDA (2015 Executive Incentive Plan) to

The Wendy’s Company Net Income

Twelve Month Period Ended January 3, 2016

(In Thousands; Unaudited)

Adjusted EBITDA (2015 Executive Incentive Plan)	$408,497
Less:
Adjustment attributable to the sale of the Company’s bakery operations*	(16,021)
Impact from final bonus calculation	(53)

The Wendy’s Company adjusted EBITDA from continuing operations	392,423
(Less) plus:
Depreciation and amortization	(145,051)
System optimization gains, net	74,009
Reorganization and realignment costs	(21,910)
Impairment of long-lived assets	(25,001)

Operating profit	274,470
Interest expense	(86,067)
Loss on early extinguishment of debt	(7,295)
Investment income, net	52,214
Other income, net	806

Income from continuing operations before income taxes	234,128
Provision for income taxes	(94,149)

Income from continuing operations	139,979
Discontinued operations:
Income from discontinued operations, net of income taxes	10,494
Gain on disposal of discontinued operations, net of income taxes	10,669

Net income from discontinued operations	21,163

The Wendy’s Company net income	$161,142

*

The 2015 executive incentive plan as approved by the Compensation Committee in February 2015 included earnings attributable to the Company’s bakery operations. Due to the sale of the Company’s bakery operations in May 2015, the Company has presented its bakery results as “discontinued operations” in its consolidated financial statements and excluded its bakery results from its reported 2015 adjusted EBITDA from continuing operations. In accordance with the terms of the 2015 executive incentive plan, an adjustment was made to account for the adjusted EBITDA impact resulting from the sale of the bakery and the presentation of the bakery results as “discontinued operations.”

        The Wendy’s Company 2016 Proxy Statement        A-1

The table below provides a reconciliation of The Wendy’s Company adjusted income and adjusted earnings per share from continuing operations to The Wendy’s Company net income and diluted earnings per share for fiscal 2015.

Reconciliation of Adjusted Income and Adjusted Earnings Per Share from

Continuing Operations to Net Income and Diluted Earnings Per Share

Twelve Month Period Ended January 3, 2016

(In Thousands Except Per Share Amounts; Unaudited)

		Per share
Adjusted income and adjusted earnings per share from continuing operations	$109,821	$ 0.33

Plus (less):
Dividend from Arby’s	38,591	0.12
System optimization gains, net	32,187	0.10
Impairment of long-lived assets	(15,396)	(0.05)
Reorganization and realignment costs	(13,492)	(0.04)
Depreciation of assets that will be replaced as part of the Image Activation initiative	(5,300)	(0.02)
Loss on early extinguishment of debt	(4,492)	(0.01)
Other than temporary loss on investment	(1,940)	(0.00)

Total adjustments	30,158	0.10

Income from continuing operations	139,979	0.43
Net income from discontinued operations	21,163	0.06

Net income	$161,142	$ 0.49

Disclosure Regarding Non-GAAP Financial Measures

Adjusted EBITDA and adjusted earnings per share, which exclude certain expenses, net of certain benefits, are used by the Company as performance measures for benchmarking against the Company’s peers and competitors, and as an internal measure of business operating performance. For fiscal 2015, adjusted EBITDA (with certain modifications approved by the Performance Compensation Subcommittee of the Company’s Board of Directors) was used as a performance metric for the Company’s annual cash incentive plan for senior executives, and adjusted earnings per share was used as a performance metric for the Company’s long-term equity incentive plan for senior executives. The Company believes adjusted EBITDA and adjusted earnings per share provide a meaningful perspective of the underlying operating performance of the Company’s current business. Adjusted EBITDA and adjusted earnings per share are not recognized terms under U.S. Generally Accepted Accounting Principles (“GAAP”). Because all companies do not calculate adjusted EBITDA and adjusted earnings per share (and similarly titled financial measures) in the same way, those measures as used by other companies may not be consistent with the way The Wendy’s Company calculates adjusted EBITDA and adjusted earnings per share. The Company’s presentation of adjusted EBITDA and adjusted earnings per share in this Proxy Statement does not replace the presentation of the Company’s financial results in accordance with GAAP, and adjusted EBITDA and adjusted earnings per share should not be considered as alternative measures of net income or earnings per share.

A-2        The Wendy’s Company 2016 Proxy Statement

ANNEX B

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

THE WENDY’S COMPANY

~~(Originally incorporated on May 6, 1994~~

~~under the name Triarc Merger Corporation).~~

ARTICLE I

NAME

The name of the corporation shall be The Wendy’s Company (the “Corporation”).

ARTICLE II

ADDRESS; REGISTERED AGENT

The address of the Corporation’s registered office is 2711 Centerville Road, Suite 400, City of Wilmington, County of New Castle, State of Delaware 19808; and its registered agent at such address is Corporation Service Company.

ARTICLE III

PURPOSES

The purpose of the Corporation is, either directly or through its subsidiaries, to engage in the restaurant business, including the ownership, operation and franchising of restaurants, and any reasonable extension or expansion thereof and any business, act or activity that is reasonably related, complementary, incidental or ancillary to the restaurant business, including the ownership, operation and franchising of restaurants, or any reasonable extension or expansion thereof (the “Restaurant Business”); provided~~,~~ that the foregoing shall not prohibit the Corporation, either directly or through its subsidiaries, from (~~i~~A) acquiring, directly or indirectly, any person or entity that is engaged in activities other than the Restaurant Business so long as the Restaurant Business of such acquired person or entity, in each case together with its subsidiaries, generated a majority of the consolidated revenue, consolidated earnings before interest, taxes, depreciation and amortization or consolidated operating income of such person or entity, together with its subsidiaries, during the ~~twelve~~12-month period preceding such acquisition, (~~ii~~B) continuing to own or operate such acquired person or entity or its assets and business operations following the acquisition of such person or entity, provided that the Corporation shall use good faith efforts to divest itself of the portion of the acquired person not engaged in the Restaurant Business within ~~twenty four~~24 months of the closing of the acquisition, or (~~iii~~C) continuing to own, manage and administer any assets that are not Restaurant Business assets that are owned by, or otherwise reflected on the books and records of the Corporation or its subsidiaries as of the effective date of this ~~amendment of the~~Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”).

ARTICLE IV

CAPITALIZATION

SECTION 1.    Capital Stock. The total number of shares of all classes of stock (the “Capital Stock”) which the Corporation shall have the authority to issue is ~~one billion six hundred million (~~1,600,000,000~~)~~ of which:

(~~a~~A)    ~~one billion five hundred million (~~1,500,000,000~~)~~ shall be shares of Common Stock, par value ten cents ($.10) per share (the “Common Stock”); and

(~~b~~B)    ~~one hundred million (~~100,000,000~~)~~ shall be shares of Preferred Stock, par value ten cents ($.10) per share (the “Preferred Stock”).

Subject to the provisions of this Certificate of Incorporation and except as otherwise provided by law, the stock of the Corporation, regardless of class, may be issued for such consideration and for such corporate purposes as the Board of Directors may from time to time determine.

A statement of the powers, preferences, and rights, and the qualifications, limitations or restrictions thereof, in respect of each class of stock is as set forth below:

~~A.~~ SECTION 2.    Voting Power of Common Stock. The holders of Common Stock shall possess voting power for the election of directors of the Corporation and for all other corporate purposes, each share of Common Stock being entitled to one vote on each matter properly submitted to the stockholders of the Corporation for their vote.

~~B. Preferred Stock.~~

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SECTION ~~1~~3.    ~~Issuance in Series~~Preferred Stock. The shares of Preferred Stock may be issued from time to time in one or more series of any number of shares, provided that the aggregate number of shares issued and not cancelled of any and all such series shall not exceed the total number of shares of Preferred Stock hereinabove authorized, and with distinctive serial designations, all as shall hereafter be stated and expressed in the resolution or resolutions providing for the issue of such shares of Preferred Stock from time to time adopted by the Board of Directors pursuant to authority so to do which is hereby vested in the Board of Directors. Each series of shares of Preferred Stock (~~a~~A) may have such voting powers, full or limited, or may be without voting powers; (~~b~~B) may be subject to redemption at such time or times and at such prices; (~~c~~C) may be entitled to receive dividends (which may be cumulative or non-cumulative) at such rate or rates, on such conditions and at such times, and payable in preference to, or in such relation to, the dividends payable on any other class or classes or series of stock; (~~d~~D) may have such rights upon the dissolution of, or upon any distribution of the assets of, the Corporation; (~~e~~E) may be made convertible into or exchangeable for, shares of any other class or classes or of any other series of the same or any other class or classes of shares of the Corporation at such price or prices or at such rates of exchange and with such adjustments; (~~f~~F) may be entitled to the benefit of a sinking fund to be applied to the purchase or redemption of shares of such series in such amount or amounts; and (~~g~~G) may be entitled to the benefit of conditions and restrictions upon the creation of indebtedness of the Corporation or any Subsidiary, upon the issue of any additional shares (including additional shares of such series or of any other series) and upon the payment of dividends or the making of other distributions on, and the purchase, redemption or other acquisition by the Corporation or any Subsidiary of, any outstanding shares of the Corporation and may have such other relative, participating, optional or other special rights, qualifications, limitations or restrictions thereof; all as shall be stated in said resolution or resolutions providing for the issue of such shares of Preferred Stock. The Corporation shall take all such actions as are necessary to cause shares of Preferred Stock of any series that have been redeemed (whether through the operation of a sinking fund or otherwise) or that if convertible or exchangeable, have been converted into or exchanged for shares of any other class or classes to have the status of authorized and unissued shares of Preferred Stock of the same series and may be reissued as a part of the series of which they were originally a part or may be reclassified and reissued as part of a new series of shares of Preferred Stock to be created by resolution or resolutions of the Board of Directors or as part of any other series of shares of Preferred Stock, all subject to the conditions or restrictions on issuance set forth in the resolution or resolutions adopted by the Board of Directors providing for the issue of any series of shares of Preferred Stock. No Preferred Stock of any series may be issued to any ~~Affiliate~~affiliate of the Corporation unless Preferred Stock of that series is offered ratably to all holders of Common Stock of the Corporation; provided that, the foregoing shall not apply if (i) the delay in complying with the obligation to offer the Preferred Stock ratably to the holders of the Common Stock would seriously jeopardize the financial viability of the Corporation and (ii) reliance by the Corporation on the exception in this proviso is expressly approved by the Audit Committee of the Board of Directors of the Corporation.

SECTION ~~2~~4.    No Vote Unless Expressly Provided or Required by Law; Dividends. Subject to the provisions of any applicable law or of the by-laws of the Corporation (the “By-laws”), as from time to time amended, with respect to the closing of the stock transfer books or the fixing of a record date for the determination of stockholders entitled to vote and except as otherwise provided by law, in this Certificate of Incorporation or by the Certificate of Designation relating to the issue of any series of shares of Preferred Stock, the holders of outstanding shares of Preferred Stock shall not possess voting power for the election of directors or for any other purposes. Except as otherwise provided in the Certificate of Incorporation or by the Certificate of Designation relating to the issue of any series of shares of Preferred Stock, the holders of shares of Common Stock shall be entitled, to the exclusion of the holders of shares of Preferred Stock of any and all series, to receive such dividends as from time to time may be declared by the Board of Directors.

~~C.~~ SECTION 5.    Definitions. As used herein the following terms shall have the following meanings:

(~~a~~A)    “Person” shall mean any individual, corporation, partnership, firm, joint venture, association, joint-stock company, trust, unincorporated organization, governmental or regulatory body or other entity.

(~~b~~B)    “Subsidiary” shall mean any corporation whose shares of capital stock having ordinary voting power to elect a majority of the directors of such corporation are owned, directly or indirectly, by the Corporation.

ARTICLE V

BOARD OF DIRECTORS; STOCKHOLDERS MEETINGS

SECTION 1.    The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors.

SECTION 2.    The Board of Directors shall consist of not less than seven ~~(7)~~ nor more than ~~fifteen (~~15~~)~~ persons, the exact number to be fixed from time to time by the Board of Directors pursuant to a resolution adopted by a majority

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of directors then in office; provided, however, that such maximum number may be increased from time to time to reflect the rights of holders of Preferred Stock to elect directors in accordance with the terms of the Certificate of Incorporation or of the Certificate of Designation pursuant to which any class or series of Preferred Stock is issued or to the extent provided in any resolution or resolutions adopted by the Board of Directors providing for the issuance of any class or series of Preferred Stock pursuant to Article IV of this Certificate of Incorporation. Notwithstanding anything to the contrary contained in this Certificate of Incorporation, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if all of the members of the Board of Directors or the committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board of Directors or committee. Members of the Board of Directors or any committee thereof designated by the Board of Directors, may participate in a meeting of the Board of Directors, or of such committee, as the case may be, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting in such a manner shall constitute presence in person at such meeting.

SECTION 3.    Subject to the rights of the holders of any class or series of Preferred Stock, any vacancy in the Board of Directors caused by death, resignation, removal, retirement, disqualification or any other cause (including an increase in the number of directors) may be filled solely by resolution adopted by the affirmative vote of a majority of the directors then in office, whether or not such majority constitutes less than a quorum, or by a sole remaining director. Any new director elected to fill a vacancy on the Board of Directors will serve for the remainder of the full term of that director for which the vacancy occurred. No decrease in the size of the Board of Directors shall have the effect of shortening the term of any incumbent director.

SECTION 4.    Except as otherwise provided by law or by this Certificate of Incorporation, a majority of the directors in office at the time of a duly assembled meeting shall be necessary to constitute a quorum for the transaction of business, and the act of a majority of the directors present at such meeting shall be the act of the Board of Directors.

SECTION 5.    Stockholder Business. (A) At an annual meeting of the stockholders, only business (other than business relating to the nomination or election of directors which is governed by ~~Section~~Sections 6 and 7) that has been properly brought before the stockholder meeting in accordance with the procedures set forth in this Section 5 shall be conducted. To be properly brought before an annual meeting of stockholders, such business must be brought before the meeting (i) by or at the direction of the Board of Directors or any committee thereof or (ii) by a stockholder who (a) was a stockholder of record of the Corporation when the notice required by this Section 5 is delivered to the Secretary of the Corporation and at the time of the meeting, (b) is entitled to vote at the meeting and (c) complies with the notice and other provisions of this Section 5. Section 5(A)(ii) is the exclusive means by which a stockholder may bring business before an annual meeting of stockholders, except (x) with respect to nominations or elections of directors which is governed by ~~Section~~Sections 6 and 7 and (y) with respect to proposals where the stockholder proposing such business has notified the Corporation of such stockholder’s intent to present the proposals at an annual meeting in compliance with Section 14 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and such proposals have been included in a proxy statement that has been prepared by the Corporation to solicit proxies for such annual meeting, in which case the notice requirements of this Section 5 shall be deemed satisfied with respect to such proposals. Any business brought before a meeting in accordance with Section 5(A)(ii) is referred to as “Stockholder Business.”

(B)    At any annual meeting of stockholders, all proposals of Stockholder Business must be made by timely written notice given by or on behalf of a stockholder of record of the Corporation (the “Notice of Business”) and must otherwise be a proper matter for stockholder action. To be timely, the Notice of Business must be delivered personally or mailed to, and received at the principal executive office of the Corporation (the “Office of the Corporation”), addressed to the Secretary of the Corporation, by no earlier than 120 days and no later than 90 days before the first anniversary of the date of the prior year’s annual meeting of stockholders; provided, however, that if (i) the annual meeting of stockholders is advanced by more than 30 days, or delayed by more than 60 days, from the first anniversary of the prior year’s annual meeting of stockholders or (ii) no annual meeting was held during the prior year (a) no earlier than 120 days before such annual meeting and (b) no later than the later of 90 days before such annual meeting and the tenth day after the day on which the notice of such annual meeting was made by mail or Public Disclosure. In no event shall an adjournment, postponement or deferral, or Public Disclosure of an adjournment, postponement or deferral, of a stockholder meeting commence a new time period (or extend any time period) for the giving of the Notice of Business.

(C)    The Notice of Business must set forth:

(i)    the name and record address of each stockholder proposing Stockholder Business (the “Proponent”), as they appear on the Corporation’s books;

(ii)    the name and address of any Stockholder Associated Person;

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(iii)    as to each Proponent and any Stockholder Associated Person, (a) the class or series and number of shares of stock directly or indirectly held of record and beneficially by the Proponent or Stockholder Associated Person, (b) the date such shares of stock were acquired, (c) a description of any agreement, arrangement or understanding, direct or indirect, with respect to such Stockholder Business between or among the Proponent, any Stockholder Associated Person or any others (including their names) acting in concert with any of the foregoing, (d) a description of any agreement, arrangement or understanding (including any derivative or short positions, profit interests, options, hedging transactions and borrowed or loaned shares) that has been entered into, directly or indirectly, as of the date of the Proponent’s notice by, or on behalf of, the Proponent or any Stockholder Associated Person, the effect or intent of which is to mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of the Proponent or any Stockholder Associated Person with respect to shares of stock of the Corporation (a “Derivative”), (e) a description in reasonable detail of any proxy (including revocable proxies), contract, arrangement, understanding or other relationship pursuant to which the Proponent or Stockholder Associated Person has a right to vote any shares of stock of the Corporation, (f) any rights to dividends on the stock of the Corporation owned beneficially by the Proponent or Stockholder Associated Person that are separated or separable from the underlying stock of the Corporation, (g) any proportionate interest in stock of the Corporation or Derivatives held, directly or indirectly, by a general or limited partnership in which the Proponent or Stockholder Associated Person is a general partner or, directly or indirectly, beneficially owns an interest in a general partner and (h) any performance-related fees (other than an asset-based fee) that the Proponent or Stockholder Associated Person is entitled to based on any increase or decrease in the value of stock of the Corporation or Derivatives thereof, if any, as of the date of such notice. The information specified in Section 5(C)(i) to (iii) is referred to herein as “Stockholder Information”;

(iv)    a representation that each Proponent is a holder of record of stock of the Corporation entitled to vote at the meeting and intends to appear in person or by proxy at the meeting to propose such Stockholder Business;

(v)    a brief description of the Stockholder Business desired to be brought before the annual meeting, the text of the proposal (including the text of any resolutions proposed for consideration and, if such business includes a proposal to amend the By-laws, the language of the proposed amendment) and the reasons for conducting such Stockholder Business at the meeting;

(vi)    any material interest of each Proponent and any Stockholder Associated Person in such Stockholder Business;

(vii)    a representation as to whether the Proponent intends (a) to deliver a proxy statement and form of proxy to holders of at least the percentage of the Corporation’s outstanding capital stock required to approve or adopt such Stockholder Business or (b) otherwise to solicit proxies from stockholders in support of such Stockholder Business;

(viii)    all other information that would be required to be filed with the Securities and Exchange Commission (“SEC”) if the Proponents or Stockholder Associated Persons were participants in a solicitation subject to Section 14 of the Exchange Act; and

(ix)    a representation that the Proponents shall provide any other information reasonably requested by the Corporation.

(D)    The Proponents shall also provide any other information reasonably requested by the Corporation within ten business days after such request.

(E)    In addition, the Proponent shall further update and supplement the information provided to the Corporation in the Notice of Business or upon the Corporation’s request pursuant to Section 5(D) as needed, so that such information shall be true and correct as of the record date for the meeting and as of the date that is the later of ten business days before the meeting or any adjournment or postponement thereof. Such update and supplement must be delivered personally or mailed to, and received at the Office of the Corporation, addressed to the Secretary of the Corporation, by no later than five business days after the record date for the meeting (in the case of the update and supplement required to be made as of the record date), and not later than seven business days before the date for the meeting (in the case of the update and supplement required to be made as of ten business days before the meeting or any adjournment or postponement thereof).

(F)    The person presiding over the meeting shall, if the facts warrant, determine and declare to the meeting, that business was not properly brought before the meeting in accordance with the procedures set forth in this Section 5, and, if he or she should so determine, he or she shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.

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(G)    If the Proponent (or a qualified representative of the Proponent) does not appear at the meeting of stockholders to present the Stockholder Business such business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the Corporation. For purposes of this Section 5, to be considered a qualified representative of the stockholder, a person must be a duly authorized officer, manager or partner of such stockholder or must be authorized by a writing executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as proxy at the meeting of stockholders and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting of stockholders.

(H)    “Beneficial Ownership” shall be determined, and a Person shall be the “Beneficial Owner” of all securities which such Person is deemed to own beneficially, pursuant to Rule 13d-3 of the General Rules and Regulations under the Exchange Act.

(I)    “Control” (including the terms “controlling,” “controlled by” and “under common control with”) means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities, by contract or otherwise.

(J)    “Public Disclosure” of any date or other information means disclosure thereof by a press release reported by the Dow Jones News Services, Associated Press or comparable U.S. national news service or in a document publicly filed by the Corporation with the SEC pursuant to Sections 13, 14 or 15(d) of the Exchange Act.

(K)    “Stockholder Associated Person” means with respect to any stockholder, (i) any other beneficial owner of stock of the Corporation that are owned by such stockholder and (ii) any person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the stockholder or such beneficial owner.

(L)    Nothing in this Section 5 shall be deemed to affect any rights of the holders of any series of Preferred Stock of the Corporation pursuant to any applicable provision of the Certificate of Incorporation.

SECTION 6.    Director Nominations. (A) Only persons who are nominated in accordance with the procedures set forth in this Section 6 or Section 7 of this Article V are eligible for election as directors.

(B)    Nominations of persons for election to the Board of Directors may only be made at a meeting properly called for the election of directors and only (i) by or at the direction of the Board of Directors or any committee thereof ~~or~~, (ii) by a stockholder who (a) was a stockholder of record of the Corporation when the notice required by this Section 6 is delivered to the Secretary of the Corporation and at the time of the meeting, (b) is entitled to vote for the election of directors at the meeting and (c) complies with the notice and other provisions of this Section 6 or (iii) in the case of stockholder nominations to be included in the Corporation’s proxy statement for an annual meeting of stockholders, by a stockholder or group of stockholders who meets the requirements of and complies with Section 7 of this Article V. Section 6(B)(ii) ~~is~~and (iii) are the exclusive means by which a stockholder may nominate a person for election to the Board of Directors. Persons nominated in accordance with Section 6(B)(ii) are referred to as “Stockholder Nominees.” A stockholder nominating ~~persons~~Stockholder Nominees for election to the Board of Directors is referred to as the “Nominating Stockholder.”

(C)    All nominations of Stockholder Nominees must be made by timely written notice given by or on behalf of a stockholder of record of the Corporation (the “Notice of Nomination”). To be timely, the Notice of Nomination must be delivered personally or mailed to and received at the Office of the Corporation, addressed to the attention of the Secretary of the Corporation, by the following dates:

(i)    in the case of the nomination of a Stockholder Nominee for election to the Board of Directors at an annual meeting of stockholders, no earlier than 120 days and no later than 90 days before the first anniversary of the date of the prior year’s annual meeting of stockholders; provided, however, that if (a) the annual meeting of stockholders is advanced by more than 30 days, or delayed by more than 60 days, from the first anniversary of the prior year’s annual meeting of stockholders or (b) no annual meeting was held during the prior year, notice by the stockholder to be timely must be received (1) no earlier than 120 days before such annual meeting and (2) no later than the later of 90 days before such annual meeting and the tenth day after the day on which the notice of such annual meeting was made by mail or Public Disclosure; and

(ii)    in the case of the nomination of a Stockholder Nominee for election to the Board of Directors at a special meeting of stockholders, no earlier than 120 days before and no later than the later of 90 days before such special meeting and the tenth day after the day on which the notice of such special meeting was made by mail or Public Disclosure.

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(D)    Notwithstanding anything to the contrary, if the number of directors to be elected to the Board of Directors at a meeting of stockholders is increased and there is no Public Disclosure by the Corporation naming the nominees for the additional directorships at least 100 days before the first anniversary of the preceding year’s annual meeting, a Notice of Nomination shall also be considered timely, but only with respect to nominees for the additional directorships, if it shall be delivered personally and received at the Office of the Corporation, addressed to the attention of the Secretary of the Corporation, no later than the close of business on the tenth day following the day on which such Public Disclosure is first made by the Corporation.

(E)    ~~In~~With respect to the giving of notice in the time period required by Section 6(C) of this Article V, in no event shall an adjournment, postponement or deferral, or Public Disclosure of an adjournment, postponement or deferral, of an annual or special meeting commence a new time period (or extend any time period) for the giving of the Notice of Nomination.

(F)    The Notice of Nomination shall set forth:

(i)    the Stockholder Information with respect to each Nominating Stockholder and Stockholder Associated Person;

(ii)    a representation that each stockholder nominating a Stockholder Nominee is a holder of record of stock of the Corporation entitled to vote at the meeting and intends to appear in person or by proxy at the meeting to propose such nomination;

(iii)    all information regarding each Stockholder Nominee and Stockholder Associated Person that would be required to be disclosed in a solicitation of proxies subject to Section 14 of the Exchange Act, the written consent of each Stockholder Nominee to being named in a proxy statement as a nominee and to serve if elected and a completed signed questionnaire, representation and agreement required by Section ~~7~~6(L);

(iv)    a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships, between or among a Nominating Stockholder, Stockholder Associated Person or their respective associates, or others acting in concert therewith, including all information that would be required to be disclosed pursuant to Rule 404 promulgated under Regulation S-K if the Nominating Stockholder, Stockholder Associated Person or any person acting in concert therewith, were the “registrant” for purposes of such rule and the Stockholder Nominee were a director or executive of such registrant;

(v)    a representation as to whether the Nominating Stockholder intends (a) to deliver a proxy statement and form of proxy to holders of at least the percentage of the Corporation’s outstanding capital stock required to approve the nomination or (b) otherwise to solicit proxies from stockholders in support of such nomination;

(vi)    all other information that would be required to be filed with the SEC if the Nominating Stockholder and Stockholder Associated Person were participants in a solicitation subject to Section 14 of the Exchange Act; and

(vii)    a representation that the Nominating Stockholder shall provide any other information reasonably requested by the Corporation.

(G)    The Nominating Stockholder shall also provide any other information reasonably requested by the Corporation within ten business days after such request.

(H)    In addition, the Nominating Stockholder shall further update and supplement the information provided to the Corporation in the Notice of Nomination or upon the Corporation’s request pursuant to Section 6(G) as needed, so that such information shall be true and correct as of the record date for the meeting and as of the date that is ten business days before the meeting or any adjournment or postponement thereof. Such update and supplement must be delivered personally or mailed to, and received at the Office of the Corporation, addressed to the Secretary of the Corporation, by no later than five business days after the record date for the meeting (in the case of the update and supplement required to be made as of the record date), and not later than seven business days before the date for the meeting (in the case of the update and supplement required to be made as of ten business days before the meeting or any adjournment or postponement thereof).

(I)    The person presiding over the meeting shall, if the facts warrant, determine and declare to the meeting, that the nomination of a Stockholder Nominee by the Nominating Stockholder was not made in accordance with the procedures set forth in this Section 6, and, if he or she should so determine, he or she shall so declare to the meeting and the defective nomination shall be disregarded.

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(J)    If the ~~stockholder~~Nominating Stockholder (or a qualified representative of the ~~stockholder~~Nominating Stockholder) does not appear at the applicable stockholder meeting to nominate the Stockholder Nominees, such nomination shall be disregarded and such business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the Corporation. For purposes of this Section 6, to be considered a qualified representative of the ~~stockholder~~Nominating Stockholder, a person must be a duly authorized officer, manager or partner of such ~~stockholder~~Nominating Stockholder or must be authorized by a writing executed by such ~~stockholder~~Nominating Stockholder or an electronic transmission delivered by such ~~stockholder~~Nominating Stockholder to act for such ~~stockholder~~Nominating Stockholder as proxy at the meeting of stockholders and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting of stockholders.

(K)    Nothing in this Section 6 shall be deemed to affect any rights of the holders of any series of Preferred Stock of the Corporation pursuant to any applicable provision of the Certificate of Incorporation.

~~SECTION 7.~~(L)    To be eligible to be a ~~nominee~~Stockholder Nominee for election or reelection as a director, a person must deliver (in accordance with the time periods prescribed for delivery of notice under this Section 6) to the Secretary at the Office of the Corporation a written questionnaire with respect to the background and qualification of such person and the background of any other person or entity on whose behalf the nomination is being made (which questionnaire shall be provided by the Secretary of the Corporation upon written request) and a written representation and agreement (in the form provided by the Secretary of the Corporation upon written request) that such person (A) is not and will not become a party to (i) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a director, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the Corporation or (ii) any Voting Commitment that could limit or interfere with such person’s ability to comply, if elected as a director, with such person’s fiduciary duties under applicable law, (B) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director that has not been disclosed therein and (C) in such person’s individual capacity and on behalf of any person or entity on whose behalf the nomination is being made, would be in compliance, if elected as a director, and will comply with all applicable publicly disclosed corporate governance, conflict of interest, confidentiality and stock ownership and trading and other policies and guidelines of the Corporation.

SECTION 7.    Proxy Access for Director Nominations.

(A)    Information to be Included in the Corporation’s Proxy. Subject to the provisions of this Section 7, for an annual meeting of stockholders, the Corporation shall include in its proxy statement and in its form of proxy for such annual meeting, in addition to any persons nominated for election by or at the direction of the Board of Directors (or any committee thereof), the name and the Required Information (as defined in Section 7(B) of this Article V) of any person nominated for election to the Board of Directors who satisfies the eligibility requirements in this Section 7 (a “Proxy Access Nominee”) and who is identified in a proper written notice (the “Proxy Access Notice”) that complies with, and is timely delivered pursuant to, this Section 7 by an Eligible Stockholder (as defined in Section 7(C) of this Article V), who expressly elects at the time of delivering the Proxy Access Notice to have such Proxy Access Nominee included in the Corporation’s proxy materials. Notwithstanding anything to the contrary contained in this Section 7, the Corporation may omit from its proxy materials any information or Supporting Statement (as defined in Section 7(I) of this Article V) that it, in good faith, believes would violate any applicable law or regulation.

(B)    Definition of Required Information. For the purposes of this Section 7, the “Required Information” that the Corporation shall include in its proxy statement is (i) the information concerning the Proxy Access Nominee and the Eligible Stockholder that is required to be disclosed in the Corporation’s proxy statement by the applicable requirements of the Exchange Act and the rules and regulations promulgated thereunder and (ii) if the Eligible Stockholder so elects, a Supporting Statement. Nothing in this Section 7 shall limit the Corporation’s ability to solicit against or for, and include in its proxy materials its own statements relating to, any Eligible Stockholder or Proxy Access Nominee.

(C)    Definition of Eligible Stockholder. For the purposes of this Section 7, an “Eligible Stockholder” is a stockholder or group of no more than 25 stockholders (counting as one stockholder, for this purpose, any two or more funds that are part of the same Qualifying Fund Group (as defined in Section 7(D) of this Article V)) that (i) has owned (as defined in Section 7(E) of this Article V) continuously for at least three years prior to the date the Proxy Access Notice is received at the Office of the Corporation (the “Minimum Holding Period”) a number of shares of stock of the Corporation that represents at least 3% of the voting power of all shares of stock of the Corporation issued and

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outstanding and entitled to vote in the election of directors as of the most recent date for which such amount is set forth in any Public Disclosure made by the Corporation prior to the date the Proxy Access Notice is received at the Office of the Corporation (the “Required Shares”), (ii) continues to own the Required Shares through the date of the annual meeting of stockholders and (iii) satisfies all other requirements of, and complies with all applicable procedures set forth in, this Section 7. Whenever the Eligible Stockholder consists of a group of stockholders (including a group of funds that are part of the same Qualifying Fund Group), each provision in this Section 7 that requires the Eligible Stockholder to provide any written statements, representations, undertakings, agreements or other instruments or to meet any other conditions shall be deemed to require each such stockholder (including each individual fund) that is a member of such group to provide such statements, representations, undertakings, agreements or other instruments and to meet such other conditions (except that the members of such group may aggregate the shares that each member has owned continuously for the Minimum Holding Period in order to meet the 3% ownership requirement of the “Required Shares” definition). No person may be a member of more than one group of stockholders constituting an Eligible Stockholder with respect to any annual meeting of stockholders, and if any person purports to be a member of more than one group, it shall only be deemed to be a member of the group of stockholders that has the largest ownership position (as reflected in the applicable Proxy Access Notice). A record holder acting on behalf of a beneficial owner will not be counted separately as a stockholder with respect to the shares owned by beneficial owners on whose behalf such record holder has been directed in writing to act, but each such beneficial owner will be counted separately, subject to the other provisions of this Section 7(C), for purposes of determining the number of stockholders whose holdings may be considered part of an Eligible Stockholder’s holdings. For the avoidance of doubt, Required Shares will qualify as such, if and only if, the beneficial owner of such shares as of the date of the Proxy Access Notice has itself beneficially owned such shares continuously for the Minimum Holding Period and through the date of the annual meeting of stockholders (in addition to the other applicable requirements being met).

(D)    Definition of Qualifying Fund Group. For the purposes of this Section 7, a “Qualifying Fund Group” means two or more funds that are (i) under common management and investment control, (ii) under common management and funded primarily by the same employer or (iii) a “group of investment companies,” as such term is defined in Section 12(d)(1)(G)(ii) of the Investment Company Act of 1940, as amended.

(E)    Definition of Ownership. For the purposes of this Section 7, a stockholder shall be deemed to “own” only those outstanding shares of stock of the Corporation as to which the stockholder possesses both (i) the full voting and investment rights pertaining to such shares and (ii) the full economic interest in (including the opportunity for profit and risk of loss on) such shares; provided that the number of shares calculated in accordance with the foregoing shall not include any shares (i) sold by such stockholder or any of its affiliates in any transaction that has not been settled or closed, (ii) borrowed by such stockholder or any of its affiliates for any purpose or purchased by such stockholder or any of its affiliates pursuant to an agreement to resell or (iii) subject to any option, warrant, forward contract, swap, contract of sale, other derivative or similar agreement entered into by such stockholder or any of its affiliates, whether any such instrument or agreement is to be settled with shares or with cash based on the notional amount or value of outstanding shares of the Corporation, in any such case which instrument or agreement has, or is intended to have, the purpose or effect of (a) reducing in any manner, to any extent or at any time in the future, such stockholder’s or any of its affiliates’ full right to vote or direct the voting of any such shares, or (b) hedging, offsetting or altering to any degree gain or loss arising from the full economic ownership of such shares by such stockholder or any of its affiliates. A stockholder shall “own” shares held in the name of a nominee or other intermediary so long as the stockholder retains the right to instruct how the shares are voted with respect to the election of directors and the right to direct the disposition thereof and possesses the full economic interest in the shares. A stockholder’s ownership of shares shall be deemed to continue during any period in which the stockholder has: (i) delegated any voting power by means of a proxy, power of attorney or other instrument or arrangement that is revocable at any time by the stockholder without condition or (ii) loaned such shares; provided that the stockholder has the power to recall such loaned shares on not more than five business days’ notice and has recalled such loaned shares as of the date of the annual meeting of stockholders. The terms “owned,” “owning” and other variations of the word “own” shall have correlative meanings. For the purposes of this Section 7, “affiliate” shall have the meaning ascribed thereto under the Exchange Act.

(F)    Notice Period. To be timely under this Section 7, the Proxy Access Notice must be received by the Secretary at the Office of the Corporation no earlier than 150 days and no later than 120 days before the first anniversary of the filing date of the Corporation’s definitive proxy statement for the prior year’s annual meeting of stockholders; provided, however, that if the date of the annual meeting is advanced by more than 30 days, or delayed by more than 60 days after the first anniversary of the prior year’s annual meeting of stockholders, notice by the

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Eligible Stockholder to be timely must be so delivered (i) no earlier than 120 days before such annual meeting and (ii) no later than the later of 90 days before such annual meeting and the tenth day after the day on which the notice of such annual meeting was made by mail or Public Disclosure. In no event shall an adjournment, postponement or deferral, or Public Disclosure of an adjournment, postponement or deferral, of an annual meeting of stockholders commence a new time period (or extend any time period) for the giving of the Proxy Access Notice pursuant to this Section 7.

(G)    Form of Notice. To be in proper written form, the Proxy Access Notice must include or be accompanied by the following:

(i)    a written statement by the Eligible Stockholder certifying as to the number of shares it owns and has owned continuously for the Minimum Holding Period, and the Eligible Stockholder’s agreement to provide (a) within five business days following the later of the record date for the annual meeting of stockholders or the date on which notice of the record date is first publicly disclosed, a written statement by the Eligible Stockholder certifying as to the number of shares it owns and has owned continuously through the record date and (b) prompt notice if the Eligible Stockholder ceases to own a number of shares at least equal to the Required Shares prior to the date of the annual meeting;

(ii)    if the Eligible Stockholder is not a record holder of the Required Shares, proof that the Eligible Stockholder owns, and has owned continuously for the Minimum Holding Period, the Required Shares, in a form that would be deemed by the Corporation to be acceptable pursuant to Rule 14a-8(b)(2) under the Exchange Act (or any successor rule) for purposes of a shareholder proposal;

(iii)    a copy of the Schedule 14N that has been or is concurrently being filed with the SEC as required by Rule 14a-18 under the Exchange Act;

(iv)    a description of (a) any agreement, arrangement or understanding (including any derivative or short positions, profit interests, options, hedging transactions and borrowed or loaned shares) that has been entered into, directly or indirectly, by or on behalf the Eligible Stockholder the effect or intent of which is to mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of the Eligible Stockholder with respect to shares of stock of the Corporation and (b) any proxy (including revocable proxies), contract, arrangement, understanding or other relationship pursuant to which the Eligible Stockholder has a right to vote any shares of stock of the Corporation;

(v)    as to each Proxy Access Nominee, (a) an executed agreement, in a form deemed satisfactory by the Board of Directors or its designee (which form shall be provided by the Corporation reasonably promptly upon written request of a stockholder), pursuant to which such Proxy Access Nominee (1) consents to being named in the Corporation’s proxy statement and form of proxy (and agrees not to be named in any other person’s proxy statement or form of proxy) as a nominee and to serving as a director of the Corporation if elected, (2) represents and agrees that he or she is not and will not become a party to a Voting Commitment that has not been disclosed to the Corporation, (3) represents and agrees that he or she is not and will not become a party to a Voting Commitment that could reasonably be expected to limit or interfere with such person’s ability to comply, if elected as a director, with his or her fiduciary duties under applicable law, (4) represents and agrees that he or she is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director that has not been disclosed to the Corporation, and (5) represents and agrees that such Proxy Access Nominee would be in compliance, if elected as a director of the Corporation, and will comply with, applicable law and all applicable publicly disclosed corporate governance, conflict of interest, corporate opportunities, confidentiality and stock ownership and trading policies and guidelines of the Corporation relating to such Proxy Access Nominee’s Board membership; (b) a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships, between or among the Eligible Stockholder, such Proxy Access Nominee or their respective associates, or others acting in concert therewith, including all information that would be required to be disclosed pursuant to Rule 404 promulgated under Regulation S-K if the Eligible Stockholder or its affiliates or any person acting in concert therewith were the “registrant” for purposes of such rule and the person were a director or executive of such registrant; and (c) any other information relating to the Proxy Access Nominee that would be required to be disclosed in a proxy statement or other filings required to be made in connection with the solicitation of proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder;

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(vi)    an executed agreement, in a form deemed satisfactory by the Board of Directors or its designee (which form shall be provided by the Corporation reasonably promptly upon written request of a stockholder), pursuant to which the Eligible Stockholder (a) represents that it intends to continue to hold the Required Shares through the date of the annual meeting of stockholders; (b) represents that it acquired the Required Shares in the ordinary course of business and not with the intent to change or influence control of the Corporation, and does not presently have such intent; (c) represents and agrees that it has not nominated and will not nominate for election to the Board of Directors at the annual meeting of stockholders any person other than the Proxy Access Nominee(s) it is nominating pursuant to this Section 7; (d) represents and agrees that it is not currently engaged as of the date of the agreement, and will not engage, in, and is not currently as of the date of the agreement, and will not be, a “participant” in another person’s, “solicitation” within the meaning of Rule 14a-1(l) under the Exchange Act in support of the election of any individual as a director at the annual meeting other than its Proxy Access Nominee(s) or a nominee of the Board of Directors; (e) represents and agrees that it has not distributed and will not distribute to any stockholder of the Corporation any form of proxy for the annual meeting other than the form distributed by the Corporation; (f) represents and agrees that it is currently in compliance as of the date of the agreement, and will comply, with all laws and regulations (including, without limitation, Rule 14a-9(a) under the Exchange Act) applicable to solicitations and the use, if any, of soliciting material in connection with the annual meeting; (g) agrees to assume all liability stemming from any legal or regulatory violation arising out of the Eligible Stockholder’s communications with the stockholders of the Corporation or out of the information that the Eligible Stockholder provided to the Corporation, in each case, in connection with the nomination or election of Proxy Access Nominee(s) at the annual meeting; (h) agrees to indemnify and hold harmless the Corporation and each of its directors, officers and employees individually against any liability, loss or damages in connection with any threatened or pending action, suit or proceeding, whether legal, administrative or investigative, against the Corporation or any of its directors, officers or employees arising out of any legal or regulatory violation referenced in clause (g) above or any failure or alleged failure of the Eligible Stockholder or its Proxy Access Nominee(s) to comply with, or any breach or alleged breach by the Eligible Stockholder or its Proxy Access Nominee(s) of, the requirements of this Section 7; and (i) agrees to file with the SEC any written solicitation of the stockholders of the Corporation relating to the meeting at which its Proxy Access Nominee(s) will be nominated, regardless of whether any such filing is required under Regulation 14A of the Exchange Act or whether any exemption from filing is available for such solicitation or other communication under Regulation 14A of the Exchange Act;

(vii)    in the case of a nomination by a group of stockholders together constituting an Eligible Stockholder, the designation by all group members of one member of the group that is authorized to receive communications, notices and inquiries from the Corporation and to act on behalf of all members of the group with respect to all matters relating to the nomination under this Section 7 (including withdrawal of the nomination); and

(viii)    in the case of a nomination by a group of stockholders together constituting an Eligible Stockholder in which two or more funds that are part of the same Qualifying Fund Group are counted as one stockholder for purposes of qualifying as an Eligible Stockholder, documentation reasonably satisfactory to the Corporation that demonstrates that the funds are part of the same Qualifying Fund Group.

(H)    Additional Required Information. In addition to the information required pursuant to Section 7(G) of this Article V or any other provision of this Certificate of Incorporation, (i) the Corporation may require any proposed Proxy Access Nominee to furnish any other information (a) that may reasonably be required by the Corporation to determine whether the Proxy Access Nominee would be independent under the Independence Standards (as defined in Section 7(L) of this Article V), (b) that could be material to a reasonable stockholder’s understanding of the independence, or lack thereof, of such Proxy Access Nominee, (c) that may reasonably be required by the Corporation to determine the eligibility of such Proxy Access Nominee to serve as a director of the Corporation or (d) as may otherwise be reasonably requested, and (ii) the Corporation may require the Eligible Stockholder to furnish any other information that may reasonably be required by the Corporation to verify the Eligible Stockholder’s continuous ownership of the Required Shares for the Minimum Holding Period or compliance with this Section 7.

(I)    Supporting Statement. For each of its Proxy Access Nominees, the Eligible Stockholder may, at its option, provide to the Secretary of the Corporation, at the time the Proxy Access Notice is provided, one written statement, not to exceed 500 words, in support of such Proxy Access Nominee’s candidacy (a “Supporting Statement”). Only one Supporting Statement may be submitted by an Eligible Stockholder (including any group of stockholders together constituting an Eligible Stockholder) for each Proxy Access Nominee.

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(J)    Permitted Number of Proxy Access Nominees.

(i)    The maximum number of Proxy Access Nominees nominated by all Eligible Stockholders that will appear in the Corporation’s proxy materials with respect to an annual meeting of stockholders, shall not exceed 20%, or 25% (if the number of directors serving on the Board of Directors is less than ten), of the number of directors in office as of the last day on which a Proxy Access Notice may be delivered pursuant to this Section 7 with respect to the annual meeting, or if such amount is not a whole number, the closest whole number below 20% or 25%, as applicable (such number, as it may be adjusted pursuant to this Section 7(J), the “Permitted Number”); provided, however, that the Permitted Number shall be reduced by (a) the number of individuals who will be included in the Corporation’s proxy materials as nominees unopposed or recommended by the Board of Directors pursuant to an agreement, arrangement or other understanding with a stockholder or group of stockholders (other than any such agreement, arrangement or understanding entered into in connection with an acquisition of stock from the Corporation by such stockholder or group of stockholders), other than any such individual who at the time of the annual meeting shall have served as a director continuously as a nominee of the Board of Directors for at least two annual terms, (b) the number of individuals who were previously elected to the Board of Directors as Proxy Access Nominees at any of the preceding two annual meetings of stockholders pursuant to this Section 7 and who are re-nominated for election at such annual meeting by the Board of Directors and (c) the number of Proxy Access Nominees who were qualified for inclusion in the Corporation’s proxy materials for the current annual meeting of stockholders whom the Board of Directors decides to nominate for election to the Board of Directors.

(ii)    If one or more vacancies on the Board of Directors for any reason occur after the deadline in Section 7(F) of this Article V for delivery of the Proxy Access Notice and the Board of Directors resolves to reduce the size of the Board of Directors in connection therewith, the maximum number of Proxy Access Nominees that may be nominated by all Eligible Stockholders pursuant to this Section 7 shall be calculated based on the number of directors in office so reduced. If the number of Proxy Access Nominees submitted by Eligible Stockholders pursuant to this Section 7 exceeds this maximum number, each Eligible Stockholder will select one Proxy Access Nominee for inclusion in the Corporation’s proxy materials until the maximum number is reached, going in order of the number (largest to smallest) of shares of the Corporation each Eligible Stockholder disclosed as owned in its respective Proxy Access Notice submitted to the Corporation. If the maximum number is not reached after each Eligible Stockholder has selected one Proxy Access Nominee, this selection process will continue as many times as necessary, following the same order each time, until the maximum number is reached. Following such determination, if any Proxy Access Nominee who satisfies the eligibility requirements in this Section 7 thereafter is nominated by the Board of Directors, ceases to satisfy the eligibility requirements in this Section 7, withdraws his or her nomination or becomes unwilling to serve on the Board, no other nominee or nominees shall be included in the Corporation’s proxy materials or otherwise submitted for director election in substitution thereof with respect to the annual meeting of stockholders.

(iii)    Notwithstanding anything to the contrary contained in this Section 7, the Corporation shall not be required to include any Proxy Access Nominees in its proxy materials pursuant to this Section 7 for any annual meeting of stockholders for which the Secretary of the Corporation receives notice that a stockholder intends to nominate one or more persons for election to the Board of Directors pursuant to Section 6 of this Article V.

(K)    Correction of Defects. No information or communication provided by an Eligible Stockholder or a Proxy Access Nominee to the Corporation or its stockholders in connection with the nomination or election of Proxy Access Nominee(s) at the annual meeting shall include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading. If any such information or communications includes any such untrue statement or omission, such Eligible Stockholder or Proxy Access Nominee, as the case may be, shall promptly notify the Secretary of the Corporation of any defect in such previously provided information and of the information that is required to correct any such defect; it being understood that providing such notification shall not be deemed to limit the rights or remedies available to the Corporation relating to any such defect.

(L)    Proxy Access Nominee Eligibility. Notwithstanding anything to the contrary contained in this Section 7, the Corporation shall not be required to include in its proxy materials, pursuant to this Section 7, any Proxy Access Nominee (i) who would not (a) be an independent director under the applicable rules and listing standards of the principal U.S. securities exchanges upon which the stock of the Corporation is listed or traded, any applicable rules of the SEC or any publicly disclosed standards used by the Board of Directors in determining and disclosing the independence of the Corporation’s directors, (b) satisfy the audit, compensation or other board committee independence requirements under

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the applicable rules and listing standards of the principal U.S. securities exchanges upon which the stock of the Corporation is listed or traded, any applicable rules of the SEC or any publicly disclosed standards used by the Board of Directors in determining and disclosing the independence of the Corporation’s committee members, or (c) be a “non-employee director” under Exchange Act Rule 16b-3 or an “outside director” for the purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended (or any successor provision) (collectively, the “Independence Standards”); (ii) whose election as a member of the Board of Directors would cause the Corporation to be in violation of this Certificate of Incorporation, the By-laws, the rules and listing standards of the principal U.S. securities exchanges upon which the stock of the Corporation is listed or traded, or any applicable state or federal law, rule or regulation; (iii) who is an officer or director of a competitor, as defined in Section 8 of the Clayton Antitrust Act of 1914; (iv) who is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses) or has been convicted in such a criminal proceeding within the past ten years; or (v) who is subject to any order of the type specified in Rule 506(d) of Regulation D promulgated under the Securities Act of 1933, as amended.

(M)    Effect of Invalid Nominations. Notwithstanding anything to the contrary set forth herein, if (i) a Proxy Access Nominee or the applicable Eligible Stockholder breaches any of its agreements or representations or fails to comply with any of the requirements under this Section 7 in any material respect or (ii) a Proxy Access Nominee otherwise becomes ineligible for inclusion in the Corporation’s proxy materials pursuant to this Section 7 or dies, becomes disabled or otherwise becomes ineligible or unavailable for election at the annual meeting of stockholders, in each case as determined by the Board of Directors or the chairman of the annual meeting, (i) the Corporation may omit or, to the extent feasible, remove the information concerning such Proxy Access Nominee and the related Supporting Statement from its proxy materials and/or otherwise communicate to its stockholders that such Proxy Access Nominee will not be eligible for election at the annual meeting and shall not be required to include in its proxy materials any successor or replacement nominee proposed by the applicable Eligible Stockholder or any other Eligible Stockholder and (ii) the Board of Directors or the chairman of the meeting shall declare such nomination to be invalid and such nomination shall be disregarded notwithstanding that proxies in respect of such vote may have been received by the Corporation. In addition, if the Eligible Stockholder (or a qualified representative thereof) does not appear at the annual meeting to present any nomination pursuant to this Section 7, such nomination shall be declared invalid and disregarded as provided in the foregoing sentence.

(N)    Restrictions on Re-nominations. Any Proxy Access Nominee who is included in the Corporation’s proxy materials for a particular annual meeting of stockholders but withdraws from or becomes ineligible or unavailable for election at the annual meeting will be ineligible to be a Proxy Access Nominee pursuant to this Section 7 for the next two annual meetings of stockholders.

(O)    Board Determinations. The Board of Directors (or any other person or body duly authorized by the Board of Directors), at all times acting in good faith, shall have the power and authority to interpret this Section 7 and to make any and all determinations necessary or advisable pursuant to this Section 7.

(P)    Exclusive Method. This Section 7 shall be the exclusive method for stockholders to include nominees for director election in the Corporation’s proxy materials.

SECTION 8.    The annual meeting of stockholders of the Corporation for the election of directors and the transaction of such other business as may be brought before the meeting in accordance with this Certificate of Incorporation shall be held on the date and at the time fixed from time to time by the Board of Directors, by a resolution adopted by the affirmative vote of a majority of the Board of Directors.

SECTION 9.    Except as otherwise provided by law, at any meeting of stockholders of the Corporation the presence in person or by proxy of the holders of a majority in voting power of the outstanding stock of the Corporation entitled to vote shall constitute a quorum for the transaction of business brought before the meeting in accordance with this Certificate of Incorporation and, a quorum being present, the affirmative vote of the holders of a majority in voting power present in person or represented by proxy and entitled to vote shall be required to effect action by stockholders; provided, however, that, subject to the provisions of any class or series of Preferred Stock, the vote required for the election of directors shall be set forth in, and governed by, the By-laws.

SECTION 10.    At every meeting of stockholders, the Chairman or, in the absence of the Chairman, the Vice Chairman or, in the absence of both the Chairman and the Vice Chairman, the Chief Executive Officer or, in the absence of all such persons, such individual as shall have been designated by a resolution adopted by the affirmative vote of a majority of the Board of Directors, shall act as chairman of the meeting. The chairman of the meeting shall have sole authority to prescribe the agenda and rules of order for the conduct of such meeting of stockholders and to determine all questions arising thereat relating to the order of business and the conduct of the meeting, except as otherwise required by law.

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SECTION 11.    Any class or series of Preferred Stock may exercise the special voting rights, if any, of such class or series to elect directors upon the occurrence of certain events specified in the Certificate of Designation pursuant to which any such class or series of Preferred Stock is issued or in this Certificate of Incorporation, as the case may be, in any manner now or hereafter permitted by this Certificate of Incorporation, Delaware law or the applicable Certificate of Designation for such class or series of Preferred Stock.

SECTION 12.    The exercise by the Board of Directors of the powers conferred in this Article V shall at all times be subject to any statutory or other limitations upon such powers provided by the laws of the State of Delaware.

SECTION 13.    Members of the Board of Directors may be elected either by written ballot or by voice vote.

SECTION 14.    The Corporation may in its ~~by-laws~~By-laws confer powers upon its Board of Directors in addition to the foregoing, and in addition to the powers and authorities expressly conferred upon it by statute.

SECTION 15.    (A) Special meetings of stockholders of the Corporation may be called only (i) at the direction of (a) a majority of the entire Board of Directors, (b) the Chairman of the Board of Directors, (c) the Vice Chairman of the Board of Directors or (d) the Chief Executive Officer or (ii) by the Secretary of the Corporation at the written request of holders of record of at least 20% in voting power (the “Required Percentage”) of the outstanding capital stock of the Corporation entitled to vote on the matter or matters to be brought before the proposed special meeting (“Voting Stock”) as of the record date fixed in accordance with this Section 15 to determine the stockholders entitled to deliver a written request to call such meeting, if such request complies with the requirements set forth in this Section 15. Notwithstanding any other provision of this Certificate of Incorporation, this Section 15 shall be the exclusive means by which a special meeting of stockholders may be called, including, without limitation, a special meeting called for the election of directors.

(B)    Only a stockholder that is a holder of record of Voting Stock on the record date fixed to determine the stockholders entitled to request the call of a special meeting may submit a request to call a special meeting. Any stockholder seeking to call a special meeting to transact business shall, by written notice, signed by the stockholder or a duly authorized agent thereof, to the Secretary of the Corporation personally received at the Office of the Corporation, request that the Board of Directors fix a record date to determine the stockholders of the Corporation who are entitled to request the call of the special meeting. A written request to fix a record date shall include all of the information that must be included in a written request to call a special meeting from a stockholder, as set forth in the succeeding paragraph (C) of this Section 15. The Board of Directors may, within ~~10~~ten days of the Secretary of the Corporation’s receipt at the Office of the Corporation of a valid request to fix a record date, fix a record date to determine the stockholders entitled to request the call of a special meeting, which date shall not precede, and shall not be more than ~~10~~ten days after, the date upon which the resolution fixing the record date is adopted. If a record date is not fixed by the Board of Directors, and subject to applicable legal and regulatory requirements and the rules of any stock exchange upon which the Corporation’s securities are listed, the record date shall be the date that the first valid written request to call a special meeting is received by the Secretary of the Corporation at the Office of the Corporation with respect to the proposed business to be conducted at a special meeting. A special meeting shall be called at the request of stockholders if, and only if, written requests to call a special meeting from holders of the Required Percentage of Voting Stock are received by the Secretary of the Corporation within 60 days of the record date established as provided in this paragraph (B).

(C)    Each written request to call a special meeting shall include the following: (i) the signature of the stockholder of record, or of a duly authorized agent thereof, signing such request and the date such request was signed; (ii) a brief description of the business desired to be brought before the meeting (including the text of any resolutions proposed for consideration and, if such business includes a proposal to amend the By-laws, the language of the proposed amendment); and (iii) as to the stockholder signing such request, or on whose behalf such request was signed (such stockholder, the “party”), and any Stockholder Associated Person of such party (but excluding from this clause (iii) any Solicited Stockholder):

(~~1~~a)    the name and address of such party and each Stockholder Associated Person;

(~~2~~b)    as to each party and each Stockholder Associated Person, (~~a~~1) the class or series and number of shares of stock directly or indirectly held of record and beneficially by such party and each Stockholder Associated Person, (~~b~~2) the date such shares of stock were acquired, (~~c~~3) a description of any agreement, arrangement or understanding, direct or indirect, with respect to the business to be transacted at the special meeting between or among such party, any Stockholder Associated Person or any others (including their names) acting in concert with any of the foregoing, (~~d~~4) a description of any agreement, arrangement or understanding (including any derivative or short positions, profit interests, options, hedging transactions and borrowed or loaned shares) that has been entered into, directly or indirectly, as of the date of such party’s notice by, or on behalf of, such party or any Stockholder Associated Person, the effect or intent of which is to mitigate loss to, manage risk or benefit of share price changes for, or increase

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or decrease the voting power of such party or any Stockholder Associated Person with respect to shares of stock of the Corporation (for purposes of this paragraph, a “Derivative”), (~~e~~5) a description in reasonable detail of any proxy (including revocable proxies), contract, arrangement, understanding or other relationship pursuant to which such party or Stockholder Associated Person has a right to vote any shares of stock of the Corporation, (~~f~~6) any rights to dividends on the stock of the Corporation owned beneficially by such party or Stockholder Associated Person that are separated or separable from the underlying stock of the Corporation, (~~g~~7) any proportionate interest in stock of the Corporation or Derivatives held, directly or indirectly, by a general or limited partnership in which such party or Stockholder Associated Person is a general partner or, directly or indirectly, beneficially owns an interest in a general partner and (~~h~~8) any performance-related fees (other than an asset-based fee) that such party or Stockholder Associated Person is entitled to based on any increase or decrease in the value of stock of the Corporation or Derivatives thereof, if any, as of the date of such written request;

(~~3~~c)    all other information that would be required to be filed with the SEC if such party or any Stockholder Associated Person were a participant in a solicitation subject to Section 14 of the Exchange Act;

(~~4~~d)    any material interest of such party and any Stockholder Associated Person in any of the business proposals to be transacted at the special meeting; and

(~~5~~e)    a representation as to whether such party intends (a) to deliver a proxy statement and form of proxy to holders of at least the percentage of the Corporation’s outstanding capital stock required to approve or adopt any of the business proposals to be transacted at the special meeting or (b) otherwise to solicit proxies from stockholders in support of any such proposal (for purposes of this Section 15, a “Solicitation Statement”).

The information set forth in a request to call a special meeting shall be supplemented by such party (other than a Solicited Stockholder) by providing such supplement to the Secretary of the Corporation received at the Office of the Corporation (i) not later than five ~~(5)~~ business days after the record date for determining the stockholders entitled to notice of such special meeting so that such information is accurate as of such record date and (ii) not later than seven ~~(7)~~ business days before such special meeting so that such information is accurate as of the tenth ~~(10th)~~ business day before such meeting. “Solicited Stockholder” means any stockholder or beneficial owner that has provided a request to call a special meeting in response to a solicitation made pursuant to, and in accordance with, Section 14(a) of the Exchange Act by way of a solicitation statement filed on Schedule 14A.

(D)    A stockholder may revoke a request to call a special meeting by written revocation, signed by the stockholder or a duly authorized agent thereof, received by the Secretary of the Corporation at any time prior to the special meeting; provided, however, that if any such revocation is received by the Secretary of the Corporation after the end of the 60- day period described in the last sentence of paragraph (B) of this Section 15 and if the Secretary of the Corporation previously received unrevoked written requests from the holders of the Required Percentage of Voting Stock and, as a result of such revocation, there no longer are unrevoked requests from the Required Percentage of Voting Stock to call a special meeting, the Board of Directors shall have the discretion to determine whether or not to proceed with the special meeting. A business proposal shall not be presented for stockholder action at any special meeting if (i) any stockholder or Stockholder Associated Person who has provided a Solicitation Statement with respect to such proposal does not act in accordance with the representations set forth therein, (ii) the business proposal appeared in a written request submitted by a stockholder who did not provide the supplemental information required by the second to last sentence of Section 15(C), (iii) any stockholder or Stockholder Associated Person (other than a Solicited Stockholder) who delivered a written request, or directed that a written request be delivered, is not entitled to vote at the special meeting or does not beneficially own stock at the time of such meeting, (iv) any stockholder (other than a Solicited Stockholder) or a duly authorized agent thereof who delivered a written request, or directed that a written request be delivered, does not attend the special meeting in person or by proxy to present the business proposal to be transacted at such meeting, (v) any written request to call such meeting was made or solicited in a manner that the Board of Directors determines constituted a violation of Regulation 14A under the Exchange Act or other applicable law, or (vi) any stockholder or Stockholder Associated Person (other than a Solicited Stockholder) who delivered a written request, or directed that a written request be delivered, ceases to beneficially own, at any time after the delivery of such written request and before the special meeting is convened, at least the same number of shares of Voting Stock such stockholder or owner beneficially owned as of the record date for determining the stockholders entitled to deliver a request to call such meeting; provided, however, that the Board of Directors shall proceed with the special meeting if, despite any action or failure to act covered by clauses (ii), (iii), (iv) or (vi) of this paragraph (D), there are still in place valid requests from the Required Percentage of Voting Stock to call such special meeting.

(E)    The Corporation shall not accept, and shall consider ineffective, a written request from a stockholder to call a special meeting: (i) that does not comply with the preceding provisions of this Section 15; (ii) that relates to an item of business that is not a proper subject for stockholder action under applicable law; (iii) if an identical or substantially

B-14        The Wendy’s Company 2016 Proxy Statement

similar item of business (such item, as determined in good faith by the Board of Directors, a “Similar Item”) will be submitted for stockholder approval at any stockholder meeting to be held on or before the 120th day after the Secretary of the Corporation receives such written request (whether such meeting is called for by the Board of Directors or otherwise); (iv) if such request is received by the Secretary of the Corporation during the period commencing 90 days prior to the first anniversary of the date of the immediately preceding annual meeting of stockholders and ending on the date of the next annual meeting of stockholders; (v) if a Similar Item has been presented at the most recent annual meeting or at any special meeting held within one year prior to receipt by the Secretary of the Corporation of such request to call a special meeting; or (vi) if two or more special meetings have been called at the request of stockholders and convened within the 12-month period ending on the date of the receipt of such request by the Secretary of the Corporation. For purposes of this Section 15, the nomination, election or removal of directors shall be deemed to be a Similar Item with respect to all items of business involving the nomination, election or removal of directors, changing the size of the Board of Directors or filling vacancies or newly created directorships resulting from any increase in the authorized number of directors.

(F)    The Board of Directors shall determine the place, and fix the date and time, of any special meeting called at the request of one or more stockholders in accordance with the provisions of this Section 15. The Board of Directors may submit its own proposal or proposals for consideration at a special meeting called at the request of one or more stockholders. The record date or record dates for a special meeting shall be fixed in accordance with Section 213 (or its successor provision) of the Delaware General Corporation Law. Business transacted at any special meeting shall be limited to the purposes stated in the notice of such meeting delivered by the Corporation.

ARTICLE VI

INDEMNIFICATION

SECTION 1.    To the extent not prohibited by law, the Corporation shall indemnify any person who is or was made, or threatened to be made, a party to any threatened, pending or completed action, suit or proceeding (a “Proceeding”), whether civil, criminal, administrative or investigative, including, without limitation, an action by or in the right of the Corporation to procure a judgment in its favor, by reason of the fact that such person, or a person of whom such person is the legal representative, is or was a director or officer of the Corporation, or is or was serving in any capacity at the request of the Corporation for any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise (an “Other Entity”), against judgments, fines, penalties, excise taxes, amounts paid in settlement and costs, charges and expenses (including attorneys’ fees and disbursements). Persons who are not directors or officers of the Corporation may be similarly indemnified in respect of service to the Corporation or to an Other Entity at the request of the Corporation to the extent the Board at any time specifies that such persons are entitled to the benefits of this Article VI.

SECTION 2.    The Corporation shall, from time to time, reimburse or advance to any director or officer or other person entitled to indemnification hereunder the funds necessary for payment of expenses, including attorneys’ fees and disbursements, incurred in connection with any Proceeding, in advance of the final disposition of such Proceeding; provided, however, that, if required by the Delaware General Corporation Law, such expenses incurred by or on behalf of any director or officer or other person may be paid in advance of the final disposition of a Proceeding only upon receipt by the Corporation of an undertaking, by or on behalf of such director or officer (or other person indemnified hereunder), to repay any such amount so advanced if it shall ultimately be determined by final judicial decision from which there is no further right of appeal that such director, officer or other person is not entitled to be indemnified for such expenses.

SECTION 3.    The rights to indemnification and reimbursement or advancement of expenses provided by, or granted pursuant to, this Article VI shall not be deemed exclusive of any other rights to which a person seeking indemnification or reimbursement or advancement of expenses may have or hereafter be entitled under any statute, this Certificate of Incorporation, the By-laws, any agreement, any vote of stockholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office.

SECTION 4.    The rights to indemnification and reimbursement or advancement of expenses provided by, or granted pursuant to, this Article VI shall continue as to a person who has ceased to be a director or officer (or other person indemnified hereunder) and shall inure to the benefit of the executors, administrators, legatees and distributees of such person.

SECTION 5.    The Corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of an Other Entity, against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the Corporation would have the power to indemnify such person against such liability under the provisions of this Article VI, the By-laws or under Section 145 of the Delaware General Corporation Law or any other provision of law.

        The Wendy’s Company 2016 Proxy Statement        B-15

SECTION 6.    The provisions of this Article VI shall be a contract between the Corporation, on the one hand, and each director and officer who serves in such capacity at any time while this Article VI is in effect and any other person indemnified hereunder, on the other hand, pursuant to which the Corporation and each such director, officer, or other person intend to be legally bound. No repeal or modification of this Article VI shall affect any rights or obligations with respect to any state of facts then or theretofore existing or thereafter arising or any Proceeding theretofore or thereafter brought or threatened based in whole or in part upon any such state of facts.

SECTION 7.    The rights to indemnification and reimbursement or advancement of expenses provided by, or granted pursuant to, this Article VI shall be enforceable by any person entitled to such indemnification or reimbursement or advancement of expenses in any court of competent jurisdiction. The burden of proving that such indemnification or reimbursement or advancement of expenses is not appropriate shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, its independent legal counsel and its stockholders) to have made a determination prior to the commencement of such action that such indemnification or reimbursement or advancement of expenses is proper in the circumstances nor an actual determination by the Corporation (including its Board of Directors, its independent legal counsel and its stockholders) that such person is not entitled to such indemnification or reimbursement or advancement of expenses shall constitute a defense to the action or create a presumption that such person is not so entitled. Such a person shall also be indemnified for any expenses incurred in connection with successfully establishing his or her right to such indemnification or reimbursement or advancement of expenses, in whole or in part, in any such Proceeding.

SECTION 8.    Any director or officer of the Corporation serving in any capacity (a) another corporation of which a majority of the shares entitled to vote in the election of its directors is held, directly or indirectly, by the Corporation or (b) any employee benefit plan of the Corporation or any corporation referred to in clause (a) shall be deemed to be doing so at the request of the Corporation.

SECTION 9.    Any person entitled to be indemnified or to reimbursement or advancement of expenses as a matter of right pursuant to this Article VI may elect to have the right to indemnification or reimbursement or advancement of expenses interpreted on the basis of the applicable law in effect at the time of the occurrence of the event or events giving rise to the applicable Proceeding, to the extent permitted by law, or on the basis of the applicable law in effect at the time such indemnification or reimbursement or advancement of expenses is sought. Such election shall be made, by a notice in writing to the Corporation, at the time indemnification or reimbursement or advancement of expenses is sought; provided, however, that if no such notice is given, the right to indemnification or reimbursement or advancement of expenses shall be determined by the law in effect at the time indemnification or reimbursement or advancement of expenses is sought.

ARTICLE VII

LIMITATION ON LIABILITY OF DIRECTORS

SECTION 1.    A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (~~i~~A) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (~~ii~~B) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (~~iii~~C) under Section 174 of the Delaware General Corporation Law, or (~~iv~~D) for any transaction from which the director derived any improper personal benefit. If the Delaware General Corporation Law is amended after approval by the stockholders of this Article VII to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent authorized by the Delaware General Corporation Law, as so amended.

SECTION 2.    Any repeal or modification of the foregoing paragraph by the stockholders of the Corporation shall be prospective only and shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

ARTICLE VIII

ADOPTION, AMENDMENT AND/OR REPEAL OF BY-LAWS

The Board of Directors may from time to time (after adoption by the undersigned of the original By-laws) make, alter or repeal the By-laws by a vote of two-thirds of the entire Board of Directors that would be in office if no vacancy existed, whether or not present at a meeting; provided, however, that any By-laws made, amended or repealed by the Board of Directors may be amended or repealed, and any By-laws may be made, by the stockholders of the Corporation by vote of a majority of the holders of shares of stock of the Corporation entitled to vote in the election of directors of the Corporation. Notwithstanding the foregoing, the Board of Directors shall not have the power or authority to amend, alter or repeal Section 3 of Article I of the Corporation’s By-laws.

B-16        The Wendy’s Company 2016 Proxy Statement

THE WENDY’S COMPANY ONE DAVE THOMAS BOULEVARD DUBLIN, OHIO 43017

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions up until 11:59 p.m. (EDT) on May 25, 2016. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY TELEPHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. (EDT) on May 25, 2016. Have your proxy card in hand when you call and follow the instructions provided.
VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by The Wendy’s Company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards, notices of Internet availability and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
E05765-P77431	KEEP THIS PORTION FOR YOUR RECORDS
— — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — –

DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

THE WENDY’S COMPANY
The Board of Directors recommends that you vote FOR the election of each of the director nominees named below:

1.	Election of Directors
	Nominees:		For	Against	Abstain

	1a.	Nelson Peltz	☐	☐	☐

	1b.	Peter W. May	☐	☐	☐

	1c.	Emil J. Brolick	☐	☐	☐

	1d.	Janet Hill	☐	☐	☐

	1e.	Dennis M. Kass	☐	☐	☐

	1f.	Joseph A. Levato	☐	☐	☐

	1g.	Michelle J. Mathews-Spradlin	☐	☐	☐

	1h.	Matthew H. Peltz	☐	☐	☐

	1i.	Todd A. Penegor	☐	☐	☐

	1j.	Peter H. Rothschild	☐	☐	☐

	1k.	Arthur B. Winkleblack	☐	☐	☐

			Yes	No

Please indicate if you plan to attend this meeting.			☐	☐

The Board of Directors recommends that you vote FOR proposals 2, 3 and 4:		For	Against	Abstain
2.	Approval of amendments to the Company’s Certificate of Incorporation to provide stockholders with a “proxy access” right.	☐	☐	☐

3.	Ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for 2016.	☐	☐	☐

4.	Advisory resolution to approve executive compensation.	☐	☐	☐

For address change and/or comments, please mark this box and write them on the reverse side where indicated.	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, trustee, guardian or other fiduciary, please give full title as such. Joint owners must each sign. If shares are held by a corporation, partnership or other entity, please sign in full entity name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

ADMISSION TICKET

THE WENDY’S COMPANY

2016 ANNUAL MEETING OF STOCKHOLDERS

Thursday, May 26, 2016

10:00 a.m. (EDT)

The Wendy’s Company

Thomas Conference Center

One Dave Thomas Boulevard

Dublin, Ohio 43017

This is your admission ticket to the meeting. If you plan to attend the meeting in person, you will be required to present this admission ticket and a valid government-issued photo identification. This ticket admits only the stockholder listed on the reverse side and is not transferable. Further instructions for attending the meeting are contained in the Proxy Statement.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice of Annual Meeting, Proxy Statement and Annual Report to Stockholders are available at www.proxyvote.com.

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E05766-P77431

THE WENDY’S COMPANY

2016 ANNUAL MEETING OF STOCKHOLDERS

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE WENDY’S COMPANY

FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 26, 2016

The undersigned hereby appoints Emil J. Brolick, Todd A. Penegor and Dana Klein, and each of them, with full power of substitution, as lawful agents and proxies, to vote all the shares of common stock of The Wendy’s Company (the “Company”) that the undersigned is entitled to vote at the 2016 Annual Meeting of Stockholders of the Company to be held at the Thomas Conference Center located at the Company’s corporate offices, One Dave Thomas Boulevard, Dublin, Ohio 43017, on Thursday, May 26, 2016, at 10:00 a.m. (EDT), and any adjournment or postponement thereof, upon the matters set forth herein, and in their discretion upon such other matters as may properly come before the meeting.

This proxy, if signed, dated and returned, will be voted as specified on the reverse side by the undersigned. If this proxy is signed, dated and returned without specifications, the shares will be voted FOR the election of each of the director nominees listed on the reverse side (proposal 1) and FOR proposals 2, 3 and 4.

All proxies previously given or executed by the undersigned with respect to the shares of common stock represented by this proxy are hereby revoked. The undersigned acknowledges receipt of the accompanying Notice of 2016 Annual Meeting of Stockholders, Proxy Statement for the 2016 Annual Meeting of Stockholders and 2015 Annual Report to Stockholders.

IMPORTANT - This proxy must be signed and dated on the reverse side.

If you vote by telephone or via the Internet, please DO NOT mail back this proxy card.

Proxies submitted by telephone or via the Internet must be received by 11:59 p.m. (EDT) on May 25, 2016.

Address change/comments:

(If you provide any address change and/or comments above, please mark the corresponding box on the reverse side.) Continued and to be signed on reverse side